                                                                   EXHIBIT 10.15



                             AMENDED AND RESTATED
                        FINANCING AND SECURITY AGREEMENT

                                  by and among

                            REUNION INDUSTRIES, INC.

                                  as Borrower

                                      and

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                                    as Agent

                                      and

                BANK OF AMERICA, NATIONAL ASSOCIATION AND OTHERS

                               as Formula Lenders

                                      and

                BANK OF AMERICA, NATIONAL ASSOCIATION AND OTHERS

                             as Term Loan B Lenders

                          Dated as of:  March 16, 2000

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................    1
     Section 1.1 Certain Defined Terms............................................................    1
     Section 1.2 Accounting Terms and Other Definitional Provisions...............................   32
ARTICLE 2 THE CREDIT FACILITIES...................................................................   33
     Section 2.1 The Revolving Credit Facility....................................................   33
          2.1.1 Revolving Credit Facility.........................................................   33
          2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans...   34
          2.1.3 Borrowing Base....................................................................   34
          2.1.4 Borrowing Base Report.............................................................   35
          2.1.5 Revolving Credit Notes............................................................   36
          2.1.6 Mandatory Prepayments of Revolving Loan...........................................   36
          2.1.7 Optional Prepayments of Revolving Loan............................................   36
          2.1.8 The Collateral Account............................................................   36
          2.1.9 Revolving Loan Account............................................................   37
          2.1.10 Revolving Credit Unused Line Fee.................................................   38
          2.1.11 Early Termination Fee............................................................   38
          2.1.12 Required Availability under the Revolving Credit Facility........................   38
          2.1.13 Right of Agent to Demand Payment and Terminate Revolving Credit Facility.........   38
     Section 2.2 The Letter of Credit Facility....................................................   39
          2.2.1 Letters of Credit.................................................................   39
          2.2.2 Terms of Letters of Credit........................................................   39
          2.2.3 Procedures for Letters of Credit..................................................   40
          2.2.4 Payments of Letters of Credit.....................................................   40
          2.2.5 Participations....................................................................   41
          2.2.6 Recovery or Avoidance of Payments.................................................   42
          2.2.7 Compensation for Letters of Credit................................................   42
          2.2.8 Indemnification; Exoneration; Power of Attorney...................................   43
          2.2.9 Supporting Letter of Credit; Cash Collateral......................................   44
          2.2.10 Change in Law; Increased Cost....................................................   45
     Section 2.3 The Term Loan A Facility.........................................................   45
          2.3.1 Term Loan A Commitments...........................................................   45
          2.3.2 The Term Loan A Notes.............................................................   45
          2.3.3 Scheduled Payments of Term Loan A.................................................   46
          2.3.4 Optional Prepayments of Term Loan A...............................................   46
          2.3.5 Mandatory Prepayments of Term Loan A..............................................   46
     Section 2.4 The Term Loan B Facility.........................................................   46
          2.4.1 Term Loan B Commitments...........................................................   46
          2.4.2 The Term Loan B Notes.............................................................   47
          2.4.3 Scheduled Payments of Term Loan B.................................................   47
          2.4.4 Optional Prepayments of Term Loan B...............................................   47
          2.4.5 Mandatory Prepayments of Term Loan B..............................................   47
     Section 2.5 The Capital Expenditure Line Facility............................................   48
          2.5.1 Capital Expenditure Line Facility.................................................   48
          2.5.2 Procedure for Making Advances Under the Capital Expenditure Line..................   49
          2.5.3 Capital Expenditure Line Notes....................................................   49
          2.5.4 Payments of Capital Expenditure Line..............................................   50
          2.5.5 Optional Prepayments of Capital Expenditure Line..................................   50

          2.5.6 Application of Capital Expenditure Line Partial Prepayments.......................   50
     Section 2.6 Interest.........................................................................   50
          2.6.1 Applicable Interest Rates.........................................................   50
          2.6.2 Selection of Interest Rates.......................................................   51
          2.6.3 Inability to Determine LIBOR Base Rate............................................   52
          2.6.4 Indemnity.........................................................................   53
          2.6.5 Payment of Interest...............................................................   54
     Section 2.7 General Financing Provisions.....................................................   55
          2.7.1 Lender Authorizations.............................................................   55
          2.7.2 Use of Proceeds of the Loans......................................................   55
          2.7.3 Closing Fees......................................................................   55
          2.7.4 Agency/Field Examination Fee......................................................   55
          2.7.5 Computation of Interest and Fees..................................................   56
          2.7.6 Payments..........................................................................   56
          2.7.7 Liens; Setoff.....................................................................   56
          2.7.8 Requirements of Law...............................................................   57
          2.7.9 Funds Transfer Services...........................................................   57
          2.7.10 Mandatory Application of Net Proceeds............................................   58
     Section 2.8 Settlement Among Lenders.........................................................   59
          2.8.1 Revolving Loan....................................................................   59
          2.8.2 Settlement Procedures as to Revolving Loan........................................   59
          2.8.3 Term Loan A.......................................................................   61
          2.8.4 Term Loan B.......................................................................   61
          2.8.5 Capital Expenditure Loan..........................................................   61
          2.8.6 Settlement of Other Obligations...................................................   62
          2.8.7 Presumption of Payment............................................................   62
          2.8.8 Tax Withholding Clause............................................................   63
     Section 2.9 Amendment and Restatement........................................................   64

ARTICLE 3 THE COLLATERAL..........................................................................   64
     Section 3.1 Debt and Obligations Secured.....................................................   64
     Section 3.2 Grant of Liens...................................................................   64
     Section 3.3 Collateral Disclosure List.......................................................   65
     Section 3.4 Personal Property................................................................   65
          3.4.1 Securities, Instruments Chattel Paper, Promissory Notes, etc......................   65
          3.4.2 Intellectual Property.............................................................   65
     Section 3.5 Record Searches..................................................................   66
     Section 3.6 Real Estate......................................................................   66
     Section 3.7 Costs............................................................................   67
     Section 3.8 Release..........................................................................   67
     Section 3.9 Inconsistent Provisions..........................................................   67

ARTICLE 4 REPRESENTATIONS AND WARRANTIES..........................................................   68
     Section 4.1 Representations and Warranties...................................................   68
          4.1.1 Subsidiaries......................................................................   68
          4.1.2 Good Standing.....................................................................   68
          4.1.3 Power and Authority...............................................................   68
          4.1.4 Binding Agreements................................................................   68
          4.1.5 No Conflicts......................................................................   68
          4.1.6 No Defaults, Violations...........................................................   69
          4.1.7 Compliance with Laws..............................................................   69
          4.1.8 Margin Stock......................................................................   69
          4.1.9 Investment Company Act; Margin Securities.........................................   69
          4.1.10 Litigation.......................................................................   69

          4.1.11 Financial Condition of Borrower..................................................   70
          4.1.12 Proforma Financial Statements....................................................   70
          4.1.13 Full Disclosure..................................................................   70
          4.1.14 Solvency.........................................................................   71
          4.1.15 Indebtedness for Borrowed Money..................................................   71
          4.1.16 Taxes............................................................................   71
          4.1.17 ERISA............................................................................   71
          4.1.18 Title to Properties..............................................................   72
          4.1.19 Patents, Trademarks, Etc.........................................................   72
          4.1.20 Employee Relations...............................................................   72
          4.1.21 Presence of Hazardous Materials or Hazardous Materials Contamination.............   72
          4.1.22 Perfection and Priority of Collateral............................................   73
          4.1.23 Places of Business and Location of Collateral....................................   73
          4.1.24 Business Names and Addresses.....................................................   73
          4.1.25 Equipment........................................................................   73
          4.1.26 Inventory........................................................................   73
          4.1.27 Accounts.........................................................................   73
          4.1.28 Compliance with Eligibility Standards............................................   74
          4.1.29 Chatwins Merger..................................................................   74
          4.1.30 Oneida Merger....................................................................   74
          4.1.31 King-Way Merger..................................................................   74
          4.1.32 Year 2000 Compliance.............................................................   75
     Section 4.2 Survival; Updates of Representations and Warranties..............................   75

ARTICLE 5 CONDITIONS PRECEDENT....................................................................   75
     Section 5.1 Conditions to the Initial Advance and Initial Letter of Credit...................   75
          5.1.1 Organizational Documents..........................................................   75
          5.1.2 Opinions of Counsel...............................................................   76
          5.1.3 Consents, Licenses, Approvals, Etc................................................   76
          5.1.4 Notes.............................................................................   76
          5.1.5 Financing Documents and Collateral................................................   76
          5.1.6 Other Financing Documents.........................................................   76
          5.1.7 Other Documents, Etc..............................................................   77
          5.1.8 Payment of Fees...................................................................   77
          5.1.9 Collateral Disclosure List........................................................   77
          5.1.10 Recordings and Filings...........................................................   77
          5.1.11 Insurance Certificate............................................................   77
          5.1.12 Landlord's Waivers...............................................................   77
          5.1.13 Bailee Acknowledgments...........................................................   77
          5.1.14 Field Examination; Appraisals....................................................   77
          5.1.15 Environmental Reports............................................................   78
          5.1.16 Title Work.......................................................................   78
          5.1.17 Surveys..........................................................................   78
          5.1.18 Proforma Balance Sheet and Projections...........................................   78
          5.1.19 Material Adverse Change..........................................................   78
          5.1.20 Collateral Account, Lockbox, etc.................................................   78
          5.1.21 Minimum Required Availability at Closing.........................................   78
          5.1.22 Indenture........................................................................   79
          5.1.23 Mergers..........................................................................   79
          5.1.24 Completion of Schedules..........................................................   79
     Section 5.2 Conditions to all Extensions of Credit...........................................   79
          5.2.1 Borrowing Base; Other Conditions..................................................   79
          5.2.2 Default...........................................................................   79

          5.2.3 Representations and Warranties....................................................   79
          5.2.4 Legal Matters.....................................................................   80
          5.2.5 Adverse Change....................................................................   80

ARTICLE 6 COVENANTS OF THE BORROWER...............................................................   80
     Section 6.1 Affirmative Covenants............................................................   80
          6.1.1 Financial Statements..............................................................   80
          6.1.2 Reports to SEC and to Stockholders................................................   81
          6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.......................   82
          6.1.4 Legal Existence...................................................................   83
          6.1.5 Compliance with Laws..............................................................   83
          6.1.6 Preservation of Properties........................................................   83
          6.1.7 Line of Business..................................................................   83
          6.1.8 Insurance.........................................................................   83
          6.1.9 Taxes.............................................................................   84
          6.1.10 ERISA............................................................................   84
          6.1.11 Notification of Events of Default and Adverse Developments.......................   84
          6.1.12 Hazardous Materials; Contamination...............................................   85
          6.1.13 Disclosure of Significant Transactions...........................................   86
          6.1.14 Financial Covenants..............................................................   86
          6.1.15 Collection of Receivables........................................................   87
          6.1.16 Assignments of Receivables.......................................................   87
          6.1.17 Government Accounts..............................................................   87
          6.1.18 Notice of Returned Goods, etc....................................................   88
          6.1.19 Inventory........................................................................   88
          6.1.20 Defense of Title and Further Assurances..........................................   88
          6.1.21 Equipment........................................................................   89
          6.1.22 Business Names; Locations........................................................   89
          6.1.23 Subsequent Opinion of Counsel as to Recording Requirements.......................   89
          6.1.24 Use of Premises and Equipment....................................................   89
          6.1.25 Protection of Collateral.........................................................   90
          6.1.26 Retention of Investment Banking Firm.............................................   90
     Section 6.2 Negative Covenants...............................................................   90
          6.2.1 Merger, Acquisition or Sale of Assets.............................................   90
          6.2.2 Subsidiaries......................................................................   90
          6.2.3 Purchase or Redemption of Securities, Dividend Restrictions.......................   91
          6.2.4 Indebtedness......................................................................   92
          6.2.5 Investments, Loans and Other Transactions.........................................   93
          6.2.6 Stock of Subsidiaries.............................................................   94
          6.2.7 Liens.............................................................................   94
          6.2.8 Disposition of Assets.............................................................   94
          6.2.9 Transactions with Affiliates......................................................   94
          6.2.10 Other Business...................................................................   95
          6.2.11 ERISA Compliance.................................................................   95
          6.2.12 Prohibition on Hazardous Materials...............................................   95
          6.2.13 Method of Accounting; Fiscal Year................................................   95
          6.2.14 Compensation.....................................................................   95
          6.2.15 Transfer of Collateral...........................................................   96
          6.2.16 Sale and Leaseback...............................................................   96
          6.2.17 Capital Expenditures.............................................................   96
          6.2.18 Amendments to Indenture..........................................................   96

ARTICLE 7 DEFAULT AND RIGHTS AND REMEDIES.........................................................   96
     Section 7.1 Events of Default................................................................   96

          7.1.1 Failure to Pay....................................................................   97
          7.1.2 Breach of Representations and Warranties..........................................   97
          7.1.3 Failure to Comply with Certain Covenants..........................................   97
          7.1.4 Failure to Comply with Other Covenants............................................   97
          7.1.5 Default Under Other Financing Documents or Obligations............................   97
          7.1.6 Receiver; Bankruptcy..............................................................   97
          7.1.7 Involuntary Bankruptcy, etc.......................................................   98
          7.1.8 Judgment..........................................................................   98
          7.1.9 Execution; Attachment.............................................................   98
          7.1.10 Default Under Indenture..........................................................   98
          7.1.11 Default Under Other Borrowings...................................................   98
          7.1.12 Challenge to Agreements..........................................................   99
          7.1.13 Material Adverse Change..........................................................   99
          7.1.14 Change in Control................................................................   99
          7.1.15 Liquidation, Termination, Dissolution, etc.......................................   99
          7.1.16 Criminal Proceedings.............................................................   99
     Section 7.2 Remedies.........................................................................   99
          7.2.1 Acceleration......................................................................   99
          7.2.2 Further Advances..................................................................   99
          7.2.3 Uniform Commercial Code...........................................................  100
          7.2.4 Specific Rights With Regard to Collateral.........................................  100
          7.2.5 Application of Proceeds; Certain Intercreditor Provisions.........................  101
          7.2.6 Performance by Agent..............................................................  102
          7.2.7 Other Remedies....................................................................  103

ARTICLE 8 THE AGENT...............................................................................  103
     Section 8.1 Appointment......................................................................  103
     Section 8.2 Nature of Duties.................................................................  103
          8.2.1 In General........................................................................  103
          8.2.2 Express Authorization.............................................................  104
     Section 8.3 Rights, Exculpation, Etc.........................................................  104
     Section 8.4 Reliance.........................................................................  105
     Section 8.5 Indemnification..................................................................  105
     Section 8.6 BANA Individually................................................................  106
     Section 8.7 Successor Agent..................................................................  106
          8.7.1 Affiliate Successor...............................................................  106
          8.7.2 Resignation.......................................................................  106
          8.7.3 Appointment of Successor..........................................................  106
          8.7.4 Successor Agent...................................................................  106
     Section 8.8 Collateral Matters...............................................................  107
          8.8.1 Release of Collateral.............................................................  107
          8.8.2 Confirmation of Authority; Execution of Releases..................................  107
          8.8.3 Absence of Duty...................................................................  108
     Section 8.9 Agency for Perfection............................................................  108
     Section 8.10 Exercise of Remedies............................................................  108
     Section 8.11 Consents........................................................................  108
          8.11.1 When Deemed to Have Been Given...................................................  108
          8.11.2 Denial of Consent................................................................  108
     Section 8.12 Dissemination of Information....................................................  109
     Section 8.13 Discretionary Advances..........................................................  109

ARTICLE 9 MISCELLANEOUS...........................................................................  109
     Section 9.1 Notices..........................................................................  109
     Section 9.2 Amendments; Waivers..............................................................  110

          9.2.1 In General........................................................................  110
          9.2.2 Circumstances Where Consent of Certain Lenders is Required........................  111
     Section 9.3 Cumulative Remedies..............................................................  112
     Section 9.4 Severability.....................................................................  113
     Section 9.5 Assignments by Lenders...........................................................  113
     Section 9.6 Participations by Lenders........................................................  114
     Section 9.7 Successors and Assigns...........................................................  114
     Section 9.8 Continuing Agreements............................................................  114
     Section 9.9 Enforcement Costs................................................................  114
     Section 9.10 Applicable Law; Jurisdiction....................................................  115
          9.10.1 Applicable Law...................................................................  115
          9.10.2 Jurisdiction.....................................................................  115
          9.10.3 Consent to Service of Process....................................................  115
     Section 9.11 Duplicate Originals and Counterparts............................................  115
     Section 9.12 Headings........................................................................  116
     Section 9.13 No Agency.......................................................................  116
     Section 9.14 Date of Payment.................................................................  116
     Section 9.15 Entire Agreement................................................................  116
     Section 9.16 Waiver of Trial by Jury.........................................................  116
     Section 9.17 Liability of the Agent and the Lenders..........................................  117
     Section 9.18 Indemnification.................................................................  117
     Section 9.19 Waiver of Consequential Damages.................................................  117
     Section 9.20 Syndication.....................................................................  117

                                    EXHIBITS

Exhibit "A"      -- FORM OF BORROWING BASE REPORT

Exhibit "B"      -- FORM OF REVOLVING CREDIT NOTE

Exhibit "C-1"    -- FORM OF TERM LOAN A NOTE

Exhibit "C-2"    -- FORM OF TERM LOAN B NOTE

Exhibit "D-1"    -- FORM OF CAPITAL EXPENDITURE LINE NOTE

Exhibit "D-2"    -- FORM OF CAPEX LINE INSTALLMENT PAYMENT SCHEDULE

Exhibit "E"      -- WIRE TRANSFER PROCEDURES

Exhibit "F"      -- FORM OF COMPLIANCE CERTIFICATE

Exhibit "G-1"    -- FORM OF BAILEE WAIVER

Exhibit "G-2"    -- FORM OF LANDLORD WAIVER

Exhibit "H"      -- COLLATERAL ASSIGNMENT OF LIFE INSURANCE

Exhibit "I"      -- FORM OF LENDER'S LOSS PAYABLE ENDORSEMENT

Exhibit "J-1"    -- MORTGAGE (SILER CITY, NORTH CAROLINA)

Exhibit "J-2"    -- MORTGAGE (LAFAYETTE, INDIANA)

Exhibit "J-3"    -- MORTGAGE (NEW YORK)

Exhibit "J-4"    -- MORTGAGE (ALLIANCE, OHIO)

Exhibit "J-5"    -- MORTGAGE (MCKEESPORT, PENNSYLVANIA)

Exhibit "J-6"    -- MORTGAGE (CHICAGO, ILLINOIS)

Exhibit "J-7"    -- MORTGAGE (MILWAUKEE, WISCONSIN)

Exhibit "J-8"    -- MORTGAGE (MIAMI, OKLAHOMA)

Exhibit "K"      -- PLEDGED POLICIES

Exhibit "L-1"    -- PLEDGE AGREEMENT--CPS STOCK

Exhibit "L-2"    -- PLEDGE AGREEMENT--CPS DEBT SECURITIES

Exhibit "L-3"    -- PLEDGE AGREEMENT--SUBSIDIARY SECURITIES

Exhibit "M-1"    -- BRADLEY SUBORDINATION AGREEMENT

Exhibit "M-2"    -- STANWICH SUBORDINATION AGREEMENT

Exhibit "N"      -- ESCROW LETTER

                                   SCHEDULES

Schedule 1.1(n)  -- Permitted Foreign Account Debtors

Schedule 4.1.15  -- Indebtedness for Borrowed Money

Schedule 4.1.20  -- Employee Relations

Schedule 4.1.23  -- Liens

Schedule 5.1.19  -- Financial Statements

Schedule 6.2.4   -- Indebtedness

Schedule 6.2.5   -- Investments

Schedule 6.2.8   -- Permitted Asset Dispositions

Schedule 6.2.9   -- Affiliate Transactions

Schedule 6.2.14  -- Compensation

                              AMENDED AND RESTATED
                        FINANCING AND SECURITY AGREEMENT


          THIS AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT is made as of this 16th day of March, 2000 by and between REUNION INDUSTRIES, INC., a Delaware corporation ("Borrower"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("BANA"), and each other financial institution that is a party to this Agreement from time to time, whether by execution of this Agreement or otherwise (collectively, the "Lenders" and individually, a "Lender" (which terms shall include both Formula Lenders and Term Loan B Lenders)), and BANK OF AMERICA, NATIONAL ASSOCIATION a national banking association, in its capacity as both collateral and administrative agent for each of the Lenders (the "Agent").

                                    RECITALS

          A. Chatwins Group, Inc., a Delaware corporation, and BANA (formerly known as NationsBank, N.A.) entered into that certain Financing and Security Agreement, dated as of October 30, 1998 (the "Original Financing Agreement").

          B. Chatwins Group, Inc. entered into an Amended and Restated Merger Agreement, dated as of July 28, 1999, with Reunion Industries, Inc., a Delaware corporation, pursuant to which Chatwins Group, Inc. will on the Closing Date merge with and into Reunion Industries, Inc., with Reunion Industries, Inc. surviving.

          C. Borrower, as survivor of the merger described in paragraph B above, has applied to BANA to amend and restate the Original Financing Agreement to, among other things, become a syndicated credit with facilities consisting of
(i) a revolving credit facility in the maximum principal amount of $39,000,000, including the Letter of Credit Obligations (as defined below) which shall not exceed $10,000,000 in the aggregate, (ii) a term loan A facility in the maximum principal amount of $25,800,000, (iii) a term loan B facility in the maximum principal amount of $5,000,000, and (iv) a capital expenditure line facility in the maximum principal amount of $2,700,000, all to be used by the Borrower for the Permitted Uses described in this Agreement.

          D. The Lenders severally are willing to make those credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that (a) the Original Financing Agreement is hereby reaffirmed and all its terms and conditions are ratified through and including the Closing Date and (b) from and after the Closing Date, the Original Financing Agreement shall be, and the same hereby is, amended and restated in its entirety to read as set forth herein:



                           ARTICLE 1   DEFINITIONS


     Section 1.1    Certain Defined Terms.

          As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

          "Account" individually and "Accounts" collectively mean all accounts now owned or hereafter created or acquired by Borrower, including, without limitation, all of the following now owned or hereafter created or acquired by
Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services;
(b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services, including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of Borrower); (e) uncertificated securities; and (f) letters of credit securing or providing for payment of any of the foregoing.

          "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

          "Affiliate" means, with respect to any designated Person, any other Person, (i) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (iii) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

          "Agent's Obligations" means any and all Obligations payable solely to and for the exclusive benefit of the Agent by the Borrower under the terms of this Agreement and/or any other Financing Documents, including without limitation the Closing Fee and the Agency Fee.

          "Agreement" means this Amended and Restated Financing and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time in writing in accordance with the provisions of Section 9.2 of this Agreement.

          "Amortization Reduction Event" means the first date as of which the aggregate amounts applied to the Term Loan A under Sections 2.3.5 (Mandatory Prepayments of Term Loan A.) and 2.7.10(b) (Mandatory Application of Net Proceeds.) equals or exceeds $5,000,000.

          "Applicable Interest Rate" means (i) the LIBOR Rate, or (ii) the Base Rate.

          "Applicable Base Rate Margin" means (i) from the Closing Date until the first Applicable Margin Adjustment Date, for each Base Rate Revolving Loan, a rate equal to 0.50% per annum, and for each Base Rate Term Loan and each Base Rate Capital Expenditure Loan, a rate equal to 0.75% per annum and (ii) thereafter, a per annum rate which shall adjust as of each Applicable Margin Adjustment Date based on the ratio of Borrower's Funded Debt to EBITDA for the Testing Period ending on the last day of the calendar quarter immediately preceding such Applicable Margin Adjustment Date, as determined by the Agent, in its sole discretion, from the monthly reports required by Section 6.1.1(c) (Monthly Statements and Certificates) (or, with respect to Applicable March 31 Margin Adjustment Dates, the annual reports required by Section 6.1.1(a)), in accordance with the following table:

                                            Applicable Margin    Applicable Margin      Applicable
       Funded Debt to EBITDA Ratio            for Base Rate        for Base Rate      Margin for Base
                                             Revolving Loans          Capital         Rate Term Loans
                                                                 Expenditure Loans
-----------------------------------------------------------------------------------------------------
Less than or equal to 3.0 to 1.0                          0.0%                 0.0%               0.0%
-----------------------------------------------------------------------------------------------------
Greater than 3.0 to 1.0 but less than or                  0.0%                 0.5%               0.5%
 equal to 3.5 to 1.0
-----------------------------------------------------------------------------------------------------
Greater than 3.5 to 1.0 but less than or                  0.5%                 0.5%               0.5%
 equal to 4.0 to 1.0
-----------------------------------------------------------------------------------------------------
Greater than 4.0 to 1.0 but less than or                  0.5%                0.75%              0.75%
 equal to 4.5 to 1.0
-----------------------------------------------------------------------------------------------------
Greater than 4.5 to 1.0                                  0.75%                1.00%              1.00%
-----------------------------------------------------------------------------------------------------

          "Applicable LIBOR Margin" (i) from the Closing Date through the first Applicable Margin Adjustment Date, for each LIBOR Revolving Loan, a rate equal to 2.75% per annum, and for each LIBOR Term Loan and each LIBOR Capital Expenditure Loan, a rate equal to 3.00% per annum and (ii) thereafter, a per annum rate which shall adjust as of each Applicable Margin Adjustment Date based on the ratio of Borrower's Funded Debt to EBITDA for the Testing Period ending on the last day of the calendar quarter immediately preceding such Applicable Margin Adjustment Date, as determined by the Agent, in its sole discretion, from the monthly reports required by Section 6.1.1(c) (Monthly Statements and Certificates) (or, with respect to Applicable March 31 Margin Adjustment Dates, the annual reports required by Section 6.1.1(a)), in accordance with the following table:

                                            Applicable Margin    Applicable Margin      Applicable
       Funded Debt to EBITDA Ratio              for LIBOR        for LIBOR Capital   Margin for LIBOR
                                             Revolving Loans     Expenditure Loans      Term Loans
-----------------------------------------------------------------------------------------------------
Less than or equal to 3.0 to 1.0                         1.75%                 2.0%               2.0%
-----------------------------------------------------------------------------------------------------
Greater than 3.0 to 1.0 but less than or                  2.0%                2.25%              2.25%
 equal to 3.5 to 1.0
-----------------------------------------------------------------------------------------------------
Greater than 3.5 to 1.0 but less than or                 2.25%                2.50%              2.50%
 equal to 4.0 to 1.0
-----------------------------------------------------------------------------------------------------
Greater than 4.0 to 1.0 but less than or                 2.50%                2.75%              2.75%
 equal to 4.5 to 1.0
-----------------------------------------------------------------------------------------------------
Greater than 4.5 to 1.0                                  2.75%                3.00%              3.00%
-----------------------------------------------------------------------------------------------------

          "Applicable Margin" means (i) with respect to Base Rate Loans, the Applicable Base Rate Margin, and (ii) with respect to LIBOR Loans, the Applicable LIBOR Margin.

          "Applicable Margin Adjustment Date" means each March 31, June 30, September 30, and December 31, commencing with March 31, 2001.

          "Asset Disposition" means the disposition of any or all of the Assets of the Borrower or any Subsidiary of the Borrower, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than sales of Inventory in the ordinary course of business.

          "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "Bailee Waiver" means a bailee estoppel letter substantially in the form attached hereto as Exhibit "G-1" and incorporated herein by reference.

          "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time, and any successor Laws.

          "Base Rate" means the sum of (i) the greater of (A) the Prime Rate, and (B) the rate which is 0.5% in excess of the Federal Funds Rate plus (ii) the Applicable Margin.

          "Base Rate Capital Expenditure Loan" means an advance under the Capital Expenditure Line during any period in which it bears interest based on the Base Rate.

          "Base Rate Loans" means, collectively, the Base Rate Revolving Loans, the Base Rate Term Loans and the Base Rate Capital Expenditure Loans.

          "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

          "Base Rate Term Loan" means any portion of the Term Loan A during any period in which such portion bears interest based on the Base Rate.

          "Borrower" means the "Borrower" described in the preamble of this Agreement.

          "Borrowing" or "Borrowings" means a borrowing hereunder consisting of an advance under the Revolving Credit Facility, the Term Loan Facility or the Capital Expenditure Line Facility.

          "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).

          "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

          "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

          "Bradley Subordination Agreement" means a Subordination Agreement executed by Charles E. Bradley, Sr. with respect to all indebtedness owing from the Borrower to Charles E. Bradley, substantially in the form attached hereto as Exhibit "M-1" and incorporated herein by reference.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Illinois are authorized or required to close.

          "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

          "Capital Expenditure Line" has the meaning described in Section 2.5.1 (Capital Expenditure Line Facility).

          "Capital Expenditure Line Commitment" and "Capital Expenditure Line Commitments" have the meanings described in Section 2.5.1 (Capital Expenditure Line Facility).

          "Capital Expenditure Line Commitment Period" means the period of time from the date on which the Borrower has repaid or prepaid $500,000 or more in principal amount of the Term Loans to the Capital Expenditure Line Termination Date.

          "Capital Expenditure Line Committed Amount" has the meaning described in Section 2.5.1 (Capital Expenditure Line Facility).

          "Capital Expenditure Line Expiration Date" means the Revolving Credit Expiration Date.

          "Capital Expenditure Line Facility" means the facility established by the Formula Lenders pursuant to Section 2.5 (Capital Expenditure Line Facility).

          "Capital Expenditure Line Installment Payment Schedule" has the meaning described in Section 2.5.4 (Payments of Capital Expenditure Line).

          "Capital Expenditure Line Note" and "Capital Expenditure Line Notes" have the meaning described in Section 2.5.3 (Capital Expenditure Line Notes).

          "Capital Expenditure Line Notice" has the meaning described in Section 2.5.2.

          "Capital Expenditure Line Optional Prepayment" and "Capital Expenditure Line Optional Prepayments" have the meanings described in Section
2.5.5 (Capital Expenditure Line Optional Prepayment).

          "Capital Expenditure Line Pro Rata Share" has the meaning described in
Section 2.5.1 (Capital Expenditure Line Facility).

          "Capital Expenditure Line Termination Date" means the earlier of (a) the Capital Expenditure Line Expiration Date, or (b) the Revolving Credit Termination Date.

          "Capital Expenditure Loan" means an advance under the Capital Expenditure Line.

          "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

          "Cash Equivalents" means (a) securities with maturities of nine (9) months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of nine (9) months or less from the date of acquisition of, or money market accounts maintained with, the Agent or any Lender, any Affiliate of the Agent or any Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Agent, (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of nine (9) months or less from the date of acquisition, and (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause
(a) or deposits of the type described in clause (b) above entered into with a bank meeting the qualifications described in clause (b) above.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower to any Person other than the Principals, (ii) the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that any Person, other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 35% of the voting stock of the Borrower, (iii) the consummation of the first transaction (including without limitation any merger or consolidation) the result of which is that any Person becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the voting stock of the Borrower than is at the time "beneficially owned" (as defined above) by the Principals, or (iv) the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Borrower will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "Chatwins Merger Agreement" means that certain Amended and Restated Merger Agreement, dated as of July 28, 1999, by and between Chatwins Group, Inc., a Delaware corporation and Reunion Industries, Inc., with Reunion Industries, Inc. being the surviving entity, together with any and all amendments, modifications, and supplements thereto, or restatements thereof.

          "Chatwins Merger Documents" means collectively, the Chatwins Merger Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by the Reunion Industries, Inc., Chatwins Group, Inc. or any other Person in connection with the Chatwins Merger.

          "Chatwins Merger" means the merger on the Closing Date of Chatwins Group, Inc. with and into Reunion Industries, Inc., under the terms of the Chatwins Merger Agreement.

          "Closing Date" means March 16, 2000, or such later Business Day on which the Agent shall be satisfied that the conditions precedent set forth in
Section 5.1 (Conditions to the Initial Advance and Initial Letter of Credit.) have been fulfilled.

          "Closing Fee" has the meaning described in Section 2.7.3 (Closing
Fee).

          "Collateral" has the meaning described in Section 3.2 (Grant of Liens).

          "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

          "Collateral Assignment of Life Insurance" means, with respect to each of the Pledged Policies, a Collateral Assignment of Life Insurance Policy executed by the Borrower, substantially in the form attached hereto as Exhibit "H", or such other form as is acceptable to the Agent, in its sole discretion, and incorporated herein by reference.

          "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

          "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

          "Commitment" means (a) with respect to each Formula Lender, each of such Formula Lender's Formula Loan Commitments, and (b) with respect to each Term Loan B Lender, such Lender's Term Loan B Commitment, and "Commitments" means the collective reference to the Formula Loan Commitments and the Term Loan B Commitments of all of the Lenders.

          "Committed Amount" means with respect to each Lender, such Lender's Revolving Credit Committed Amount, Term Loan A Committed Amount, Term Loan B Committed Amount or Capital Expenditure Line Committed Amount, as the case may be, and "Committed Amounts" means collectively the Total Revolving Credit Committed Amount, Total Term Loan A Committed Amount, Total Term Loan B Committed Amount and Capital Expenditure Line Committed Amount.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

          "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

          "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Borrower who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors by the Principals or with the approval of a majority of the Continuing Directors of such board of directors at the time of such nomination or election.

          "Copyrights" means collectively all of the following:

          (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by Borrower;

          (b) all renewals of any of the foregoing;

          (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

          (d) the right to sue for past, present and future infringements of any of the foregoing; and

          (e) all rights corresponding to any of the foregoing throughout the world.

          "Copyright License" means any written agreement now or hereafter in existence granting to the Borrower any right to use any Copyright, as may be amended, modified or supplemented from time to time.

          "Credit Facility" means with respect to each Lender, such Lender's Pro Rata Share of the Revolving Credit Facility, the Term Loan A Facility, the Term Loan B Facility, the Letter of Credit Facility or the Capital Expenditure Line as the case may be, and "Credit Facilities" means collectively with respect to each Lender, such Lender's Pro Rata Share of the Revolving Credit Facility, the Term Loan A Facility, the Term Loan B Facility, the Letter of Credit Facility and the Capital Expenditure Line and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

          "Credit Support" has the meaning described in Section 2.2.1 (Letters of Credit).

          "Current Letter of Credit Obligations" shall have the meanings described in Section 2.2.4 (Payments of Letters of Credit) of this Agreement.

          "Default" means an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

          "Depository Account" means one or more depository accounts established by the Borrower at such banks or other financial institutions as are acceptable to the Agent or at a centrally located bank or financial institution.

          "Documents" means all documents or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower, including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

          "Domestic Subsidiary" means a Subsidiary organized under the laws of any jurisdiction in the United States.

          "Early Termination Fee" has the meaning described in Section 2.1.11 (Early Termination Fee).

          "EBITDA" means as to the Borrower for any period of determination thereof, and excluding any amounts related to Subsidiaries, the sum of (a) income before equity income (or loss) from Affiliates, plus (b) interest expense and income tax provisions for such period, plus (c) depreciation and amortization of assets for such period.

          "Eligible Inventory" means the collective reference to all Inventory of the Borrower held for sale in the ordinary course of business, valued at the lowest of (i) the net purchase cost or net manufacturing cost or (ii) prevailing market value, excluding, however, any Inventory which consists of:

          (a) any Inventory located outside of the United States;

          (b) any Inventory located outside of a jurisdiction in which the Agent has perfected the Liens of the Agent and the Lenders under this Agreement by filing in that jurisdiction, free and clear of all other Liens;

          (c) any Inventory not in the actual possession of the Borrower, or any Inventory which is in transit to or from the Borrower, except to the extent provided in subsection (d) below;

          (d) any Inventory in the possession of a bailee, warehouseman, consignee or similar third party, except to the extent that such bailee, warehouseman, consignee or similar third party has entered into an agreement with the Agent in the form of Exhibit "G-1" in which such bailee, warehouseman, consignee or similar third party consents and agrees to the Agent's Lien on such Inventory and to such other terms and conditions as may be reasonably required by the Agent;

          (e) any Inventory located on premises leased or rented to the Borrower or otherwise not owned by the Borrower, unless the Agent has received a waiver and consent from the lessor, landlord and/or owner in the form of Exhibit "G-2" hereto or otherwise, in form and substance reasonably satisfactory to the Agent and from any mortgagee of such lessor, landlord or owner to the extent required by the Agent;

          (f) any Inventory the sale or other disposition of which has given rise to a Receivable;

          (g) any Inventory which fails to meet all standards and requirements imposed by any Governmental Authority over such Inventory or its production, storage, use or sale;

          (h) work-in-process, displays, supplies, hot stamp leaf, processed materials, packaging and promotional materials;

          (i) any Inventory which the Agent determines, in the exercise of its Good Faith discretion, is not in good condition or is defective, unmerchantable, post-seasonal, slow moving, obsolete, or an unreconciled variance to the Borrower's general ledger; or

          (j) any Inventory which the Agent, in exercise of its Good Faith discretion, has deemed to be ineligible because the Agent considers the collateral value to the Agent and the Lenders to be impaired or its and their ability to realize such value to be insecure.

In the event of any dispute under the foregoing criteria, as to whether Inventory is, or has ceased to be, Eligible Inventory, the decision of the Agent in the Good Faith exercise of its discretion shall control.

          "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the collective reference to the unpaid portion of each Account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) in United States Dollars by the Borrower, provided each Account conforms and continues to conform to the following criteria to the satisfaction of the Agent, in the exercise of its Good Faith discretion:

          (a) the Account arose in the ordinary course of the Borrower's business from a bona fide outright sale of Inventory by the Borrower or from services performed by the Borrower and (i) (A) except with respect to Permitted Bill and Hold Sales, such Inventory has been delivered to the appropriate Account Debtors or their respective designees, (B) except with respect to Permitted Bill and Hold Sales, the Borrower has in its possession shipping receipts evidencing such shipment, and (C) no return, rejection, or repossession has occurred or (ii) such services have been completed (or, with respect to Accounts arising from contracts of the Borrower that contemplate milestone payments, have been rendered to the extent necessary under such contracts to create a valid and binding unconditional obligation of the Account Debtor for payment of the portion of the Account included in the computation of Eligible Accounts) in a manner consistent with the agreement with the Account Debtor,

          (b) the Account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the Account payable by the Account Debtor;

          (c) the Account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped (except with respect to Permitted Bill and Hold Sales) or performed in accordance with such order or contract;

          (d) if the Account arises from the sale of Inventory, the Inventory the sale of which gave rise to the Account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis (except with respect to Permitted Bill and Hold Sales), a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

          (e) if the Account arises from the performance of services, such services have been fully rendered (or, with respect to Accounts arising from contracts of the Borrower that contemplate milestone payments, have been rendered to the extent necessary under such contracts to create a valid and binding unconditional obligation of the Account Debtor for payment of the portion of the Account included in the computation of Eligible Accounts) and do not relate to any warranty claim or obligation;

          (f) the Account is evidenced by an invoice or other documentation in form acceptable to the Agent, dated no later than the date of shipment in the case of the sale of goods (other than Permitted Bill and Hold Sales), or dated promptly (but in no event later than the last day of the Borrower's billing cycle during which the services were completed) after completion of the performance of services, and containing only terms normally offered by the Borrower;

          (g) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Agent is owing to the Borrower and no partial payment has been received unless reflected with that delivery;

          (h) the Account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;

          (i) the Account is not owing by any Account Debtor for which fifty percent (50%) or more of such Account Debtor's other Accounts due to the Borrower are non-Eligible Receivables;

          (j) the Account is not owing by an Account Debtor or a group of affiliated Account Debtors to the Borrower whose then existing Accounts owing to the Borrower individually exceed in aggregate face amount twenty percent (20%) of the Borrower's total Eligible Receivables;

          (k) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the Account arose;

          (l) the Account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any debit memo or claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty, provided, however, that if such Account otherwise meets the conditions for inclusion among the Eligible Receivables, such Account, minus the amount of the offset, claim, deduction, counterclaim, dispute or defense, may be included among the Eligible Receivables;

          (m) the Account Debtor is not a Subsidiary or Affiliate of the Borrower or an employee, officer, director or shareholder of the Borrower or any Subsidiary or Affiliate of the Borrower, provided, however, that Eligible Receivables may include at any time up to $500,000 of Accounts arising from sales by the CP Industries division of the Borrower to NPS Acquisition Corp., in each case so long as such Accounts would otherwise meet the conditions for inclusion among Eligible Receivables;

          (n) the Account Debtor is not incorporated or primarily conducting business in any jurisdiction outside of the United States of America or Canada (other than, with respect to each of the Account Debtors set forth in Schedule 1.1(n) attached hereto and made a part hereof, (i) up to $500,000 each of the Accounts owing from Xerox and John Deere, and (ii) up to $600,000 in aggregate of the Accounts owing from all of the remaining Account Debtors set forth on Schedule 1.1(n); the foregoing sublimits and the Account Debtors appearing on Schedule 1.1(n) are subject to the Agent's continued approval based upon the Agent's reasonable credit judgment) unless the Account Debtor's obligations with respect to such Account are secured by a letter of credit, guaranty or banker's acceptance having terms and from such issuers and confirmation banks as are acceptable to the Agent in its sole and absolute discretion;

          (o) the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind;

          (p) the Account Debtor is not a Governmental Authority, unless the Borrower has complied with the Federal Assignment of Claims Act or any comparable state statute or regulation;

          (q) the Borrower is not indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, warranty obligations, adjustments and/or discounts given to an Account Debtor by the Borrower in the ordinary course of its business, provided, however, that if such Account otherwise meets the conditions for inclusion among the Eligible Receivables, such Account, minus the amount of such indebtedness, may be included among the Eligible Receivables;

          (r) the Account does not arise from services under or related to any warranty obligation of the Borrower or out of service charges, finance charges or other fees for the time value of money;

          (s) the Account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit unless the original of such chattel paper, instrument or letter of credit has been transferred, assigned and/or pledged to the Agent, for the benefit of the Lenders and the Agent, in a manner satisfactory to the Agent as security for the Obligations;

          (t) the title of the Borrower to the Account is absolute and is not subject to any Lien (other than in favor of the Agent, for the benefit of the Lenders and the Agent);

          (u) the Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the Account to the Agent, for the benefit of the Lenders and the Agent, as security and collateral for the payment of the Obligations;

          (v) the Account is subject to a Lien in favor of the Agent, for the benefit of the Lenders and the Agent, which Lien is perfected as to the Account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

          (w) the Inventory giving rise to the Account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Agent, for the benefit of the Lenders and the Agent,

          (x) the Account Debtor is not located in Minnesota, unless the Borrower shall have properly qualified to do business in Minnesota or shall have filed a Notice of Business Activities Report with the Minnesota Division of Taxation for the then current year, provided, however, that Eligible Receivables may include at any time up to $100,000 of Accounts arising from sales to Account Debtors located in Minnesota, so long as such Accounts would otherwise meet the conditions for inclusion among Eligible Receivables;

          (y) the Account Debtor is not located in New Jersey, unless the Borrower shall have properly qualified to do business in New Jersey or shall have filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year, provided, however, that Eligible Receivables may include at any time up to $400,000 of Accounts arising from sales to Account Debtors located in New Jersey, so long as such Accounts would otherwise meet the conditions for inclusion among Eligible Receivables;

          (z) the Account Debtor is not located in any other jurisdiction which requires that the Borrower, in order to sue any Person in such jurisdiction's courts, either (i) qualify to do business in such jurisdiction, or (ii) file a report with taxation division of such jurisdiction for the then current year, unless the Borrower shall have fulfilled either of such requirements for the then current year with respect to such jurisdiction;

          (aa) the Account does not represent tooling; and

          (bb) the Agent in the Good Faith exercise of its discretion has not deemed the Account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Agent considers the collateral value of such Account to the Agent and the Lenders to be impaired or its or their ability to realize such value to be insecure.

In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Agent in the Good Faith exercise of its discretion shall control.

          "Enforcement Costs" means all reasonable out-of-pocket expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent and/or any Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents (but excluding, so long as no Event of Default then exists, fees and expenses incurred by the Lenders (including attorney's fees) in preparing, reviewing, negotiating and finalizing the Financing Documents (including any amendments and supplements thereto) from time to time), and (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.7 (Costs) and/or Section 9.9 (Enforcement Costs).

          "Environmental Compliance Reserve" means any reserves which the Agent establishes from time to time in the Good Faith Exercise of its discretion for amounts that are reasonably likely to be expended by the Borrower in order for the Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent or the Lenders in connection with the transactions contemplated by this Agreement.

          "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by the Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

          "Equity" means, at any date as to the Borrower and its Subsidiaries, the total of capital stock (except treasury stock and net of any note receivable received upon the issuance of any shares of capital stock) and contributed capital, as determined on a consolidated basis in accordance with GAAP consistently applied, after eliminating all intercompany items.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in United States Dollar deposits) in London, England.

          "Eurodollar Lending Office" means with respect to each Lender such branch or office of such Lender or an Affiliate of such Lender designated by such Lender, as applicable, from time to time as the branch or office at which the LIBOR Loans are to be made or maintained.

          "Event of Default" has the meaning described in ARTICLE 7.

          "Excess Cash Flow" means, with respect to the Borrower, for any period, an amount equal to EBITDA for such period minus the sum of (1) principal, interest and other payments on Indebtedness for Borrowed Money, (2) non-financed Capitalized Expenditures, and (3) cash income taxes paid for such period.

          "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Chicago, Illinois, or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

          "Fees" means the collective reference to each fee payable to the Agent, for its own account or for the benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees, the Letter of Credit Fees, the Letter of Credit Fronting Fees, the Early Termination Fee, the Closing Fee, and, the Agency Fee.

          "Financial Institution" means any bank, finance company or other Person or Governmental Authority which in the ordinary course of business makes or purchases interests in commercial credit facilities.

          "Financing Documents" means, at any time, collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, the Escrow Letter, the Bradley Subordination Agreement, the Stanwich Subordination Agreement, the Post Closing Agreement and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, any guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Credit Facilities, and/or any of the Obligations.

          "Fixed Charge Coverage Ratio" means, with respect to the Borrower for the period of any determination thereof, the ratio of (a) EBITDA minus cash income tax paid for such period, minus non-financed Capital Expenditures, to (b) Fixed Charges.

          "Fixed Charges" means for any period of determination, the scheduled or required payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of the Borrower.

          "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

          "Formula Lender" means each Lender with any Revolving Credit Commitment, Letter of Credit Commitment, Term Loan A Commitment or Capital Expenditure Line Commitment.

          "Formula Loan Commitment" means with respect to each Formula Lender, such Lender's Revolving Credit Commitment, Term Loan A Commitment, Letter of Credit Commitment, and Capital Expenditure Line Commitment as the case may be, and "Formula Loan Commitments" means the collective reference to the Revolving Credit Commitments, Term Loan A Commitments, Letter of Credit Commitments, and Capital Expenditure Line Commitments of all of the Formula Lenders.

          "Formula Loan Pro Rata Share" means, at any time and as to any Formula Lender, the percentage derived by dividing the unpaid principal amount of the Revolving Loans, Term Loan A, Capital Expenditure Loans and Letter of Credit Obligations owing to that Formula Lender by the aggregate unpaid principal amount of all Revolving Loans, Term Loans A, Capital Expenditure Loans and Letter of Credit Obligations then outstanding; or if no such Revolving Loans, Term Loans A, Capital Expenditure Loans or Letter of Credit Obligations are outstanding, by dividing the total amount of the sum of such Formula Lender's Revolving Credit Commitment, Term Loan A Commitment, Letter of Credit Commitment and Capital Expenditure Line Commitment by the total amount of the Revolving Credit Commitments, Term Loan A Commitments, Letter of Credit Commitments and Capital Expenditure Commitments of all of the Formula Lenders.

          "Funded Debt" means as to the Borrower, as of any date of determination, the aggregate of all Indebtedness for Borrowed Money of the Borrower, whether secured or unsecured, having a final maturity (or which by the terms thereof is renewable or extendible at the option of the obligor for a period ending) more than a year after that date, including current maturities of long-term Indebtedness for Borrowed Money (as determined in accordance with GAAP).

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time, or in the case of the calculation of the financial covenants contained in Section 6.1.14 (Financial Covenants) and with respect to the definitions used therein, "GAAP" means generally accepted accounting principles in the United States of America in effect on the Closing Date.

          "General Intangibles" means all general intangibles, now owned or hereafter acquired by Borrower, including, without limitation, all right, title and interest of Borrower in and to: (i) all tax refunds and tax refund claims;
(ii) Intellectual Property (as hereinafter defined); (iii) all choses in action and causes of action; and (iv) all trade secrets and other confidential information relating to the business of Borrower including by way of illustration and not limitation: systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Borrower's customers; the names and addresses of, and credit and other business information concerning, Borrower's past, present or future customers; the prices which Borrower obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the manufacture, sale and design of equipment, components, devices and services furnished by Borrower; and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public.

          "Good Faith" has the meaning set forth in Section 1301.01(S) of the Ohio Revised Code as in effect on the Closing Date.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

          "Hanjung Escrow Agent" means the law firm of Malone, Larchuk & Middleman, P.C.

          "Hanjung Escrow Amount" means an amount equal to the lesser of (i) Five Hundred Fifty-Three Thousand Dollars ($553,000), or (ii) the amount of cash on deposit with the Hanjung Escrow Agent to which the Borrower is entitled as a result of transactions with Hanjung, Ltd. and as to which the Escrow Agent has acknowledged, in a writing upon which the Agent can rely, that the Escrow Agent
(A) is in possession of such cash, and (B) is authorized to deliver, and will in fact deliver, such cash to the Borrower (or the Borrower's designee) upon the Borrower's request therefor.

          "Hanjung Escrow Letter" means the letter, dated as of the Closing Date, from Chatwins Group, Inc. (prior to the Chatwins Merger) to the Hanjung Escrow Agent, and the acknowledgement of the Hanjung Escrow Agent thereto, with respect to certain cash being held by the Hanjung Escrow Agent for the account of Chatwins Group, Inc. in the amount of $552,908.39, a copy of which letter is attached hereto as Exhibit "N" and incorporated herein by reference.

          "Hanna Real Property" means the real property and improvements thereon of the Borrower located at 1765 North Elston Avenue, Chicago, Illinois.

          "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in the collection, storage, treatment or disposal of a substance.

          "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned or operated by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

          "Immediate Family Member" means, with respect to any natural person, such person's parents, spouse, children, grandchildren, siblings, nieces and nephews.

          "Inactive Subsidiary" means a Subsidiary of the Borrower that carries on no business operations or other activities and has aggregate assets of $100,000 or less.

          "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Liabilities of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c)

Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which is secured by the property of such Person; and (f) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, each Interest Rate/Currency Protection Agreement and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices).

          "Indemnitee" has the meaning set forth in Section 9.18.

          "Indenture" means the Indenture, dated as of May 1, 1993, by and between the Borrower, as issuer, and The First National Bank of Boston, as trustee, in connection with the issue of $50,000,000 13% Senior Notes due 2003 and 13% Senior Exchange Notes due 2003, as modified by (i) that certain First Supplemental Indenture and Waiver of Covenants, dated as of June 20, 1995, (ii) that certain Second Supplemental Indenture, dated as of June 20, 1995, (iii) that certain Third Supplemental Indenture, dated as of May 28, 1999, (iv) that certain Fourth Supplemental Indenture, dated as of March 8, 2000, and (v) that certain Fifth Supplemental Indenture, dated as of March 16, 2000, as the same now exists or may hereafter be amended, supplemented, renewed, restated or replaced.

          "Indenture Maximum Amount" means, as at any time, an amount equal to the sum of (i) eighty percent (80%) of the book value of the Borrower's Accounts at such time, plus (ii) seventy percent (70%) of the book value of the Borrower's Inventory at such time, minus (iii) the aggregate amount of all net cash proceeds applied to permanently reduce the Total Revolving Credit Committed Amount outstanding under this Agreement pursuant to this Agreement or pursuant to Section 4.10 of the Indenture.

          "Inserts" means raw materials Inventory of the Borrower consisting of metal inserts designed for screws and positioned in the dye just prior to adding the mixed resin.

          "Instruments and Chattel Paper" means instruments and chattel paper and any replacements therefor and other writings which evidence a right to the payment of money and which are not themselves security agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, options and warrants in which the Borrower now has or hereafter acquires any rights.

          "Intellectual Property" shall mean collectively all of the following:
Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all other rights, title and interest in and to any other intellectual property of any kind whatsoever.

          "Interest Payment Date" means the dates provided for the payment of interest on the Loans in Section 2.6.5 of this Agreement.

          "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrower's election to convert any Base Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which numerically corresponds to such date thirty (30), sixty (60), ninety (90), one hundred twenty (120), or one hundred eighty (180) days thereafter as selected by the Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which numerically corresponds to such date thirty (30), sixty (60), ninety (90), one hundred twenty (120), or one hundred eighty (180) days thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as selected by the Borrower in accordance with the provisions of this Agreement, provided, however, that:

          (a) the first day of any Interest Period shall be a Eurodollar Business Day;

          (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

          (c) no Interest Period for a particular Loan shall extend beyond the respective Revolving Credit Expiration Date, the Capital Expenditure Line Expiration Date, or the earliest scheduled maturity date of Term Loan A or Term Loan B, as applicable.

          "Interest Rate Election Notice" has the meaning described in Section 2.6.2(f).

          "Interest Rate/Currency Protection Agreement" means, for any Person, any interest rate swap, cap, floor or collar agreements, currency agreements, currency spot, foreign exchange and forward contracts or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

          "Inventory" means all inventory now owned or hereafter acquired by Borrower, wherever located, including, without limitation, finished goods, raw materials, work-in-process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Borrower.

          "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

          "King-Way Merger Agreement" means that certain Merger Agreement, dated as of March 30, 1999, by and between Stanwich Acquisition Corp., a Delaware corporation doing business as King-Way Material Handling Company, and Reunion Industries, Inc., with Reunion Industries, Inc. being the surviving entity, together with any and all amendments, modifications, and supplements thereto, or restatements thereof.

          "King-Way Merger Documents" means collectively, the King-Way Merger Agreement and any and all other agreements, documents or instruments, previously, now or hereafter executed and delivered by the Reunion Industries, Inc., Stanwich Acquisition Corp., doing business as King-Way Material Handling Company or any other Person in connection with the King-Way Merger.

          "King-Way Merger" means the merger on the Closing Date of Stanwich Acquisition Corp., doing business as King-Way Material Handling Company with and into Reunion Industries, Inc., under the terms of the King-Way Merger Agreement.

          "Landlord Waiver" means a Landlord Estoppel Letter executed in favor of the Agent substantially in the form attached hereto as Exhibit "G-2" and incorporated herein by reference.

          "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or agent thereof.

          "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes are payable by sublessees), including rental commitments under Capital Leases.

          "Lenders" has the meaning described in the Preamble to this Agreement.

          "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit) of this Agreement.

          "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Agent's then standard form of application for letter of credit or such other form as may be approved by the Agent, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

          "Letter of Credit Cash Collateral Account" shall have the meaning described in Section 2.2.9 (Supporting Letter of Credit; Cash Collateral) of this Agreement.

          "Letter of Credit Commitment" means the agreements of a Formula Lender to issue, cause to be issued or participate in Letters of Credit, all subject to and in accordance with the provisions of this Agreement; and "Letter of Credit Commitments" means the collective reference to the Letter of Credit Commitment of each Formula Lender.

          "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

          "Letter of Credit Facility" means the facility established pursuant to
Section 2.2 (Letter of Credit Facility) of this Agreement.

          "Letter of Credit Fee" and "Letter of Credit Fees" shall have the meanings described in Section 2.2.7 (Compensation for Letters of Credit.) of this Agreement.

          "Letter of Credit Fronting Fee" and "Letter of Credit Fronting Fees" shall have the meanings described in Section 2.2.7 (Compensation for Letters of Credit.) of this Agreement.

          "Letter of Credit Obligations" means the collective reference to all Obligations of the Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

          "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan, the per annum interest rate (rounded upward, if necessary, to the nearest next 1/100 of 1%) quoted to the Agent or an Affiliate of the Agent, on an immediately available funds basis, at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period, for the offering by leading banks in the London interbank Eurodollar market of United States Dollar deposits with the Agent or such Affiliate for a period comparable in time to the duration of such Interest Period and in amounts comparable to the amount of such LIBOR Loan as to which the LIBOR Base Rate is to be determined. If the Agent shall be unable or shall otherwise fail to so obtain the LIBOR Base Rate, the LIBOR Base Rate shall be the average of those rates quoted on the REUTERS SCREEN "LIBO" page for a period comparable to the applicable Interest Period (rounded upward, if necessary, to the nearest next 1/100 of 1%).

          "LIBOR Capital Expenditure Loan" means an advance under the Capital Expenditure Line during any period in which it bears interest based on the LIBOR Rate.

          "LIBOR Loans" means, collectively, the LIBOR Revolving Loans, the LIBOR Term Loans and the LIBOR Capital Expenditure Loans.

          "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, (i) the Applicable Margin, plus (ii) the per annum rate of interest calculated pursuant to the following formula (rounded up to the nearest 1/100th of 1%):

                                LIBOR Base Rate
                           ------------------------
                           1.00 - Reserve Percentage

          "LIBOR Revolving Loan" means an advance under the Revolving Credit Facility during any period in which it bears interest based on the LIBOR Rate.

          "LIBOR Term Loan" means any portion of a Term Loan A during any period in which such portion bears interest based on the LIBOR Rate.

          "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

          "Loan" means each of the Revolving Loan, the Term Loans or the Capital Expenditure Line as the case may be, and "Loans" means the collective reference to the Revolving Loan, the Term Loans and the Capital Expenditure Line.

          "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

          "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

          "Majority Lenders" means, at any time of determination, one or more of the Formula Lenders holding at least fifty-one percent (51%) of the Formula Loan Commitments, or, if the Formula Loan Commitments have been terminated pursuant to the terms of this Agreement, one or more Formula Lenders having at least fifty-one percent (51%) of the Revolving Loans, Term Loan A and Capital Expenditure Loans outstanding.

          "Material Adverse Effect" means either in any case or in the aggregate, a material adverse effect on (w) the business, condition, properties, affairs or operations of the Borrower, (x) the right or ability of the Borrower to carry on a substantial portion of its operations as now conducted or proposed to be conducted, (y) the value of, or the ability of the Agent or any Lender to realize upon, the Collateral, or (z) the rights of or benefits available to the Agent or the Lenders under any of the Financing Documents.

          "Mergers" means, collectively, each of the Chatwins Merger, the King-Way Merger and the Oneida Merger.

          "Merger Documents" means, collectively, the Chatwins Merger Documents, the King-Way Merger Documents and the Oneida Merger Documents.

          "Merger Parties" means the Borrower and each of Persons merged with and into the Borrower in connection with of any of the Mergers.

          "Mortgages" means, collectively, the (a) Deed of Trust (With Power of Sale, Assignment of Rents and Security Agreement) with respect to the Borrower's owned property located at 920 East Raleigh Street, Siler City, North Carolina,
(b) Open End Mortgage, Assignment of Rents, and Security Agreement with respect to the Borrower's owned property located at 2450 Sagamore Parkway, Lafayette, Indiana, (c) Open End Mortgage, Assignment of Rents, and Security Agreement with respect to the Borrower's owned property located at 69 Chestnut Street, Phoenix, New York and at South Warner Street, Oneida, New York, (d) Open End Mortgage, Assignment of Rents, and Security Agreement with respect to the Borrower's owned property located at 1049 Mahoning Avenue, Alliance, Ohio, (e) Open End Mortgage, Assignment of Rents, and Security Agreement with respect to the Borrower's owned property located at 2214 Walnut Street, McKeesport, Pennsylvania, (f) Open End Mortgage, Assignment of Rents, and Security Agreement with respect to the Borrower's owned property located at 1765 North Elston Avenue, Chicago, Illinois, (g) Open End Mortgage, Assignment of Rents, and Security Agreement with respect to the Borrower's owned property located at 2233-43 and 2301-03 West Mill Road, Milwaukee, Wisconsin, and (h) Open End Mortgage, Assignment of Rents, and Security Agreement with respect to the Borrower's owned property located at 505 30th Northwest Avenue, Miami, Oklahoma, and "Mortgage" means any of them, as amended, supplemented or otherwise modified in writing from time to time, a copy of each as in effect on the Closing Date is respectively attached hereto as Exhibit "J-1", Exhibit "J-2", Exhibit "J-3", Exhibit "J-4", Exhibit "J-5", Exhibit "J-6", Exhibit "J-7" and Exhibit "J-8", and is herein incorporated by reference.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Outstandings" of any Formula Lender means, at any time, the sum of (a) all amounts paid by such Formula Lender (other than pursuant to Section
8.5 (Indemnification)) to
the Agent in respect to the Revolving Loan or otherwise under this Agreement, minus (b) all amounts paid by the Agent to such Formula Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Formula Lender for application in reduction of the outstanding principal balance of the Revolving Loan.

          "Net Proceeds" means gross proceeds (cash and non-cash) or other consideration paid to, or received by the Borrower or any of its Subsidiaries from any Asset Disposition, net of costs of sale including, without limitation,
(i) income taxes reasonably estimated to be actually payable as a result of such Asset Disposition within one year of the date of receipt of such proceeds (but only to the extent actually paid within such one-year period), (ii) transfer, sales, use and other taxes payable in connection with such Asset Disposition,
(iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness for Borrowed Money (other than the Obligations, except that portion of the Obligations consisting of repayments of Revolving Loans which result from a reduction in the Borrowing Base as a result of such Asset Disposition) that is secured by a Lien on the stock or assets in question and that is required to be (and which is in fact) repaid under the terms thereof as a result of such Asset Disposition, and (iv) severance payments, employee costs, broker's commissions and reasonable fees and expenses of counsel, accountants and other professional advisors in connection with such Asset Disposition.

          "Net Worth" means, as to the Borrower, its shareholders equity, as applicable, (including, without limitation, preferred stock), determined in accordance with GAAP.

          "Non-Ratable Loan" means an advance under the Revolving Loan made by BANA in accordance with the provisions of Section 2.8.2(c) (Non-Ratable Loans and Payments).

          "Note" means any Revolving Credit Note, any Term Note, or any Capital Expenditure Line Note as the case may be, and "Notes" means collectively each Revolving Credit Note, each Term Note, each Capital Expenditure Line Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

          "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Lenders and/or the Agent under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Credit Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees, letter of credit fees or fees charged with respect to any guaranty of any letter of credit, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Agent or its Affiliates with respect to the Letters of Credit, the Interest Rate/Currency Protection Agreements, deposit or other cash management or credit services of any nature whatsoever, regardless, in any such case, of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.

          "Oneida Merger Documents" means collectively, any and all agreements, documents or instruments, previously, now or hereafter executed and delivered by Reunion Industries, Inc., Oneida Rostone Corp. or any other Person in connection with the Oneida Merger.

          "Oneida Merger" means the merger on the Closing Date of Oneida Rostone Corp. with and into Reunion Industries, Inc., under the terms of the Oneida Merger Documents.

          "Outstanding Letter of Credit Obligations" has the meaning described in Section 2.2.2 (Terms of Letters of Credit) of this Agreement.

          "Patents" means collectively all of the following: (a) all United States and foreign patents and patent applications now owned or hereafter created or acquired by Debtor and the inventions and improvements described and claimed therein, and all patentable inventions; (b) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

          "Patent License" means any written agreement now or hereafter in existence granting to the Borrower any right to use any invention on which a Patent is in existence, as may be amended, modified or supplemented from time to time.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Asset Dispositions" means each of the Asset Dispositions described on Schedule 6.2.8 attached hereto, but only if and to the extent (a) the Borrower receives fair value in connection with such Asset Disposition, and
(b) the Net Proceeds of each such Asset Disposition are remitted to the Agent for the benefit of the Agent and the Lenders and applied to the Obligations in accordance with Section 2.7.10.

          "Permitted Bill and Hold Sales" means up to $1,000,000 at any one time outstanding of sales of Inventory by the Borrower in the ordinary course of its business with respect to which (a) the goods that are the subject matter of the sale are located, pursuant to the Account Debtor's written instructions, on the Borrower's premises, (b) the Borrower has received and maintains a copy of the Account Debtor's written instruction to invoice the Account Debtor for such sale, (c) title to the goods that are the subject matter of the sale has passed to the Account Debtor, and (d) the goods that are the subject matter of the sale are clearly identified as bill-and-hold inventory and segregated from Borrower's Inventory.

          "Permitted Indenture Refinancing" means Indebtedness incurred to extend, refinance, refund or renew the Indebtedness for Borrowed Money under the Indenture (the "Refinancing Debt"), provided that:

               (i) the aggregate outstanding principal amount of the Refinancing Debt shall not at any time exceed the amount of principal, accrued interest and premium (including any prepayment penalties) under the Indenture;

               (ii) the scheduled final maturity date of the Refinancing Debt is not earlier than March 16, 2003;

               (iv) the Refinancing Debt is unsecured;

               (v) the Refinancing Debt bears interest at market rates prevailing at its date of issuance and in any event at a rate that is no higher than the rate charged under the Indenture;

               (vi) both at the time of and immediately after giving effect to the incurrence of the Refinancing Debt and the retirement of the Indenture, no Default or Event of Default shall have occurred and be continuing; and

               (vii) the terms and conditions of the Refinancing Debt are no more restrictive or adverse to Borrower or its Subsidiaries or the rights of the Agent or any Lender under this Agreement and other Financing Documents than those in the Indenture as in effect on the date hereof (after giving effect to the amendment or waiver described in Section 5.1.22 of this Agreement) (including, without limitation, with respect to the ability to incur indebtedness and grant Liens to secure indebtedness, financial performance, and events of default).

          "Permitted Liens" means (a) Liens for Taxes which are not delinquent or which (i) are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Agent or any of the Lenders; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith by appropriate proceedings and for which reserves shall have been set aside on the Borrower's books, all as determined by the Agent in the Good Faith exercise of its discretion; (f) Liens against cash deposits to secure the performance of tenders, statutory obligations, surety, customs bonds, bids, government contracts, performance bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (g) deposits, made in the ordinary course of business to secure liability to insurance carriers; (h) Purchase Money Security Interests; provided that: the aggregate Liabilities secured by any such Liens that may be incurred during any calendar year may not exceed $2,500,000; (i) easements, rights-of-way, restrictions and other similar encumbrances on real property incurred in the ordinary course of business which are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, (j) Liens permitted by the Mortgages, and (k) such other Liens, if any, as are set forth on Schedule 4.1.23 attached hereto and made a part hereof.

          "Permitted Uses" means (a) with respect to the Term Loans and the initial advance on the Revolving Loan, the redemption of up to $25,000,000 of the Senior Notes, the payment of accrued interest on the Senior Notes, the repayment and refinancing of certain existing indebtedness of the Borrower and of the other Merger Parties in connection with the consummation of the Mergers, the payment of up to $100,000 of cash purchase price in connection with the King-Way Merger, and all transaction costs related to such redemption, payments, repayment and refinancings and to the transactions contemplated by this Agreement, (b) with respect to subsequent advances under the Revolving Loan, general corporate purposes other than (i) except to the extent permitted in
Section 6.2.3, payments of principal on and repurchases or redemptions of the Senior Notes and (ii) any other purposes that are prohibited under this Agreement, and (c) with respect to the Capital Expenditure Line, the purchase of Equipment or the repayment of any advances under the Revolving Loan used for the purchase of Equipment.

          "Person" or "person" means any individual, sole proprietorship, partnership, limited liability company, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

          "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

          "Pledge Agreements--CPS Stock" means, collectively, (a) the Pledge and Security Agreement executed by Charles E. Bradley, Sr. in favor of the Agent for the benefit of the Agent and the Lenders with respect to his stock in Consumer Portfolio Services, Inc., (b) the Pledge and Security Agreement executed by Stanwich Financial Services Corp., a Rhode Island corporation, in favor of the Agent for the benefit of the Agent and the Lenders with respect to its stock in Consumer Portfolio Services, Inc., and (c) the Pledge and Security Agreement executed by Stanwich Partners, Inc., a Delaware corporation, in favor of the Agent for the benefit of the Agent and the Lenders with respect to its stock in Consumer Portfolio Services, Inc., each to be substantially in the form attached hereto as Exhibit "L-1" and incorporated herein by reference.

          "Pledge Agreement--CPS Debt Securities" means a Pledge and Security Agreement executed by Stanwich Financial Services Corp. in favor of the Agent for the benefit of the Agent and the Lenders with respect to a certain Consumer Portfolio Services, Inc. Partially Convertible Subordinated 9% Note in original principal amount of $5,000,000, dated June 12, 1997, of Consumer Portfolio Services, Inc., substantially in the form attached hereto as Exhibit "L-2" and incorporated herein by reference.

          "Pledge Agreements--Subsidiary Securities" means, collectively, (a) the Pledge and Security Agreement executed by the Borrower in favor of the Agent for the benefit of the Agent and the Lenders with respect to its stock and/or other equity interests each of DPL Acquisition Corp., a Delaware corporation, and Juliana Vineyards, a California corporation, (b) the Pledge and Security Agreement executed by DPL Acquisition Corp. in favor of the Agent for the benefit of the Agent and the Lenders with respect to its stock and/or other equity interests in RII Investment Corp., a Delaware corporation, and (c) the Pledge and Security Agreement executed by RII Investment Corp. in favor of the Agent for the benefit of the Agent and the Lenders with respect to its stock and/or other equity interests in Data Packaging Holdings Limited, an Ireland corporation, each such agreement to be substantially in the form attached hereto as Exhibit "L-3" and incorporated herein by reference.

          "Pledge Agreements" means each Pledge Agreement--CPS Stock, each Pledge Agreement--CPS Debt Securities and each Pledge Agreement--Subsidiary Securities.

          "Pledged Policies" means those policies of insurance described on Exhibit "K" attached hereto and by reference made a part hereof, together with such additional or replacement policies as shall be approved by the Agent or the Requisite Lenders from time to time in writing, provided that no policy shall be considered a Pledged Policy unless and until the Agent for the benefit of itself and the Lenders has received a Collateral Assignment of Life Insurance with respect to such policy, granting to the Agent for the benefit of itself and the Lenders the right to access the cash surrender value thereof and otherwise in form and substance satisfactory to the Agent, in its sole discretion.

          "Post Closing Agreement" means that certain Post Closing Agreement dated the date hereof between the Borrower and the Agent as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "Post-Default Rate" means (a) with respect to the principal balance of the Notes (other than the Term Loan B Notes), the respective Applicable Interest Rates under the Notes from time to time plus two hundred (200) basis points per annum, (b) with respect to the principal balance of the Term Loan B Notes, seventeen percent (17%) per annum, and (c) with respect to all other Obligations, the Applicable Interest Rates under the Revolving Credit Note from time to time plus two hundred (200) basis points per annum.

          "Prepayment" means a Revolving Loan Mandatory Prepayment, a Revolving Loan Optional Prepayment, a Term Loan A Optional Prepayment, a Term Loan A Mandatory Prepayment, a Term Loan B Optional Prepayment, a Term Loan B Mandatory Prepayment, or a Capital Expenditure Line Optional Prepayment as the case may be, and "Prepayments" mean collectively Revolving Loan Mandatory Prepayments, Revolving Loan Optional Prepayments, Term Loan A Optional Prepayments, Term Loan A Mandatory Prepayments, Term Loan B Optional Prepayments, Term Loan B Mandatory Prepayments, and Capital Expenditure Optional Prepayments.

          "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Agent, as established and publicly declared by the Agent at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Agent to its borrowers.

          "Principals" means Charles E. Bradley, Sr., Kimball Bradley and John
G. Poole, or any trust or partnership established for estate planning purposes of which Charles E. Bradley, Sr., Kimball Bradley or John G. Poole, or any Immediate Family Member of Charles E. Bradley, Sr., Kimball Bradley or John G. Poole is a beneficiary (and over which Charles E. Bradley, Sr., John G. Poole, Kimball Bradley or Stanwich Partners, Inc. retains sole voting power and control).

          "Pro Rata Share" means (a) at any time and as to any Formula Lender, the Formula Loan Pro Rata Share, and (b) at any time and as to any Term Loan B Lender, the Term Loan B Pro Rata Share.

          "Proforma Balance Sheet" has the meaning described in Section 4.1.12 (Proforma Financial Statements) below.

          "Proforma Financial Projections" has the meaning described in Section
4.1.12 (Proforma Financial Statements) below.

          "Purchase Money Security Interest" means the interest of a lessor under a Capital Lease and also means a purchase money security interest, attaching at the time of acquisition, in Equipment acquired after the date of this Agreement; provided, however, that (i) the indebtedness secured by any such security interest shall not exceed one hundred percent (100%) of the cost of the Equipment covered, (ii) each such security interest shall attach only to the Equipment so acquired for the purchase money for that Equipment, and (iii) the acquisition to which any such security interest relates shall not result in a Default or Event of Default under this Agreement.

          "Receivable" means the Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all of the Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

          "Records" means all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any of the foregoing or any account debtor, together with the tapes, disks, diskettes or other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person)

          "Refinanced Indenture" means the indenture or financing agreement that would replace the Indenture in connection with a Permitted Indenture Refinancing.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

          "Requisite Lenders" means, at any time of determination, one or more of the Formula Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Formula Loan Commitments, or, if the Formula Loan Commitments have been terminated pursuant to the terms of this Agreement, one or more Formula Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Revolving Credit Loans, Term Loan A, and Capital Expenditure Line Loans outstanding at such time.

          "Reserve Amount" shall mean an amount determined by Agent, in its sole discretion, as a reserve against Collateral values and potential or anticipated obligations of the Borrower, including, without limitation, (i) tax liabilities and other obligations owing to governmental entities including all amounts referred to in Section 6.1.9 hereof, (ii) litigation liabilities, (iii) the anticipated costs and expenses relating to the liquidation of Collateral, (iv) unpaid sales taxes, (vi) those reserve amounts as required to be held as reserves under GAAP, (vii) liabilities and other obligations owing by the Borrower to any lessor of real property leased by the Borrower or to any warehouseman, (viii) the Environmental Compliance Reserve, and (ix) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account, including, without limitation, reserves against Eligible Inventory for shrinkage and valuation and reserves for any amounts which the Lender may be obligated to pay in the future for the account of the Borrower.

          "Reserve Percentage" means, at any time, the then current maximum rate (expressed as a decimal) for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

          "Responsible Officer" means the Borrower's chief executive officer, president or any vice president.

          "Revolving Credit Availability" means, as at any time, an amount equal to (a) the least of (i) the Revolving Credit Committed Amount, (ii) the then Borrowing Base minus the Reserve Amount then in effect, or (iii) the Indenture Maximum Amount, minus (b) the then aggregate outstanding principal balance of the Revolving Loan, minus (c) the then current stated amount of all outstanding Letters of Credit.

          "Revolving Credit Commitment" means the agreement of a Formula Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement, and "Revolving Credit Commitments" means the collective reference to the Revolving Credit Commitment of each Formula Lender.

          "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

          "Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1 (Revolving Credit Facility).

          "Revolving Credit Expiration Date" means March 16, 2003, or any anniversary thereof to the extent the provisions of the immediately succeeding sentence shall have been complied with. Subject to continued credit approval by the Agent and the Formula Lenders, the Revolving Credit Expiration Date shall be extended beyond March 16, 2003, for successive one (1) year periods, unless any of the Formula Lenders shall have notified the Borrower in writing or the Borrower shall have notified the Agent in writing, by no later than January 16, 2003, or January 16 of the applicable succeeding calendar year, of its desire to terminate this Agreement; provided, however, that in no event shall the Revolving Credit Expiration Date be extended to a date beyond March 16, 2010.

          "Revolving Credit Facility" means the facility established by the Formula Lenders pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

          "Revolving Credit Note" and "Revolving Credit Notes" have the meaning described in Section 2.1.5 (Revolving Credit Note).

          "Revolving Credit Pro Rata Share" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

          "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 7.2 (Remedies) or otherwise.

          "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).

          "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

          "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

          "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

          "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Loan).

          "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" or an "investment security" under the provisions of Article 8 of the Uniform Commercial Code and to each and every "investment property" under the provisions of Article 9 of the Uniform Commercial Code (if that definition is included in that Article), and all proceeds (cash and non-cash) of the foregoing.

          "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent and/or the Lenders on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the Collateral Assignments of Life Insurance, the Pledge Agreements, the Landlord Waivers, the Bailee Waivers, and the Mortgages.

          "Security Procedures" means the rules, policies and procedures adopted and implemented by the Agent and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Agent in its sole and absolute discretion.

          "Senior Notes" means the 13% Senior Notes due 2003 and the 13% Senior Exchange Notes due 2003 issued pursuant to the Indenture in the aggregate principal amount of Fifty Million Dollars ($50,000,000).

          "Settlement Date" means each Business Day after the Closing Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 2.8.2 (Settlement Procedures as to Revolving Loan) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Formula Lenders in accordance with the provisions of
Section 2.8.2 (Settlement Procedures as to Revolving Loan).

          "Settlement Report" means each report prepared by the Agent and delivered to each Formula Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate outstanding principal balance of the Revolving Loan, each Formula Lender's Revolving Credit Pro Rata Share thereof, each Formula Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and Fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

          "State" means the State of Ohio.

          "Stanwich Subordination Agreement" means a Subordination Agreement executed by Stanwich Financial Services Corp. with respect to all indebtedness owing from the Borrower to Stanwich Financial Services Corp., substantially in the form attached hereto as Exhibit "M-2" and incorporated herein by reference.

          "Subordinated Indebtedness" means all Indebtedness incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one, or more written agreements, all in form and substance satisfactory to the Agent and the Requisite Lenders.

          "Subsidiary" means any corporation, limited liability company, partnership, joint venture, unincorporated association or other entity, the majority of the voting shares, units or ownership interests of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

          "Supporting Letter of Credit" has the meaning described in Section
2.2.9 (Supporting Letter of Credit; Cash Collateral).

          "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental

Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

          "Term Loan" means any of Term Loan A or Term Loan B and "Term Loans" means the collective reference to Term Loan A and Term Loan B.

          "Term Loan A" has the meaning described in Section 2.3.1 (Term Loan A Commitments).

          "Term Loan A Commitment" and "Term Loan A Commitments" have the meanings described in Section 2.3.1 (Term Loan A Commitments).

          "Term Loan A Committed Amount" has the meaning described in Section
2.3.1  (Term Loan A Commitments).

          "Term Loan A Facility" means the term loan facility established by the Formula Lenders pursuant to Section 2.3 (Term Loan A Facility).

          "Term Loan A Installment Payment Amount" means the following:

          Term Loan A Installment Payment Date               Term Loan A Installment Payment Amount
          April 1, 2000, through February 1, 2007                                          $307,143.00
------------------------------------------------------------------------------------------------------
          March 1, 2007                                                                    $307,131.00
------------------------------------------------------------------------------------------------------

          "Term Loan A Installment Payment Date" means the first day of each calendar month commencing April 1, 2000.

          "Term Loan A Maturity Date" means the earlier of March 1, 2007, or the Revolving Credit Termination Date.

          "Term Loan A Mandatory Prepayment" and "Term Loan A Mandatory Prepayments" have the meanings described in Section 2.3.5 (Mandatory Prepayments of Term Loan A).

          "Term Loan A Note" and "Term Loan A Notes" have the meaning described in Section 2.3.2 (The Term Loan A Notes).

          "Term Loan A Optional Prepayment" and "Term Loan A Optional Prepayments" have the meanings described in Section 2.3.4 (Optional Prepayments of Term Loan A).

          "Term Loan B" has the meaning described in Section 2.4.1 (Term Loan B Commitments).

          "Term Loan B Commitment" and "Term Loan B Commitments" have the meanings described in Section 2.4.1 (Term Loan B Commitments).

          "Term Loan B Committed Amount" has the meaning described in Section
2.4.1 (Term Loan B Commitments).

          "Term Loan B Facility" means the term loan facility established by the Term Loan B Lenders pursuant to Section 2.4 (Term Loan B Facility).

          "Term Loan B Installment Payment Amount" means the following:


          Term Loan B Installment Payment Date               Term Loan B Installment Payment Amount
          April 1, 2000, through February 1, 2003                                          $138,889.00
------------------------------------------------------------------------------------------------------
          March 1, 2003                                                                    $138,885.00
------------------------------------------------------------------------------------------------------

          "Term Loan B Installment Payment Date" means the first day of each calendar month commencing April 1, 2000.

          "Term Loan B Lender" means each Lender with any Term Loan B
Commitment.

          "Term Loan B Maturity Date" means the earlier of March 1, 2003, or the Revolving Credit Termination Date.

          "Term Loan B Mandatory Prepayment" and "Term Loan B Mandatory Prepayments" have the meanings described in Section 2.4.5 (Mandatory Prepayments of Term Loan B).

          "Term Loan B Note" and "Term Loan B Notes" have the meaning described in Section 2.4.2 (The Term Loan B Notes).

          "Term Loan B Optional Prepayment" and "Term Loan B Optional Prepayments" have the meanings described in Section 2.4.4 (Optional Prepayments of Term Loan B).

          "Term Loan B Pro Rata Share" means, at any time and as to any Term Loan B Lender, the percentage derived by dividing the unpaid principal amount of each Term Loan B owing to that Term Loan B Lender by the aggregate unpaid principal amount of all Term Loan B then outstanding.

          "Term Note" means a Term Loan A Note or a Term Loan B Note, and "Term Notes" means the collective reference to all Term Loan A Notes and Term Loan B Notes.

          "Testing Period" means (a) with respect to any date of determination occurring on the Borrower's June 30, 2000 fiscal quarter end, the period commencing on April 1, 2000 and continuing through June 30, 2000, (b) with respect to any date of determination occurring on the Borrower's September 30, 2000 fiscal quarter end, the period commencing on April 1, 2000 and continuing through September 30, 2000, (c) with respect to any date of determination occurring on the Borrower's December 31, 2000 fiscal year end, the period commencing on April 1, 2000 and continuing through December 31, 2000, and (d) from and after December 31, 2000, with respect to any date of determination, a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year).

          "Total Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1 (Revolving Credit Facility).

          "Total Term Loan A Committed Amount" has the meaning described in
Section 2.3.1 (Term Loan A Commitments).

          "Total Term Loan B Committed Amount" has the meaning described in
Section 2.4.1 (Term Loan B Commitments).

          "Trademarks" means collectively all of the following now owned or hereafter created or acquired by the Borrower:

          (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels in which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof;

          (b) all reissues, extensions or renewals thereof;

          (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing;

          (d) the right to sue for past, present and future infringements of any of the foregoing;

          (e) all rights corresponding to any of the foregoing throughout the world; and

          (f) all goodwill associated with and symbolized by any of the foregoing.

          "Trademark License" means any written agreement now or hereafter in existence granting to the Borrower any right to use any Trademark, as may be amended, modified or supplemented from time to time.

          "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

          "United States Dollar", "Dollar", "Dollars" and "$" means the lawful money of the United States of America.

          "Wholly Owned Subsidiary" means any Domestic Subsidiary, all the shares of stock of all classes (or, with respect to non-corporate entities, equity interests) of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

          "Wire Transfer Procedures" means the rules, policies and procedures adopted and implemented by the Agent and its Affiliates at any time and from time to time with respect to electronic funds transfers to or on behalf of the Borrower, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Agent in its sole and absolute discretion.

Section 1.2    Accounting Terms and Other Definitional Provisions.

     Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                   ARTICLE 2    THE CREDIT FACILITIES

Section 2.1    The Revolving Credit Facility.

     2.1.1    Revolving Credit Facility.

          Subject to and upon the provisions of this Agreement, the Formula Lenders collectively, but severally, establish a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan."

     Each Formula Lender's commitment to make advances under the Revolving Credit Facility to the Borrower is set forth opposite each Formula Lender's name on Schedule 2.1.1 and is herein called such Formula Lender's "Revolving Credit Committed Amount." The total of the Formula Lenders' Revolving Credit Committed Amounts is $39,000,000 and is herein called the "Total Revolving Credit Committed Amount". The proportionate share of the Total Revolving Credit Committed Amount set forth opposite each Formula Lender's name on the signature page is herein called such Formula Lender's "Revolving Credit Pro Rata Share." The obligation of each Formula Lender to make advances under the Revolving Credit Facility is several and is limited to its Revolving Credit Committed Amount, and such obligation of each Formula Lender is herein called its "Revolving Credit Commitment" and the Revolving Credit Commitment of each of the Formula Lenders is collectively referred to as the "Revolving Credit Commitments."

     Neither the Agent, the Term Loan B Lenders, nor any of the Formula Lenders shall be responsible for the Revolving Credit Commitment of any other Formula Lender, nor will the failure of any Formula Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Formula Lender from performing its obligations under its Revolving Credit Commitment.

     During the Revolving Credit Commitment Period, the Borrower may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to the Borrower's request, the outstanding principal balance of each Formula Lender's Pro Rata Share of the Revolving Loan and the Letter of Credit Obligations would not exceed an amount equal to the lesser of (i) such Formula Lender's Revolving Credit Committed Amount, (ii) such Formula Lender's Pro Rata Share of the then most current Borrowing Base minus such Formula Lender's Pro Rata Share of the Reserve Amount then in effect, or (iii) such Formula Lender's Pro Rata Share of the Indenture Maximum Amount.

     2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

          The Borrower may borrow, pay, prepay and reborrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Agent or shall be otherwise applied as directed by the Borrower, which direction the Agent may require to be in writing. Not later than 12:00 noon (Chicago, Illinois Time) on the date of the requested borrowing, the Borrower shall give the Agent oral or written notice (a "Loan Notice") of the amount and (if requested by the Agent) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable. Subject to Section 2.8, upon receipt of such Loan Notice, the Agent shall promptly notify each Formula Lender of the amount of each advance to be made by such Formula Lender on the requested borrowing date under such Formula Lender's Revolving Credit Commitment.

     Subject to Section 2.8, not later than 2:00 p.m. (Chicago, Illinois Time) on each requested borrowing date for the making of advances under the Revolving Loan, each Formula Lender shall, if it has received timely notice from the Agent of the Borrower's request for such advances, make available to the Agent, in funds immediately available to the Agent at the Agent's office as specified by the Agent from time to time, such Formula Lender's Revolving Credit Pro Rata Share of the advances to be made on such date.

     In addition, the Borrower hereby irrevocably authorizes the Formula Lenders at any time without further request from or notice to the Borrower, to make advances under the Revolving Loan which the Agent, in the Good Faith exercise of its reasonable discretion, deems necessary or appropriate to protect the rights and benefits of the Agent and/or any or all of the Lenders under this Agreement, including, without limitation, advances under the Revolving Loan to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, the Obligations (including any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Formula Lenders may advance hereunder exceeds the Total Revolving Credit Committed Amount.

     2.1.3    Borrowing Base.

          As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of:

          (a) eighty-five percent (85%) of the amount of Eligible Receivables, plus

          (b) the lesser of (i) Fifteen Million Dollars ($15,000,000) or (ii) the sum of (y) sixty percent (60%) of the amount of Eligible Inventory consisting of finished goods and raw materials other than Inserts, plus (z) the lesser of (A) Six Hundred Fifty Thousand Dollars ($650,000) or (B) forty percent (40%) of the amount of Eligible Inventory consisting of Inserts, plus

          (c) the lesser of (i) One Million Four Hundred Thousand Dollars ($1,400,000) or (ii) one hundred percent (100%) of the cash surrender value of the Pledged Policies, as determined by the Agent, in its Good Faith discretion, plus

          (d) an amount equal to (i) during the period commencing on the Closing Date and continuing through the earlier to occur of (A) April 1, 2000, and
     (B) the date on which the cash deposited with the Hanjung Escrow Agent is received by the Agent for the benefit of itself and the Lenders, the Hanjung Escrow Amount, and (ii) at all times thereafter, Zero Dollars.

     The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to the Agent in conformity with this Agreement. In the event the Borrower fails to furnish a Borrowing Base Report required by Section
2.1.4 (Borrowing Base Report) below, or in the event the Agent determines, in its reasonable discretion, that a Borrowing Base Report is no longer accurate, the Agent may direct the Formula Lenders to suspend the making of or limit advances under the Revolving Credit Facility. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable or any Inventory which was included in the Borrowing Base but which the Agent determines, in its reasonable discretion, fails to meet the respective criteria applicable from time to time for Eligible Receivables or Eligible Inventory.

     If at any time the total of the aggregate principal amount of the Revolving Loan plus the Outstanding Letter of Credit Obligations exceeds an amount equal to the least of (i) the Borrowing Base minus the Reserve Amount (if then in effect), (ii) the Indenture Maximum Amount, or (iii) the Revolving Credit Committed Amount, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Agent or the Majority Lenders exercised from time to time, shall pay the Borrowing Base Deficiency ON DEMAND to the Agent, for the benefit of itself and the Formula Lenders.

     Without implying any limitation on the Agent's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables and for Eligible Inventory contained in the respective definitions of Eligible Receivables and of Eligible Inventory are in part based upon the business operations of the Borrower existing on or about the Closing Date and upon information and records furnished to the Agent by the Borrower. If at any time or from time to time hereafter, the business operations of the Borrower change or such information and records furnished to the Agent are incorrect or misleading, the Agent in its Good Faith discretion may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Agent may communicate such changed or additional criteria to the Borrower from time to time either orally or in writing.

     2.1.4    Borrowing Base Report.

          The Borrower shall furnish to the Agent no less frequently than weekly and at such other times as may be requested by the Agent a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form attached hereto as Exhibit "A" and made a part hereof, appropriately completed and duly signed. Each Borrowing Base Report shall be as of a date that is not more than five (5) Business Days before the delivery date of such Borrowing Base Report and shall contain the amount and payments on the Receivables, the value of Inventory, and the calculations of the Borrowing Base and the Indenture Maximum Amount, all in such detail, and accompanied by such supporting and other information, as the Agent may from time to time reasonably request. Upon the Agent's request and upon the creation of any Receivables, or at such intervals as the Agent may require, the Borrower shall provide the Agent with such further schedules, documents and/or information regarding the Receivables and the Inventory as the Agent may reasonably require. The items to be provided under this Section 2.1.4 shall be in form satisfactory to the Agent, and certified as true and correct by a Responsible Officer of the Borrower, and delivered to the Agent from time to time solely for the Agent's convenience in maintaining records of the Collateral. The Borrower's failure to deliver any of such items to the Agent shall not affect, terminate, modify, or otherwise limit the Liens of the Lenders or the Agent in the Collateral.

     2.1.5    Revolving Credit Notes.

          The obligation of the Borrower to pay each Formula Lender's Revolving Credit Pro Rata Share of the Revolving Loan, with interest, shall be evidenced by a series of promissory notes executed by the Borrower (as from time to time extended, amended, restated, supplemented, replaced or otherwise modified, individually, the "Revolving Credit Note", and collectively, the "Revolving Credit Notes") substantially in the form of Exhibit "B" attached hereto and made a part hereof, with appropriate insertions. Each Formula Lender's Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of such Formula Lender at the times provided in such Revolving Credit Note, and shall be in the principal amount of such Formula Lender's Revolving Credit Committed Amount. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the aggregate face amount of the Revolving Credit Notes, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Notes and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Notes shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

     2.1.6    Mandatory Prepayments of Revolving Loan.

          The Borrower shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Agent or the Majority Lenders pursuant to Section 2.1.3 (Borrowing Base) of this Agreement in order to cover any Borrowing Base Deficiency and in order to cover any deficiency under Section 2.1.12 (Required Availability under the Revolving Credit Facility).

     2.1.7    Optional Prepayments of Revolving Loan.

          The Borrower shall have the option at any time and from time to time to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty (other than any amounts due in respect thereof under Section 2.1.11 and Section 2.6.4 hereof).

     2.1.8    The Collateral Account.

          The Borrower shall deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Agent and from which the Agent alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, which endorsement the Borrower hereby agrees to make. In the event the Borrower fails to do so, the Borrower hereby authorizes the Agent to make the endorsement in the name of the Borrower. Prior to such a deposit, the Borrower shall not commingle any Items of Payment with the Borrower's other funds or property, but will hold them separate and apart in trust and for the account of the Agent for the ratable benefit of the Formula Lenders and the Agent.

     In addition, the Borrower shall direct the mailing of all Items of Payment from its Account Debtors that customarily mail Items of Payment to one or more post-office boxes designated by the Agent, or to such other additional or replacement post-office boxes pursuant to the request of the Agent from time to time (collectively, the "Lockbox"). The Agent shall have unrestricted and exclusive access to the Lockbox. If and to the extent any Account Debtors of the Borrower customarily send Items of Payment by wire transfer, the Borrower will instruct such Account Debtors to direct such wire transfers to the Collateral Account.

     The Borrower hereby authorizes the Agent to inspect all Items of Payment, endorse all Items of Payment in the name of the Borrower, and deposit such Items of Payment in the Collateral Account. The Agent reserves the right, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which to the Agent determines is not collectible. In the event Items of Payment are returned to the Agent for any reason whatsoever, the Agent may forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

     Except after the occurrence and during the continuance of an Event of Default, as of the Business Day of receipt by the Agent, the Agent will apply the whole or any part of the collected funds credited to the Collateral Account first against the Revolving Loan and thereafter against any of the Obligations then due, the order and method of such application to be in the sole discretion of the Agent. Following the occurrence and during the continuance of an Event of Default, as of the Business Day of receipt by the Agent, the Agent may apply the whole or any part of the collected funds credited to the Collateral Account against any of the Obligations (whether or not then due) in such order and manner as shall be determined by the Agent in its sole discretion. In consideration for the Agent's agreement to credit the Collateral Account as of the Business Day on which the Agent receives Items of Payment and to reimburse the Agent for the cost of delays in the collection and clearance of computing interest on the Obligations, all Items of Payment shall be deemed received by the Agent one (1) Business Day after the Agent's actual receipt thereof, which amount the Agent may calculate on an average monthly basis. Any resulting increase in the amount of interest payable by the Borrower shall be a part of the Obligations owing to the Agent, shall be for the sole and exclusive benefit of the Agent and shall not be shared with or payable to any of the Lenders.

     2.1.9    Revolving Loan Account.

          The Agent will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Agent will (a) debit (i) the principal amount of each advance under the Revolving Loan made by the Formula Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Agent and/or Lenders from time to time under the provisions of this Agreement in connection with the Revolving Loan and the other Obligations, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees and (b) credit all payments made by the Borrower to the Agent on account of the Revolving Loan, subject to
Section 2.1.8, as of the date made including, without limitation, subject to
Section 2.1.8, funds credited to the Revolving Loan Account from the Collateral Account. The Agent may debit the Revolving Loan Account for the amount of any Item of Payment which is returned to the Agent unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Agent in cash or solvent credits. The Borrower hereby promises to pay to the order of the Agent for the benefit of the Lenders, on the Revolving Credit Termination Date, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Accounts under the provisions of this Agreement. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, and shall constitute an account stated between the Agent, the Lenders and the Borrower unless the Agent receives specific written objection thereto from the Borrower and/or any Lender within thirty (30) days after such statement or reconciliation shall have been sent by the Agent.

     2.1.10    Revolving Credit Unused Line Fee.

          The Borrower shall pay to the Agent for the ratable benefit of the Formula Lenders a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to one-half of one percent (0.5%) per annum of an amount equal to (a) the average daily unused and undisbursed portion of the Total Revolving Credit Committed Amount less (b) the average aggregate face amount of all Letters of Credit outstanding during the period in question in effect from time to time accruing during each calendar month, calculated in arrears. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the Borrower to the Agent on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

     2.1.11    Early Termination Fee.

          In the event of the termination by, or on behalf of, the Borrower, of the Commitments (other than a termination of the Commitments in connection with or as a result of the acceleration of the Obligations under Section 7.2, (Remedies) unless such acceleration arises from or in connection with a bad faith failure by the Borrower to act in accordance with its Obligations under this Agreement or the other Financing Documents), or in the event of the payment in full of the aggregate outstanding principal amount of the Loans, in each case on or prior to the second anniversary of the Closing Date, the Borrower shall pay to the Agent for the ratable benefit of the Lenders a fee (the "Early Termination Fee") in the amount of (a) two percent (2.0%) of the aggregate Committed Amounts of all Lenders if such termination occurs on or prior to the first anniversary of the Closing Date, and (b) one percent (1.0%) of the aggregate Committed Amounts of all Lenders if such termination occurs during the period after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Closing Date. Payment of the Loans in whole or in part by or on behalf of the Borrower, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against the Borrower, shall be deemed to be a prepayment of the Loans subject to the Early Termination Fee provided in this subsection.

     2.1.12    Required Availability under the Revolving Credit Facility.

           (a) On the Closing Date and at all times thereafter, the aggregate outstanding principal amount of the Revolving Loan and the current stated amounts of the Letters of Credit shall not exceed an amount equal to the least of (A) the Borrowing Base minus the Reserve Amount, (B) the Indenture Maximum Amount, or (C) the Total Revolving Credit Committed Amount, such amount to be determined after application of the Permitted Uses of the Revolving Loan required to be made on the Closing Date, the amount of the costs relating to the closing of this Agreement (including, without limitation, applicable Fees, recording costs, recording taxes, and the fees and expenses of the Borrower's and the Agent's and each Lender's professionals).

           (b) The Borrower shall make a Revolving Loan Mandatory Prepayment pursuant to the provisions of Section 2.1.6 to the extent necessary to achieve compliance with this Section.

     2.1.13 Right of Agent to Demand Payment and Terminate Revolving Credit Facility.

          Notwithstanding any other provision of this Agreement, the Revolving Credit Notes or any of the other Financing Documents, following and during the continuance of an Event of Default, the Agent, on behalf of the Formula Lenders, may at any time, in its sole and absolute discretion, and shall at the direction of the Requisite Lenders, demand payment of the Revolving Loan in whole or in part and/or terminate, suspend or limit the Revolving Credit Commitments. Upon termination of the Revolving Credit Facility, the outstanding principal balance under the Revolving Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable, and the Formula Lenders shall not make any further advances under the Revolving Loan, unless all Formula Lenders elect to do so in the exercise of their sole and absolute discretion.

Section 2.2    The Letter of Credit Facility.

     2.2.1    Letters of Credit.

          Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent agrees (i) to issue or take reasonable steps to cause to be issued for the account of the Borrower one or more commercial/documentary and standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively, the "Letters of Credit") and (ii) to provide credit support or other enhancement to banks acceptable to Agent, which issue Letters of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.2 from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit unless (a) the Borrower is then able to obtain a Revolving Loan from the Formula Lenders in an amount not less than the proposed face amount of the Letter of Credit requested by the Borrower, and (b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed Ten Million Dollars ($10,000,000).

     2.2.2    Terms of Letters of Credit.

          The Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if such Letter of Credit has an expiration date later than thirty (30) days prior to the Revolving Credit Expiration Date or more than twelve (12) months from the date of issuance. In addition to being subject to the satisfaction of the applicable conditions precedent contained in ARTICLE 5 hereof, the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

           (a) The Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

           (b) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

The aggregate face amount of all Letters of Credit at any one time outstanding and issued pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees, unpaid Letter of Credit Fronting Fees and unpaid issuer fees and charges accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Agent and for which the Agent has been reimbursed by the Borrower in full in accordance with Section
2.2.4 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which the Agent has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

     2.2.3    Procedures for Letters of Credit.

           (a) The Borrower shall give the Agent five (5) Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business
Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

           (b) The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.2.3(a) hereof, whether the conditions set forth in the last sentence of Section 2.2.1 hereof shall be satisfied. If such conditions shall be satisfied, the Agent shall issue or take reasonable steps to cause to be issued the requested Letter of Credit on such requested effective date of issuance.

           (c) On each Settlement Date the Agent shall give notice to each Formula Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

           (d) The Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.2.3 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Formula Lender shall be deemed to have consented to any such extension or renewal unless any such Formula Lender shall have provided to the Agent, not less than thirty (30) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.2 are met and no Default or Event of Default exists, no Formula Lender shall decline to consent to any such extension or renewal.

     2.2.4    Payments of Letters of Credit.

           (a) The Borrower agrees to reimburse the issuer for any draw under any Letter of Credit and the Agent for the account of the Formula Lenders upon any payment pursuant to any Credit Support immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person (all of the foregoing being collectively referred to herein as the "Current Letter of Credit Obligations").

           (b) In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or the Agent shall have made any payment pursuant to any Credit Support and the Borrower shall not have repaid such amount to the issuer of such Letter of Credit or the Agent, as applicable, pursuant to Section 2.2.4(a), the Agent shall, upon receiving notice of such failure, notify each Formula Lender of such failure, and each Formula Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Formula Lender's Revolving Credit Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Formula Lenders prior to 12:00 noon (Chicago, Illinois Time) on any Business Day, each Formula Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, by 2:00 p.m. (Chicago, Illinois Time) on such Business Day. Such amounts paid by the Formula Lenders to the Agent shall constitute Borrowings under the Revolving Credit Facility which shall be deemed to have been requested by the Borrower pursuant to Section 2.1 hereof.

          The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Agent or any of the Formula Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

     2.2.5    Participations.

           (a) Immediately upon issuance of any Letter of Credit in accordance with Section 2.2.3, each Formula Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Formula Lender's Revolving Credit Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

           (b) Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the issuer thereof payment from a Formula Lender pursuant to Section 2.2.4(b), the Agent shall promptly pay to such Formula Lender such Formula Lender's Revolving Credit Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 12:00 noon (Chicago, Illinois Time) on such Business Day and otherwise on the next succeeding Business Day.

           (c) Upon the request of any Formula Lender, the Agent shall furnish to such Formula Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and Credit Support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Formula Lender.

           (d) The obligations of each Formula Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a letter of credit, and the obligations of the Borrower to make payments to the Agent, for the account of the Formula Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Financing Documents;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit or letter of credit for which Credit Support has been provided (or any Person for whom any such transferee may be acting), any Formula Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

           (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Financing Documents; or

           (v)  the occurrence of any Default or Event of Default.

     2.2.6    Recovery or Avoidance of Payments.

          In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any letter of credit (or any guaranty by the Borrower or reimbursement obligation of the Borrower relating thereto) and distributed by the Agent to the Formula Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Formula Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

     2.2.7    Compensation for Letters of Credit.

           (a) The Borrower agrees to pay to the Agent with respect to each Letter of Credit, for the ratable account of the Formula Lenders, a fee (the "Letter of Credit Fee" and collectively the "Letter of Credit Fees") equal to two percent (2.0%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit; the Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

           (b) In addition to the Letter of Credit Fees, with respect to each Letter of Credit, the Borrower shall pay to the Agent, for the account of the issuer of any Letter of Credit, an issuance fee of one-half of one percent (0.5%) per annum of the stated amount of such Letter of Credit (the "Letter of Credit Fronting Fee" and, collectively, the "Letter of Credit

Fronting Fees"), together with such fees and other charges as are charged by the Agent for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed. The Letter of Credit Fronting Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fronting Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     2.2.8    Indemnification; Exoneration; Power of Attorney.

          (a) In addition to amounts payable as elsewhere provided in this
Section 2.2 the Borrower hereby agrees to protect, indemnify, pay and save the Formula Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Formula Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The agreement in this Section 2.2.8(a) shall survive payment of all Obligations.

           (b) As among the Borrower, the Formula Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Formula Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit or Credit Support, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or letter of credit for which Credit Support has been provided or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit or letter of credit for which Credit Support has been provided to comply duly with conditions required in order to draw upon such Letter of Credit or letter of credit for which Credit Support has been provided; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or letter of credit for which Credit Support has been provided or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit or letter of credit for which Credit Support has been provided of the proceeds of any drawing under such Letter of Credit or letter of credit for which Credit Support has been provided; or (H) any consequences arising from causes beyond the control of the Formula Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority, unless any of the foregoing arises out of the gross negligence or willful misconduct of the Agent or any Formula Lender as determined by courts of competent jurisdiction after exhaustion of all appeals. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Formula Lender under this Section 2.2.8.

           (c) In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Formula Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct as determined by courts of competent jurisdiction after exhaustion of all appeals, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

           (d) In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

           (e) The Borrower hereby authorizes and directs any issuer of a Letter of Credit to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

           (f) In connection with all Inventory financed by Letters of Credit, the Borrower will, at the Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into the Borrower's possession, to deliver them, upon request, to the Agent in their original form. The Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

     2.2.9    Supporting Letter of Credit; Cash Collateral.

          If, notwithstanding the provisions of Section 2.2.2 and Article VII, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Formula Lenders, with respect to each Letter of Credit then outstanding, as the Agent, in its discretion shall specify, either
(A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Formula Lenders for payments made by the Agent and the Formula Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Agent and the Formula Lenders for payments made by the Agent or the Formula Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. The Agent shall deposit such cash into one or more non-interest bearing accounts with and in the name of the Agent and over which Agent alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Formula Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding. The Borrower hereby assigns, pledges, grants and sets over to the Agent for the benefit of the Lenders, a first priority security interest in, and Lien on, all of such cash on deposit in the Letter of Credit Cash Collateral Account and/or Supporting Letter of Credit, together with any and all proceeds (cash and non-cash) and products thereof as additional security for the Obligations.

     2.2.10    Change in Law; Increased Cost.

          If after the Closing Date any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued hereunder, or (b) impose on the Agent or any of the Lenders any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Agent of issuing, maintaining or extending the Letter of Credit or the cost to any of the Formula Lenders of funding any obligation under or in connection with the Letter of Credit, then, upon demand by the Agent, the Borrower shall promptly pay to the Agent from time to time as specified by the Agent, additional amounts which shall be sufficient to compensate the Agent and the Formula Lenders for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Agent and/or any of the Formula Lenders, setting forth, at the Borrower's request, in reasonable detail the calculation of such costs, submitted by the Agent to the Borrower, shall be conclusive, absent manifest error.

Section 2.3    The Term Loan A Facility.

     2.3.1    Term Loan A Commitments.

          Subject to and upon the provisions of this Agreement, each Formula Lender severally agrees to make a term loan (each a "Term Loan A") to the Borrower on the Closing Date in the principal amount set forth opposite such Formula Lender's name on the signature page (herein called such Formula Lender's "Term Loan A Committed Amount"). The total of each Formula Lender's Term Loan A Committed Amount is herein called the "Total Term Loan A Committed Amount", which amount is Twenty-Five Million Eight Hundred Thousand Dollars ($25,800,000).

          The obligation of each Formula Lender to make a Term Loan A is several and is limited to its Term Loan A Committed Amount and such obligation of each Formula Lender is herein called its "Term Loan A Commitment." The Term Loan A Commitment of each of the Formula Lenders is collectively referred to as the "Term Loan A Commitments".

          Neither the Agent nor any Term Loan B Lender shall be responsible for the Term Loan A Commitment of any Formula Lender; and similarly, none of the Formula Lenders shall be responsible for the Term Loan A Commitment of any of the other Formula Lenders; the failure, however, of any Formula Lender to perform its Term Loan A Commitment shall not relieve any of the other Formula Lenders from the performance of their respective Term Loan A Commitments.


     2.3.2    The Term Loan A Notes.

          The obligation of the Borrower to pay each Term Loan A with interest shall be evidenced by a series of promissory notes (each as from time to time extended, amended, restated, supplemented or otherwise modified, the "Term Loan A Note" and collectively, the "Term Loan A Notes") substantially in the form of Exhibit "C-1" attached hereto and made a part hereof with appropriate insertions. Each Term Loan A Note shall be dated as of the Closing Date, shall be payable to the order of a Formula Lender at the times provided in the Term Loan A Note, and shall be in the principal amounts of such Formula Lender's Term Loan A Committed Amount, as applicable in accordance with the provisions of Section 2.3.1 (Term Loan A Commitments).

     2.3.3    Scheduled Payments of Term Loan A

           (a) The Borrower shall make installment payments of principal of each Term Loan A equal to the Term Loan A Installment Payment Amount on each Term Loan A Installment Payment Date.

           (b) If not sooner paid, the entire unpaid principal balance of any Term Loan A shall be due and payable in full on Term Loan A Maturity Date.

     2.3.4    Optional Prepayments of Term Loan A.

          The Borrower may, without penalty or premium (other than any amounts due in respect thereof under Sections 2.6.4 or 2.1.11 hereof) and at their option, at any time and from time to time, prepay (each a "Term Loan A Optional Prepayment" and collectively the "Term Loan A Optional Prepayments") each Term Loan A, in whole or in part, upon two (2) Business Days prior written notice,
specifying the date and amount of prepayment.   The amount to be so prepaid,
together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Term Loans A in whole, shall be paid by the Borrower to the Agent for the ratable benefit of the Formula Lenders on the date specified for such prepayment. Partial Term Loan A Optional Prepayments shall be in an amount not less $100,000 and shall be applied first to all accrued and unpaid interest on the principal of the Term Loan A Notes, then against principal under the Term Loan A Notes, in the inverse order of maturity.

     2.3.5    Mandatory Prepayments of Term Loan A.

          From and after the date that Term Loan B is paid in full, but only until the date of an Amortization Reduction Event, the Borrower shall make mandatory prepayments (each a "Term Loan A Mandatory Prepayment" and collectively, the "Term Loan A Mandatory Prepayments") of the Term Loan A to the Agent for the Formula Lenders in accordance with their respective Pro Rata Shares annually in an amount equal to twenty-five percent (25%) of the Borrower's Excess Cash Flow for such fiscal year, which shall be payable (with respect to each such fiscal year) on April 1 of each year (or, if earlier, ten
(10) days after the date on which Borrower delivers the financial statements required to be delivered under Section 6.1.1(a)) immediately following the annual period of determination; provided that the Term Loan A Mandatory Prepayment shall be applied to the Term Loan A in inverse order of maturity.

Section 2.4    The Term Loan B Facility.

     2.4.1    Term Loan B Commitments.

          Subject to and upon the provisions of this Agreement, each Term Loan B Lender severally agrees to make a term loan (each a "Term Loan B") to the Borrower on the Closing Date in the principal amount set forth opposite such Term Loan B Lender's name on the signature page (herein called such Term Loan B Lender's "Term Loan B Committed Amount"). The total of each Term Loan B Lender's Term Loan B Committed Amount is herein called the "Total Term Loan B Committed Amount", which amount is Five Million Dollars ($5,000,000).

          The obligation of each Term Loan B Lender to make a Term Loan B is several and is limited to its Term Loan B Committed Amount and such obligation of each Term Loan B Lender is herein called its "Term Loan B Commitment." The Term Loan B Commitment of each of the Term Loan B Lenders is collectively referred to as the "Term Loan B Commitments".

          Neither the Agent nor any Formula Lender shall be responsible for the Term Loan B Commitment of any Term Loan B Lender; and similarly, none of the Term Loan B Lenders shall be responsible for the Term Loan B Commitment of any of the other Term Loan B Lenders; the failure, however, of any Term Loan B Lender to perform its Term Loan B Commitment shall not relieve any of the other Lenders from the performance of their respective Commitments.

     2.4.2    The Term Loan B Notes.

          The obligation of the Borrower to pay each Term Loan B with interest shall be evidenced by a series of promissory notes (each as from time to time extended, amended, restated, supplemented or otherwise modified, the "Term Loan B Note" and collectively, the "Term Loan B Notes") substantially in the form of Exhibit "C-1" attached hereto and made a part hereof with appropriate insertions. Each Term Loan B Note shall be dated as of the Closing Date, shall be payable to the order of a Term Loan B Lender at the times provided in the Term Loan B Note, and shall be in the principal amounts of such Term Loan B Lender's Term Loan B Committed Amount, as applicable in accordance with the provisions of Section 2.4.1 (Term Loan B Commitments).

     2.4.3    Scheduled Payments of Term Loan B.

          (a) The Borrower shall make installment payments of principal of each Term Loan B equal to the Term Loan B Installment Payment Amount on each Term Loan B Installment Payment Date.

          (b) If not sooner paid, the entire unpaid principal balance of any Term Loan B shall be due and payable in full on Term Loan B Maturity Date.

     2.4.4    Optional Prepayments of Term Loan B.

          The Borrower may, without penalty or premium (other than any amounts due in respect thereof under Sections 2.6.4 or 2.1.11 hereof) and at their option, at any time and from time to time, prepay (each a "Term Loan B Optional Prepayment" and collectively the "Term Loan B Optional Prepayments") each Term Loan B, in whole or in part, upon two (2) Business Days prior written notice,
specifying the date and amount of prepayment.   The amount to be so prepaid,
together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Term Loan B in whole, shall be paid by the Borrower to the Agent for the ratable benefit of the Term Loan B Lenders on the date specified for such prepayment. Partial Term Loan B Optional Prepayments shall be in an amount not less $50,000 and shall be applied first to all accrued and unpaid interest on the principal of the Term Loan B Notes, then against principal under the Term Loan B Notes, in the inverse order of maturity.

     2.4.5    Mandatory Prepayments of Term Loan B.

          The Borrower shall make mandatory prepayments (each a "Term Loan B Mandatory Prepayment" and collectively, the "Term Loan B Mandatory Prepayments") of the Term Loan B to the Agent for the Term Loan B Lenders in accordance with their respective Pro Rata Shares annually beginning for the fiscal year ending December 31, 2000, in an amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow for such fiscal year, which shall be payable (with respect to each such fiscal year) on April 1 of each year (or, if earlier, ten (10) days after the date on which Borrower delivers the financial statements required to be delivered under Section 6.1.1(a)) immediately following the annual period of determination; provided that the Term Loan B Mandatory Prepayment shall be applied to the Term Loan B in inverse order of maturity.

Section 2.5    The Capital Expenditure Line Facility.

     2.5.1    Capital Expenditure Line Facility.

          Subject to and upon the provisions of this Agreement, the Formula Lenders collectively, but severally, establish a capital expenditure line facility in favor of the Borrower. The aggregate of all advances under the Capital Expenditure Line Facility are sometimes referred to in this Agreement collectively as the "Capital Expenditure Line".

          The amount set forth below each Formula Lender's signature to this Agreement is herein called such Formula Lender's "Capital Expenditure Line Committed Amount" and the total of each Formula Lender's Capital Expenditure Line Committed Amount equals Two Million Seven Hundred Thousand Dollars ($2,700,000) and is herein called the "Total Capital Expenditure Line Committed Amount". The proportionate share set forth below each Formula Lender's signature to this Agreement is herein called such Formula Lender's "Capital Expenditure Line Pro Rata Share."

          The obligation of each Formula Lender to make an advance under the Capital Expenditure Line is several and is limited to its Capital Expenditure Line Committed Amount, and such obligation of each Formula Lender is herein called its "Capital Expenditure Line Commitment". The Capital Expenditure Line Commitment of each of the Formula Lenders are herein collectively referred to as the "Capital Expenditure Line Commitments". Neither the Agent nor any Term Loan B Lender shall be responsible for the Capital Expenditure Line Commitment of any Formula Lender; and similarly, none of the Formula Lenders shall be responsible for the Capital Expenditure Line Commitment of any of the other Formula Lenders; the failure, however, of any Formula Lender to perform its Capital Expenditure Line Commitment shall not relieve any of the other Formula Lenders from the performance of their respective Capital Expenditure Line Commitments.

          During the Capital Expenditure Line Commitment Period, the Borrower may request advances under the Capital Expenditure Line Facility in accordance with the provisions of this Agreement; provided that after giving effect to the Borrower's request the following conditions must apply:

               (a) the outstanding principal balance of each Formula Lender's Capital Expenditure Line Pro Rata Share of the Capital Expenditure Line would not exceed such Formula Lender's Capital Expenditure Line Committed Amount; and

               (b) the aggregate outstanding principal balance of the Capital Expenditure Line would not exceed (i) prior to the delivery by the Borrower to the Agent of certified copies of its resolutions authorizing the borrowings under the Capital Expenditure Line up to the Total Capital Expenditure Line Committed Amount, $2,500,000, and (ii) on the date of such delivery and thereafter, the Total Capital Expenditure Line Committed Amount.

         Amounts repaid on the Capital Expenditure Line may not be reborrowed.

     2.5.2    Procedure for Making Advances Under the Capital Expenditure Line.

          The Borrower may borrow under the Capital Expenditure Line Facility on any Business Day. The Borrower shall give the Agent written notice (a "Capital Expenditure Line Notice") at least five (5) Business Days prior to the date on which such Borrower desires an advance under the Capital Expenditure Line.
Each Capital Expenditure Line Notice shall be accompanied by (a) a contract of sale, purchase order or invoice, in form and substance reasonably satisfactory to the Agent, which accurately and completely describes the Equipment which is the subject of the requested advance, the purchase price therefor, and expressly identifying and excluding the costs of delivery, installation, taxes, and other "soft" costs, and (b) evidence satisfactory to the Agent indicating that such Equipment has been delivered to and accepted by the Borrower. Each Capital Expenditure Line Notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Agent may require to determine the value and the delivery of the subject Equipment and compliance with the other terms of this Agreement. The amount to be advanced with respect to a Capital Expenditure Line Notice shall not exceed the lesser of (a) the amount requested by the Borrower or (b) eighty percent (80%) of the purchase price of the subject Equipment less costs of delivery, installation, taxes and any other "soft" costs. Upon receipt of any such Capital Expenditure Line Notice, the Agent shall promptly notify each Formula Lender of the amount of each advance to be made by such Formula Lender on the requested borrowing date under such Formula Lender's Capital Expenditure Line Commitment. Each advance under the Capital Expenditure Line shall be not less than Three Hundred Thousand Dollars ($300,000). The maximum number of advances under the Capital Expenditure Line shall be nine (9).

          Not later than 12:00 p.m. (Chicago, Illinois Time) on each requested borrowing date for the making of advances under the Capital Expenditure Line, each Formula Lender shall, if it has received timely notice from the Agent of the Borrower's request for such advances, make available to the Agent, in funds immediately available to the Agent at the Agent's office set forth in Section
9.1 (Notices) such Formula Lender's Capital Expenditure Line Pro Rata Share of the advances to be made on such date.

     2.5.3    Capital Expenditure Line Notes.

          The respective obligations of the Borrower to pay each Formula Lender's Capital Expenditure Line Pro Rata Share of the Capital Expenditure Line, with interest, shall be evidenced by a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the "Capital Expenditure Line Notes" and individually a "Capital Expenditure Line Note") substantially in the form of Exhibit "D-1" attached hereto and made a part hereof, with appropriate insertions including, without limitation, for principal payments required by Section 2.5.4. Whenever the Borrower obtains a Capital Expenditure Loan, each Formula Lender shall make an appropriate entry on its Capital Expenditure Line Note or in a separate loan account, or both, to evidence such Capital Expenditure Loan. Each such entry shall be prima facie evidence of the data entered, but such entries shall not be a condition to the Borrower's obligation to repay. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Capital Expenditure Line outstanding from time to time exceeds the aggregate of all Formula Lenders' Capital Expenditure Line Committed Amounts, then the excess shall bear interest at the rates provided from time to time for the Capital Expenditure Line evidenced by the Capital Expenditure Line Notes and shall be payable, with accrued interest, ON DEMAND. The Capital Expenditure Line Notes shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

     2.5.4    Payments of Capital Expenditure Line.

          Each advance under the Capital Expenditure Line shall be repayable in installment payments of principal monthly (on the first day of each month after the date of such advance) in an amount equal to 1/60th of the amount of the advance. At the time of each advance under the Capital Expenditure Line, the Borrower shall furnish a "Capital Expenditure Line Installment Payment Schedule" for each Formula Lender substantially in the form of Exhibit "D-2" attached hereto and made a part hereof, with appropriate insertions, which shall set forth aggregate installment payments due thereafter on all Capital Expenditure Line advances. Notwithstanding any amortization schedule for the Capital Expenditure Line, the unpaid principal sum of the Capital Expenditure Line, together with interest accrued and unpaid thereon, together with interest accrued and unpaid thereon, shall be due and payable in full on the Capital Expenditure Line Termination Date. The Capital Expenditure Line Installment Payment Schedules shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement or the Capital Expenditure Line Note.

     2.5.5    Optional Prepayments of Capital Expenditure Line

          The Borrower may, at its option, at any time and from time to time prepay (each a "Capital Expenditure Line Optional Prepayment" and collectively the "Capital Expenditure Line Optional Prepayments") the Capital Expenditure Line, in whole or in part without premium or penalty (other than any amounts due in respect thereof under Sections 2.6.4 or 2.1.11 hereof). The amount to be so prepaid, together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Capital Expenditure Line in whole, shall be paid by the Borrower to the Agent for the ratable (based upon each Formula Lender's Capital Expenditure Line Pro Rata Share) benefit of the Formula Lenders on the date specified for such prepayment.

     2.5.6    Application of Capital Expenditure Line Partial Prepayments

          Partial Capital Expenditure Line Optional Prepayments shall be in an amount not less than the aggregate amount of the next principal installment under the Capital Expenditure Line Notes and shall be applied first to all accrued and unpaid interest on the principal of the Capital Expenditure Line Note, and then pro rata to the balloon payment due at maturity and to the principal installment payments, which proration for each payment shall be equal to the amount to be prepaid times a fraction, the numerator of which is the amount of the balloon or installment (as applicable) payment and the denominator of which is the aggregate outstanding principal balance of the Capital Expenditure Line immediately prior to the prepayment.

Section 2.6    Interest.

     2.6.1    Applicable Interest Rates.

           (a) Each Loan (other than Term Loan B) shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the LIBOR Rate, as selected and specified by the Borrower in an Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.6.2(f), or as otherwise determined in accordance with the provisions of this Section 2.6 and as may be adjusted from time to time in accordance with the provisions of Section 2.6.3.

           (b) Term Loan B shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at a fixed rate equal to fifteen percent (15%) per annum.

           (c) In addition to interest payable under Section 2.6.1(b), additional interest on Term Loan B ("Special Term Loan B Interest") shall accrue and be owing by the Borrower. Such Special Term Loan B Interest shall equal the amount by which, as of any date of determination, (A) twenty percent (20%) per annum of the average daily principal balance of Term Loan B from the Closing Date through such date of determination exceeds (B) the sum of (x) the aggregate interest required to be paid on Term Loan B under Section 2.6.1(b) above from the Closing Date through such date of determination, and (y) the amount of the Closing Fee paid to the Agent for the ratable benefit of the Term Loan B Lenders under Section 2.7.3(c). The accrued Special Term Loan B Interest shall be paid by the Borrower upon maturity or payment in full of Term Loan B (whether by acceleration, declaration, extension or otherwise). The Borrower shall have the right at any time and from time to time to prepay all or any part of the outstanding Special Term Loan B Interest, but only to the extent that the Borrower specifically so directs the Agent in writing. The proceeds of any such prepayment or payment of Special Term Loan B Interest shall be applied first to all accrued and unpaid interest on Special Term Loan B Interest.

           (d) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Agent, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

     2.6.2    Selection of Interest Rates.

           (a) The Borrower may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on the Base Rate Loans and the LIBOR Loans.

           (b) From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.6.2(f) the Borrower may select an initial Applicable Interest Rate or Applicable Interest Rates for any Base Rate Loan or LIBOR Loan or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Base Rate Loan or LIBOR Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

           (c) The Borrower's selection of an Applicable Interest Rate and/or an Interest Period, its election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

           (i) the Borrower shall not at any time select or change to an Interest Period that extends beyond (A) the Revolving Credit Expiration Date in the case of the Revolving Loan, (B) the earlier of (1) the last scheduled principal installment payment date set forth in the Capital Expenditure Line Installment Payment Schedules from time to time or (2) the Capital Expenditure Line Expiration Date, in the case of the Capital Expenditure Line, or (C) the earlier of (y) January 1, 2007, or (z) the Revolving Credit Termination Date, in the case of the Term Loan A;

           (ii) no change from the LIBOR Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period; no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period; and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day;

           (iii) any Applicable Interest Rate change for any Base Rate Loan or LIBOR Loan to be effective on a date on which any principal payment on account of such Base Rate Loan or LIBOR Loan is scheduled to be paid shall be made only after such payment shall have been made;

           (iv) no more than five (5) different LIBOR Rates may be outstanding at any time and from time to time with respect to the Revolving Loan;

           (v) the first day of each Interest Period shall be a Eurodollar Business Day; and

           (vi) if, as of the effective date of a selection, a Default or an Event of Default exists, the Agent, in the exercise of its sole and absolute discretion, may elect that no such selection, election or adjustment shall be allowed.

           (d) The minimum principal amount of a LIBOR Loan shall be One Million Dollars ($1,000,000), and each such LIBOR Loan shall be an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000).

           (e) If a request for an advance under the Loans is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrower shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrower has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

           (f) Neither the Agent nor the Lenders will be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another Interest Rate, or to change Interest Periods, unless the Agent shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrower specifying the following information:

           (i)  the amount to be borrowed or converted or continued;

           (ii) a selection of the Base Rate or the LIBOR Rate;

           (iii) the length of the Interest Period if the Applicable Interest Rate selected is the LIBOR Rate; and

           (iv) the requested date on which such election is to be effective.


Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Agent not later than 12:00 noon (Chicago, Illinois Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 12:00 noon (Chicago, Illinois Time) on the third (3rd) Business Day before the effective date of any requested borrowing or conversion or continuation in the case of a selection of the LIBOR Rate.

     2.6.3    Inability to Determine LIBOR Base Rate.

           (a) In the event that (i) the Agent shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made or to be converted to a LIBOR Loan or (ii) any Formula Lender shall determine that the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made or to be converted to a LIBOR Loan does not adequately and fairly reflect such cost to the Formula Lender of funding or converting such Loan, the Agent shall give telephonic or written notice of such determination to the Borrower at least one (1) day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Loan shall be made or converted to a Base Rate Loan. Until such notice has been withdrawn by the Agent, the Borrower will not request that any Loan be made or converted to a LIBOR Loan.

           (b) If applicable Laws shall (i) make it unlawful for any Formula Lender to fund through the purchase of Dollar deposits with respect to any portion of a Loan that is based, or requested by the Borrower to be based, on LIBOR or otherwise give effect to the Formula Lender's obligations as contemplated under this Section with respect to the use of the LIBOR Rate, or
(ii) impose on any Formula Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Formula Lender which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of such Formula Lender which includes a LIBOR Rate, or
(iii) impose on any Formula Lender any restrictions on the amount of such a category of liabilities or assets which such Formula Lender may hold, then, in each such case, the Agent may, by notice thereof to the Borrower, terminate the LIBOR option. Any portion of the Loans subject thereto shall immediately bear interest thereafter at the Base Rate.

     2.6.4    Indemnity.

          The Borrower agrees to indemnify and reimburse the Agent and the Formula Lenders and to hold the Agent and the Formula Lenders harmless from any loss, cost (including administrative costs) or expense (including, without limitation, any such loss or expense arising from the reemployment of funds obtained by the Agent or any Formula Lender to maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained) which the Agent or any Formula Lender may sustain or incur as a consequence of
(a) a default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) the failure of the Borrower to make, or convert the Applicable Interest Rate of, a Loan after the Borrower has given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrower to make any prepayment of a LIBOR Loan after the Borrower has given notice of such intention to make such a prepayment, (d) the termination of the LIBOR option pursuant to Section 2.6.3(b), and/or (e) the making by the Borrower of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan. This agreement and covenant of the Borrower shall survive termination or expiration of this Agreement and payment of the other Obligations.

          Contemporaneously with any prepayment of principal of a LIBOR Loan, a prepayment fee shall be due and payable to the Formula Lenders in an amount equal to the product of

     (a)    the amount so prepaid

multiplied by

     (b)  the difference (but not less than zero) of

                (i) the constant maturity 360-day interest yield (as of the first day of the then effective Interest Period and expressed as a decimal) for a United States Treasury bill, note, or bond (a "Treasury obligation") selected by the Agent, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the then effective Interest Period, a remaining term approximately equal to the original Interest Period, minus

                 (ii) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on such Treasury obligation and having, as of the Business Day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by

           (c)    the quotient of

                 (i) the number of calendar days in the unexpired portion of the Interest Period,

     divided by

                 (ii) 360.

           The applicable yields on the Treasury obligations described above shall be determined based upon the Federal Reserve statistical release H.15 published for the applicable determination dates set forth above. Any Treasury obligation selected when the related Interest Period is one year or less shall be United States Treasury Bills. The Formula Lenders shall not be obligated or required to have actually reinvested the prepaid amount of the LIBOR Loan in any such Treasury obligation as a condition precedent to the Borrower's being obligated to pay a prepayment fee as outlined above. The Formula Lenders shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

     2.6.5    Payment of Interest.

           (a) Unpaid and accrued interest on Term Loan B (other than Special Term Loan B Interest) and on any advance of the Loans which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on April 1, 2000, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

           (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

           (c) Unpaid and accrued interest on any LIBOR Loan shall be paid on the last Business Day of each Interest Period for such LIBOR Loan (and, in addition, for any Interest Period of one hundred twenty (120) or one hundred eighty (180) days, on the first Business Day after the 89th day after the commencement of the Interest Period) and at maturity

(whether by acceleration, declaration, extension or otherwise); provided, however, that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment.

           (d) Special Term Loan B Interest shall be paid as outlined in Section 2.6.1(c).

Section 2.7    General Financing Provisions.

     2.7.1    Lender Authorizations.

           The Borrower hereby irrevocably authorizes the Agent and each of the Lenders to make Loans to the Borrower, and hereby irrevocably authorizes the Agent and each of the Formula Lenders to issue Letters of Credit for the account of the Borrower, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one (1) of the Persons who is from time to time a Responsible Officer of the Borrower under the provisions of the most recent "Certificate" of corporate resolutions and/or incumbency of the Borrower on file with the Agent. Neither the Agent nor any of the Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Agent and the Borrower or the Agent and any of the Lenders in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement.

     2.7.2    Use of Proceeds of the Loans.

           The proceeds of each Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Requisite Lenders in writing.

     2.7.3    Closing Fees.

           The Borrower shall pay, on or before the Closing Date, each of the following fees (collectively, the "Closing Fees"):

           (a) Syndication, Documentation and Agency Fee. On or before the Closing Date, the Borrower shall pay to the Agent, for its sole account and benefit, a syndication, documentation and agency fee in the amount of Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($337,500), which fee has been fully earned and is non-refundable.

           (b) Formula Lenders' Closing Fee. On or before the Closing Date, the Borrower shall pay to the Agent, for the ratable benefit of the Formula Lenders, a closing fee in the amount of Five Hundred Six Thousand Two Hundred Fifty Dollars ($506,250), which fee has been fully earned and is non-refundable.

           (c) Term Loan B Lenders' Closing Fee. On or before the Closing Date, the Borrower shall pay to the Agent, for the ratable benefit of the Term Loan B Lenders, a closing fee in the amount of One Hundred Fifty Thousand Dollars ($150,000), which fee has been fully earned and is non-refundable.

     2.7.4    Agency/Field Examination Fee.

          The Borrower shall pay to the Agent, for its sole account and benefit, an annual fee in the amount of One Hundred Thousand Dollars ($100,000), payable quarterly in arrears, which fee has been fully earned and is non-refundable and shall be paid on the Closing

Date. In addition, from and after the occurrence of an Event of Default, the Borrower shall pay to the Agent, for its sole account and benefit, a fee in the amount of $750 per day per auditor dispatched by Agent in connection with such Event of Default, to cover expenses relating to field examinations performed by such auditors, plus all out-of-pocket expenses of the Agent associated with
               ----
such Event of Default. All fees described in this Section 2.7.4 shall be referred to herein as the "Agency Fee."

     2.7.5    Computation of Interest and Fees.

           All applicable Fees and interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

     2.7.6    Payments.

           All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff or counterclaim to the Agent (except as otherwise provided herein) at the Agent's office specified in Section 9.1 (unless the Agent specifies a different address) in immediately available funds not later than 12:00 noon (Chicago, Illinois Time) on the due date of such payment. All payments received by the Agent after such time shall be deemed to have been received by the Agent for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Agent until such payments are paid to the Agent in immediately available funds. Unless otherwise provided in this Agreement or in the other Financing Documents, prior to the occurrence of an Event of Default, all payments shall be applied as follows: first to any Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued but unpaid interest on the Agent's Obligations, fourth to the then unpaid balance of the Agent's Obligations, fifth to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the other Obligations. Following the occurrence of an Event of Default, subject to Section 7.2.5, all payments shall be applied to the Obligations in such order and manner as shall be determined by the Agent in its sole and absolute discretion.

     2.7.7    Liens; Setoff.

           In addition to the Liens set forth in ARTICLE 3, the Borrower hereby grants to the Agent and to each of the Lenders a continuing Lien as security for all of the Obligations upon any and all monies, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Agent, any of the Lenders, and/or any Affiliate of the Agent and/or any of the Lenders, from or for the Borrower, and also upon any and all deposit accounts (general or special) and credits of the Borrower, if any, with the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders, at any time existing, excluding any deposit accounts held by the Borrower in its capacity as trustee. Without implying any limitation on any other rights the Agent and/or any of the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Agent is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations (including without limitation the Agent's Obligations) then outstanding (whether or not then due), all in such order and manner as shall be determined by the Agent in its sole and absolute discretion.

     2.7.8    Requirements of Law.

          In the event that any Lender shall have determined in Good Faith that
(a) the adoption after the Closing Date of any Laws regarding capital adequacy, or (b) any change after the Closing Date therein or in the interpretation or application thereof or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, as a consequence of the obligations of such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for the adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower of a written request therefor and a statement of the basis for such determination setting forth in reasonable detail the calculation of such amount, the Borrower shall pay to such Lender such additional amount or amounts in order to compensate for such reduction.

     2.7.9    Funds Transfer Services.

          (a) The Borrower acknowledges that the Agent has made available to the Borrower Wire Transfer Procedures, a copy of which is attached to this Agreement as Exhibit "E" and which include a description of the Security Procedures. The Borrower and the Agent agree that the Security Procedures are commercially reasonable. The Borrower further acknowledges that the full scope of the Security Procedures which the Agent or an Affiliate bank of the Agent offers and strongly recommends for funds transfers is available only if the Borrower communicates directly with the Agent or such Affiliate bank as applicable in accordance with said procedures. If the Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures or other security procedures of which the Borrower has received notice after the date hereof, the Agent or such Affiliate bank, as applicable, shall not be required to execute such instructions, but if the Agent or such Affiliate bank, as applicable, does so, the Borrower will be deemed to have refused the Security Procedures that the Agent or such Affiliate bank as applicable offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by the Agent or such Affiliate bank, as applicable, in Good Faith. The Agent or such Affiliate bank, as applicable, may modify Wire Transfer Procedures including, without limitation, the Security Procedures at such time or times and in such manner as the Agent or such Affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Agent's or such Affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Wire Transfer Procedures including, without limitation, the Security Procedures, the Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Agent nor any Affiliate of the Agent is responsible for detecting any error in payment order sent by the Borrower to the Agent or any of the Lenders.



          (b) The Agent or such Affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Agent or such Affiliate bank, as applicable, may use any means and routes that the Agent or such Affiliate bank, as applicable, in its sole and absolute discretion, may consider suitable for the transmission of funds under the circumstances. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Agent or such Affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and the Borrower acknowledges that the Agent's or such Affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and agreements.

     2.7.10    Mandatory Application of Net Proceeds.

          (a) The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay the Obligations outstanding at the time of such receipt; provided, however, that nothing in this Section 2.7.10 or in the definition of "Net Proceeds" shall constitute authorization for the Borrower or any of the Borrower's Subsidiaries to enter into any transaction that would generate Net Proceeds.

          (b) Subject to Section 7.2.5, Net Proceeds of Permitted Asset Dispositions shall be applied as follows:

                 (i) if any portion of such Net Proceeds are attributable to dispositions of Equipment or real property owned by the Borrower (other than the Phoenix, New York real property), Net Proceeds shall be applied to payments of the Term Loan A, in the inverse order of maturity, for the ratable benefit of the Formula Lenders, in an amount equal to that percentage of the then outstanding principal balance of Term Loan A that equals the percentage supported on the Closing Date by such Equipment or real property (as the case may be),

                 (ii) so long as any portion of Term Loan B is outstanding, (a) seventy-five percent (75%) of any amount thereof remaining after the application described in clause (b)(i) above shall be applied to the outstanding principal amount, if any, of Term Loan B, in the inverse order of maturity, for the ratable benefit of the Term Loan B Lenders, until Term Loan B is paid in full, and (b) any amount thereof remaining after the applications described in clauses (b)(i) and (b)(ii)(a) above shall be applied to the outstanding principal of the Term Loan A, for the ratable benefit of the Formula Lenders,

                (iii) after Term Loan B is paid in full but only until the date of an Amortization Reduction Event, (a) fifty percent (50%) of each amount thereof remaining after the application described in clause (b)(i) above shall be applied to the outstanding principal amount, if any, of Term Loan A, in the inverse order of maturity, for the ratable benefit of the Formula Lenders, (b) any amount thereof remaining after the applications described in clauses (b)(i) and (b)(iii)(a) above shall be applied to the outstanding principal of the Revolving Loans (but not to reduce any Formula Lender's Revolving Credit Committed Amount), for the ratable benefit of the Formula Lenders, and

                 (iv) from and after the date of an Amortization Reduction Event, each amount thereof remaining after the application described in clause (b)(i) above shall be applied to the outstanding principal of the Revolving Loans (but not to reduce any Formula Lender's Revolving Credit Committed Amount), for the ratable benefit of the Formula Lenders.

Section 2.8    Settlement Among Lenders.

     2.8.1  Revolving Loan.

          It is agreed that each Formula Lender's Net Outstandings are intended by the Formula Lenders to be equal at all times to such Formula Lender's Revolving Credit Pro Rata Share of the aggregate outstanding principal amount of the Revolving Loan outstanding. Notwithstanding such agreement, the several and not joint obligation of each Formula Lender to fund the Revolving Loan made in accordance with the terms of this Agreement ratably in accordance with such Formula Lender's Revolving Credit Pro Rata Share and each Formula Lender's right to receive its ratable share of principal payments on the Revolving Loan in accordance with its Revolving Credit Pro Rata Share, the Lenders agree that in order to facilitate the administration of this Agreement and the Financing Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 2.8.

     2.8.2    Settlement Procedures as to Revolving Loan.

          (a) In General. To the extent and in the manner hereinafter provided in this Section 2.8.2, settlement among the Formula Lenders as to the Revolving Loan may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 5.2 (Conditions to all Extensions of Credit) have been met. As of the Closing Date, the Agent has determined that the Settlement Dates shall occur on Wednesday of each week. On each Settlement Date payments shall be made by or to BANA and the other Formula Lenders in the manner provided in this Section 2.8.2 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of Section 2.8.2(b) in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Formula Lender's Net Outstandings shall equal such Formula Lender's Revolving Credit Pro Rata Share of the Revolving Loan outstanding.

          (b) Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of BANA, to settle accounts among the Formula Lenders with respect to principal amounts of the Revolving Loan less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Formula Lender a Settlement Report not later than 12:00 noon (Chicago, Illinois Time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.


          (c) Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and BANA may (but shall not be obligated to) advance to the Borrower out of BANA's own funds, the entire principal amount of any advance under the Revolving Loan requested or deemed requested pursuant to Section 2.1.2 (Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans) (any such advance under the Revolving Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by BANA shall be deemed to be a purchase by BANA of a one hundred percent (100%) participation in each other Formula Lender's Revolving Credit Pro Rata Share of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of BANA. On each Settlement Date, with notice to the Agent, each other Formula Lender shall (without duplication with Section 2.8.1) pay to BANA, as the repurchase of such participation, an amount equal to one hundred percent (100%) of such Formula Lender's Revolving Credit Pro Rata Share of the principal amount of such Non-Ratable Loan. Any payments or Net Proceeds received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Loan, shall be paid over to and retained by BANA for such application, and such payment to and retention by BANA shall be deemed, to the extent of each other Formula Lender's Revolving Credit Pro Rata Share of such payment, to be a purchase by each such other Formula Lender of a participation in the advance under the Revolving Loan (including the repurchase of participations in Non-Ratable Loans) made by BANA. Upon demand by another Formula Lender, with notice thereof to the Agent, BANA shall pay to the Agent, for the account of such other Formula Lender, as a repurchase of such participation, an amount equal to such other Formula Lender's Revolving Credit Pro Rata Share of any such amounts (after application thereof to the repurchase of any participations of BANA in such other Formula Lender's Revolving Credit Pro Rata Share of any Non-Ratable Loans) paid only to BANA by the Agent.


          (d) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Formula Lender's Net Outstandings which is required to comply with the first sentence of Section 2.8.1 (Revolving
Loan) is less than such Formula Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to BANA since the next preceding Settlement Date, such Formula Lender and the Agent, in their respective records, shall apply such Formula Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Formula Lender's Net Outstandings, and BANA shall pay to the Agent, for the account of such Formula Lender, the excess allocable to such Formula Lender.

          (e) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Formula Lender's Net Outstandings which is required to comply with the first sentence of Section 2.8.1 (Revolving
Loan) exceeds such Formula Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to BANA since the next preceding Settlement Date, such Formula Lender and the Agent, in their respective records, shall apply such Formula Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Formula Lender's Net Outstandings, and such Formula Lender shall pay to the Agent, for the account of BANA, any excess.


          (f) No Change in Outstandings. If a Settlement Report indicates that no advance under the Revolving Loan has been made during the period since the next preceding Settlement Date, then such Formula Lender's Revolving Credit Pro Rata Share of any amounts received by the Agent but paid only to BANA shall be paid by BANA to the Agent, for the account of such Formula Lender. If a Settlement Report indicates that the increase in the dollar amount of a Formula Lender's Net Outstandings which is required to comply with the first sentence of
Section 2.8.1 (Revolving Loan) is exactly equal to such Formula Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to BANA since the next preceding Settlement Date, such Formula Lender and the Agent, in their respective records, shall apply such Formula Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Formula Lender's Net Outstandings.

          (g) Return of Payments. If any amounts received by BANA in respect of the Obligations are later required to be returned or repaid by BANA to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the BANA's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Formula Lenders, each other Formula Lender shall, upon demand by BANA with notice to the Agent, pay to the Agent for the account of BANA, an amount equal to the excess of such Formula Lender's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Formula Lenders over the amount, if any, returned directly by such Formula Lender.

          (h)  Payments to Agent, Formula Lenders.

                 (i) Payment by any Formula Lender to the Agent shall be made not later than 2:00 p.m. (Chicago, Illinois Time) on the Business Day such payment is due, provided that if such payment is due on demand by the Agent or another Formula Lender, such demand is made on the paying Formula Lender not later than 10:00 a.m. (Chicago, Illinois Time) on such Business Day. Payment by the Agent to any Formula Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Formula Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 12:00 noon (Chicago, Illinois Time), the Agent shall pay such funds to such Formula Lender by 2:00 p.m. (Chicago, Illinois
          Time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Chicago, Illinois Time) on the first Business Day following the date of such demand.

                 (ii) If a Formula Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Formula Lender hereunder and apply such payments to such Formula Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                 (iii) With respect to the payment of any funds under this
          Section 2.8.2, whether from the Agent to a Formula Lender or from a Formula Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

     2.8.3    Term Loan A.

          The Agent shall pay to each Formula Lender on each Interest Payment Date, each Term Loan A Installment Payment Date, and on the date of each mandatory prepayment of Term Loan A, as the case may be, such Formula Lender's ratable share of all payments received by the Agent in immediately available funds on account of the Term Loan A, net of any amounts payable by such Formula Lender to the Agent, by wire transfer of same day funds; the amount payable to each Formula Lender shall be based on the principal amount of the Term Loan A owing to such Formula Lender.

     2.8.4    Term Loan B.

          The Agent shall pay to each Term Loan B Lender on each Interest Payment Date, each Term Loan B Installment Payment Date, and on the date of each mandatory prepayment of Term Loan B, as the case may be, such Term Loan B Lender's ratable share of all payments received by the Agent in immediately available funds on account of the Term Loan B, net of any amounts payable by such Term Loan B Lender to the Agent, by wire transfer of same day funds; the amount payable to each Term Loan B Lender shall be based on the principal amount of the Term Loan B owing to such Term Loan B Lender.

     2.8.5    Capital Expenditure Loan.

          The Agent shall pay to each Formula Lender on each Interest Payment Date and date provided in the Capital Expenditure Line Notes or Capital Expenditure Line Installment

Payment Schedule, as the case may be, such Formula Lender's Capital Expenditure Line Pro Rata Share of all payments received by the Agent in immediately available funds on account of the Capital Expenditure Line, net of any amounts payable by such Formula Lender to the Agent, by wire transfer of same day funds; the amount payable to each Formula Lender shall be based on the principal amount of the Capital Expenditure Line owing to such Formula Lender.

     2.8.6    Settlement of Other Obligations.

          All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, Fees payable to the Lenders and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent not later than 12:00 noon (Chicago, Illinois Time) on a Business Day will be paid by the Agent to each Lender by 2:00 p.m. (Chicago, Illinois Time) on the same Business Day, and any such amounts that are received by the Agent after 12:00 noon (Chicago, Illinois Time) will be paid by the Agent to each Lender by 2:00 p.m. (Chicago, Illinois Time) on the following Business Day. Unless otherwise stated herein, the Agent shall distribute Fees payable to the Formula Lenders ratably to the Formula Lenders based on each Formula Lender's Revolving Credit Pro Rata Share and shall distribute Fees payable to the Term Loan B Lenders ratably to the Term Loan B Lenders based on each Term Loan B Lender's Pro Rata Share. The Agent shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default to the Lenders in the manner described in Section 7.2.5.

     2.8.7    Presumption of Payment.

          (a) Unless the Agent shall have received notice from a Formula Lender prior to 12:00 noon (Chicago, Illinois Time) on the date of the requested date for the making of advances under the Revolving Loan that such Formula Lender will not, subject to the provisions of Section 2.8.3 hereof, make available to the Agent such Formula Lender's Revolving Credit Pro Rata Share of the advances to be made on such date, the Agent may assume that such Formula Lender has made such amount available to the Agent on such date in accordance with this Section 2.8, and the Agent, in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Formula Lender.

          (b) Subject to the provisions of Sections 2.8.2 and 2.8.3 hereof, if and to the extent such Formula Lender shall not have so made available to the Agent its Revolving Credit Pro Rata Share of the advances under the Revolving Loan made on such date, and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Formula Lender, such Formula Lender shall, on demand, pay to the Agent such corresponding amount, together with interest thereon, at the Federal Funds Rate, for each day from the date such corresponding amount shall have been so available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent. Such Formula Lender shall not be entitled to payment of any interest which accrues on the amount made available by the Agent to the Borrower for the account of such Formula Lender until such time as such Formula Lender reimburses the Agent for such amount, together with interest thereon, as provided in this Section 2.8.7.


          (c) A certificate of the Agent submitted to any Formula Lender with respect to any amounts owing to the Agent by such Formula Lender under this
Section 2.8.7 shall be rebuttably presumptive evidence of such amounts, absent manifest error. If such Formula Lender does not pay any amounts owing to the Agent promptly upon the Agent's demand, the Agent shall promptly notify the Borrower of such Formula Lender's failure to make payment, and the Borrower shall immediately repay such amounts to the Agent, together with accrued interest thereon at the applicable rate on the Revolving Loan, all without prejudice to the rights and remedies of the Agent against any defaulting Formula Lender. Any and all amounts due and payable to the Agent by the Borrower under this Section 2.8.7 constitute and shall be part of the Agent's Obligations.

          (d) Unless the Agent shall have otherwise received notice from the Borrower prior to the date on which any payment is due to the Agent that the Borrower will not make such payment in full, the Agent may assume that the Borrower have made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

     2.8.8    Tax Withholding Clause.

          Each Lender or Assignee or participant of a Lender that is not incorporated or organized under the Laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two (2) duly completed copies of the following: (a) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, Assignee or participant is entitled to receive payments under this Agreement and the other Financing Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (b) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, Assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender, Assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (i) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of each Lender; (ii) each Assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such Assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, Assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Lender, Assignee or participant is entitled to receive payments under this Agreement and the other Financing Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, Assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

Section 2.9    Amendment and Restatement.

          This Agreement amends and restates the Original Financing Agreement. As such, this Agreement represents in part a renewal of, and is issued in substitution and exchange for, and not in satisfaction of, the loans and the other obligations under the Original Financing Agreement. The loans and the other obligations under the Original Financing Agreement are continuing obligations of the Borrower to the Bank, and nothing herein shall be construed to deem such loans or obligations paid, or to release or terminate any lien or security interest given to secure such original Loans or obligations. Bank may satisfy all or a portion of its obligation to make the Loans on the Closing Date by converting the original loans into Loans under this Amended and Restated Financing and Security Agreement, and payment in full of and the satisfaction of all Obligations under this Amended and Restated Financing and Security Agreement shall also be deemed to be payment in full and satisfaction of such original loans.

                          ARTICLE 3    THE COLLATERAL

Section 3.1    Debt and Obligations Secured.

          All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all Letter of Credit Obligations and any and all Agent's Obligations, and (b) the performance, compliance with and observance by the Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations. Subject to Section 7.2.5, the security interest and Lien of each Lender and the Agent in such property shall rank equally in priority with the interest of each other Lender.

Section 3.2    Grant of Liens.

          The Borrower hereby assigns, pledges and grants to the Agent, for the benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, and agrees that the Agent and the Lenders shall have a perfected and continuing security interest in, Lien on, and a right of set-off against the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (the "Collateral"): (a) all of Borrower's rights, title and interest in and to its Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Securities, and General Intangibles, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. The Borrower further agrees that the Agent, for the benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

          The Agent, the Lenders and the Borrower agree that this ARTICLE 3 is intended to grant and govern Liens on the assets of the Borrower. Any and all references to Collateral included elsewhere in this Agreement (other than in this ARTICLE 3) are intended to include and govern the Collateral of the Borrower, whether the Liens on such Collateral arise under the provisions of this Agreement or under any of the other Security Documents.

Section 3.3    Collateral Disclosure List.

          On or prior to the Closing Date, the Borrower shall deliver to the Agent a list (the "Collateral Disclosure List") which shall contain such information with respect to the Borrower's business and real and personal property as the Agent may require and shall be certified by a Responsible Officer of the Borrower, all in the form provided to the Borrower by the Agent. Without implying any limitation on any other provision of this Agreement, the Borrower shall furnish to the Agent an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be necessary to make the information contained in the Collateral Disclosure List complete and correct and at other times as may be requested by the Agent. Such updates shall be deemed to be included in the definition of "Collateral Disclosure List."

Section 3.4    Personal Property.

          The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Agent, for the benefit of the Lenders and the Agent shall have a first priority, perfected Lien, in form and substance satisfactory to the Agent and its counsel, on all of the Borrower's Collateral, whether now owned or hereafter arising or acquired: In furtherance of the foregoing:

     3.4.1    Securities, Instruments Chattel Paper, Promissory Notes, etc.

          (a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens) above, the Borrower shall deliver to Agent, for the benefit of the Lenders and the Agent, all originals of all of the Collateral consisting of Securities, Instruments, Chattel Paper and Documents (other than checks for deposit in the ordinary course) and, if the Agent so requires, shall execute and deliver a separate pledge, assignment and security agreement in form and content reasonably acceptable to the Agent, which pledge, assignment and security agreement shall assign, pledge and grant a Lien to the Agent, for the benefit of the Lenders and the Agent, on all of such Collateral.


          (b) In the event that the Borrower shall acquire after the Closing Date any Collateral consisting of Securities, Instruments, Chattel Paper or Documents, (other than checks for deposit in the ordinary course) the Borrower shall promptly so notify the Agent and deliver the originals of all of the foregoing to the Agent promptly and in any event within ten (10) days of each acquisition.


          (c) All Collateral consisting of Securities, Instruments, Chattel Paper and Documents (other than checks for deposit in the ordinary course) shall be delivered to the Agent endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Agent may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

     3.4.2    Intellectual Property.

          (a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens) above, the Borrower shall execute and deliver all Financing Documents and take all actions requested by the Agent in order to perfect a first priority assignment of Patents, Copyrights, Trademarks, customer lists or any other type or kind of intellectual property owned by the Borrower on the Closing Date. In addition, the Borrower agrees to take those actions consistent with this Agreement and the other Financing Documents to perfect a collateral assignment of such property acquired by such Borrower after the Closing Date.

          (b) The Borrower grants to the Agent the nonexclusive right and license after and during the continuance of an Event of Default to use any and all Intellectual Property of the Borrower for the purposes set forth in Section
7.2 (Remedies) and for the purpose of enabling the Agent to process and realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the rights and remedies of the Agent and/or any of the Lenders under this Agreement, under any of the Financing Documents or under applicable Laws, to use, sell or otherwise dispose of the Collateral. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrower or any other Person by the Agent, any Lender or any purchaser or purchasers of the Collateral. The Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this Section.

Section 3.5    Record Searches.

          As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower pursuant to this Section, the Agent shall have received, in form and substance satisfactory to the Agent, such Lien or record searches with respect to the Borrower and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens, to the extent permitted under Section 3.4 (Personal Property.), or to such other matters as the Requisite Lenders may approve.

Section 3.6    Real Estate.

     The Borrower acknowledges and agrees that it is the intention of the parties to this Agreement that the Agent, for the benefit of the Lenders and the Agent, shall have a first priority, perfected Lien, in form and substance reasonably satisfactory to the Agent and its counsel, on all of Borrower's real property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any.

     With respect to each parcel of real property now owned by the Borrower, the Borrower, as appropriate, shall on the Closing Date execute and deliver the Mortgages. With respect to real property acquired by the Borrower on or after the Closing Date, the Borrower shall, promptly after acquisition thereof, grant a Lien covering such real property to the Agent, for the benefit of the Lenders and the Agent, under the provisions of a mortgage, deed of trust, or other document, as appropriate. Each Financing Document to be executed and delivered pursuant hereto shall:

          (a)  be in form and substance reasonably satisfactory to the Agent;

          (b) create a first priority Lien in such real property in favor of the Agent, for the benefit of the Lenders and the Agent, subject only to Permitted Liens, and such other matters as the Agent may approve;


          (c) be accompanied by a current appraisal of the fair market value of the subject real property prepared by appraisers satisfactory to the Agent;

          (d) be accompanied by a current survey satisfactory in all respects to the Agent of the subject real property, prepared by a registered land surveyor or engineer satisfactory to the Agent;


          (e) be accompanied by evidence satisfactory to the Agent and Lenders regarding the current and past pollution control practices at such real property in connection with the discharge, emission, handling, disposal or existence of Hazardous Materials, which may include, at the reasonable request of the Agent or the Requisite Lenders, an environmental audit of such real property prepared by a person or firm reasonably acceptable to the Agent;


          (f) be accompanied by a mortgagee's title insurance policy or marked-up unconditional commitment or binder for such insurance in form and substance satisfactory to the Agent and issued by a title insurance company satisfactory to the Agent; and


          (g) be accompanied by a signed opinion of counsel addressed to the Agent and each of the Lenders, in form and substance reasonably satisfactory to the Agent.


Section 3.7    Costs.

          The Borrower agrees to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all reasonable costs, fees and expenses incurred by the Agent or any Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                 (a) reasonable fees and expenses incurred by the Agent in preparing, reviewing, negotiating and finalizing the Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents, including, any amendments and supplements thereto);


                 (b)  all filing and/or recording taxes or fees;

                 (c)  all title insurance premiums and costs;

                 (d)  all costs of Lien and record searches;

                 (e) reasonable attorneys' fees in connection with all legal opinions required;

                 (f)  appraisal and/or survey costs; and

                 (g)  all related costs, fees and expenses.

Section 3.8    Release.

          Upon the payment and performance of all Obligations of the Borrower and all obligations and liabilities of each other Person, other than the Agent and the Lenders, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, all Letters of Credit, and all Outstanding Letter of Credit Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Agent shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Agent and/or any of the Lenders to readvance amounts which would be secured thereby and/or no commitment or obligation of the Agent to issue or cause to be issued any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.

Section 3.9    Inconsistent Provisions.

          In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                  ARTICLE 4    REPRESENTATIONS AND WARRANTIES


Section 4.1    Representations and Warranties.

          The Borrower represents and warrants to the Agent and the Lenders, as follows:

     4.1.1    Subsidiaries.

          The Borrower has the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of the Borrower's ownership interests therein.

     4.1.2    Good Standing.

          Each of the Borrower and its Subsidiaries, if any, (a) is a corporation, duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (b) has the legal power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     4.1.3    Power and Authority.

          The Borrower has full legal power and authority to execute and deliver this Agreement and the other Financing Documents and Merger Documents to which it is a party, to make the borrowings and to request Letters of Credit under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action on the part of the Borrower. No consent or approval of shareholders or any creditors of the Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of the Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents, the performance by the Borrower of the Obligations, except for consents, approvals, filings, registrations and notices that shall be received, given or accomplished on or before the Closing Date and except for filings necessary for perfection of Liens in favor of the Agent.

     4.1.4    Binding Agreements.

          This Agreement and each of the other Financing Documents and Merger Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are fully enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

     4.1.5    No Conflicts.

          Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents or Merger Documents executed and delivered by the Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by
(a) the Borrower's charter or bylaws,

(b) any other existing mortgage, indenture, material contract or material agreement binding on the Borrower or affecting its property, or (c) any Laws, the conflict or violation of which could reasonably be expected to have a Material Adverse Effect.

     4.1.6    No Defaults, Violations.

          (a)  No Default or Event of Default has occurred and is continuing.

          (b) The Borrower is not in default under or with respect to any obligations under the Indenture.

          (c) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect (other than the defaults under the Indenture, as further described on Schedule 4.1.6(b)), which default could reasonably be expected to have a Material Adverse Effect.

     4.1.7    Compliance with Laws.

          Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting Borrower or any of its Subsidiaries or any of its or their respective properties, the violation of which, considered in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.1.8    Margin Stock.

          None of the proceeds of the Loans will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

     4.1.9    Investment Company Act; Margin Securities.

          Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U (12 CFR
Part 221), of the Board of Governors of the Federal Reserve System.

     4.1.10    Litigation.

          There are no proceedings, actions or investigations pending or, so far as the Borrower knows, threatened before or by any court, arbitrator or any Governmental

Authority which, in any one case or in the aggregate, as determined by the Agent in Good Faith, could reasonably be expected to have a Material Adverse Effect.

     4.1.11    Financial Condition of Borrower.

          (a) The interim financial statements delivered to the Agent by the Borrower under Section 6.1.1(c) (Financial Statements) of this Agreement from time to time, are in all material respects complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the dates and for the periods referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (subject to normal year-end adjustments and the absence of footnotes). There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower or any of its Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto to the extent required by GAAP. There has been no material adverse change in the financial condition or operations of the Borrower and its Subsidiaries since the Closing Date and to the best of the Borrower's knowledge (after due inquiry) no such material adverse change is pending or threatened. Neither the Borrower nor any of its Subsidiaries has guaranteed the obligations of, or made any investment in or advances to, any Person, except as reflected in such financial statements.


          (b) The audited annual financial statements of the Borrower delivered to the Agent by the Borrower under Section 6.1.1(a) (Financial Statements) of this Agreement from time to time, are in all material respects complete and correct and fairly present the financial position of the Borrower and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower or its Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto to the extent required by GAAP. Neither Borrower nor any of its Subsidiaries has guaranteed the obligations of, or made any investment in or advances to, any Person, except as reflected in such financial statements.

     4.1.12    Proforma Financial Statements.

          On or before the Closing Date, the Borrower has furnished to the Agent a proforma consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1999 (the "Proforma Balance Sheet"), together with proforma financial projections for the two (2) year period subsequent to the Closing Date (the "Proforma Financial Projections"). The Proforma Balance Sheet is correct and complete in all material respects, and fairly presents in all material respects the proforma consolidated financial condition of the Borrower and its Subsidiaries. The Proforma Financial Projections represent the Borrower's good faith estimate of the future operations of the Borrower as of the date thereof and are based on reasonable assumptions. The Proforma Financial Projections are not a guaranty of future performance.

     4.1.13    Full Disclosure.

          The financial statements referred to in Section 4.1.11 (Financial Condition of Borrower) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by the Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Agent prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which constitutes or could reasonably be expected to have a Material Adverse Effect.

     4.1.14    Solvency.

          In each case after giving effect to the Indebtedness for Borrowed Money represented by the Obligations outstanding and/or to be incurred and the transactions contemplated by this Agreement, the Borrower is solvent, having assets of a fair salable value which exceed the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated Liabilities), and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and have adequate capital to conduct the business in which it is or proposes to be engaged.

     4.1.15    Indebtedness for Borrowed Money.

          Except for the Obligations, and except as set forth in Schedule 4.1.15 attached hereto and made a part of this Agreement or, following the Closing Date, as otherwise permitted under Section 6.2.4 hereof, the Borrower has no Indebtedness for Borrowed Money. The Agent has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in
Schedule 4.1.15, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

     4.1.16    Taxes.

          The Borrower and its Subsidiaries have filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, are required to have been filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition of Borrower) above, and are now, adequately provided for on the books of the Borrower and its Subsidiaries, as appropriate. Except to the extent being contested diligently and in good faith in accordance with the provisions of this Agreement, no tax liability has been asserted by the Internal Revenue Service or any state or local authority against the Borrower for Taxes that has not been paid or provided for.

     4.1.17    ERISA.

          With respect to any "pension plan" as defined in Section 3(2) of ERISA, which plan is now or in the two years previous to the Closing Date has been maintained or contributed to by the Borrower and/or to the Borrower's knowledge by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code (S) 412 or ERISA (S) 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred which could reasonably be expected to have a Material Adverse Effect; (c) no termination of any plan subject to Title IV of ERISA has occurred which could reasonably be expected to have a Material Adverse Effect; (d) neither the Borrower nor, to the Borrower's knowledge, any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA (S) 4203 from any Multiemployer Plan; (e) neither the Borrower nor, to the Borrower's knowledge, any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA (S) 4205 with respect to any Multiemployer Plan; and (f) no Multiemployer Plan to which the Borrower or, to the Borrower's knowledge, any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA (S) 4241, nor has notice been received by the Borrower or any commonly controlled entity that such a Multiemployer Plan will be placed in "reorganization".

     4.1.18    Title to Properties.

          The Borrower has good and marketable title to or good leasehold interest in all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the Pro Forma Balance Sheet and the balance sheets described in Section 4.1.11 (Financial Condition of Borrower) above, subject to Permitted Liens.

     4.1.19    Patents, Trademarks, Etc.

          The Borrower and each of its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own their respective properties and to conduct their respective businesses as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements furnished from time to time and described in Section 4.1.11 (Financial Condition of Borrower) above to the extent required by GAAP.

     4.1.20    Employee Relations.

          Except as disclosed on Schedule 4.1.20 attached hereto and made a part of this Agreement, (a) neither the Borrower nor any Subsidiary thereof nor any of the Borrower's or its Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and to the Borrower's knowledge no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower, threatened between the Borrower or any Subsidiary and its employees, and (d) neither the Borrower nor any Subsidiary is subject to an employment contract, severance agreement, commission contract (other than contracts with sales representatives), consulting agreement or bonus agreement. Hours worked and payments made to the employees of the Borrower have not been in violation of the Fair Labor Standards Act, or any other applicable Law dealing with such matters. All payments due from the Borrower or any of its Subsidiaries or for which any claim may be made against the Borrower or a Subsidiary, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books in accordance with applicable Laws. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents, will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party or by which it is bound.

     4.1.21    Presence of Hazardous Materials or Hazardous Materials
               Contamination.

          To the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by the Borrower or any of its Subsidiaries in the ordinary course of its business and stored, used, managed after use and disposed of in compliance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower or any of its Subsidiaries or for which the Borrower or any of its

Subsidiaries has, or is claimed to have, responsibility has ever been used as a manufacturing or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

     4.1.22    Perfection and Priority of Collateral.

          The Agent and the Lenders have, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

     4.1.23    Places of Business and Location of Collateral.

          The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of the Borrower, (b) any and each other place of business of the Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which the Borrower maintains a place of business as identified on the Collateral Disclosure List.

     4.1.24    Business Names and Addresses.

          Except as set forth in Collateral Disclosure List as in effect on the Closing Date, in the five (5) years preceding the date hereof, the Borrower has not changed its name, identity or corporate structure, has not conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

     4.1.25    Equipment

          No Equipment is held by the Borrower on a sale on approval basis.

     4.1.26    Inventory.

          As of the Closing Date, except to the extent from time to time disclosed in Borrowing Base Reports provided to the Agent, the Inventory of the Borrower is (a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by the Borrower are consigned to or held on sale or return terms by the Borrower. All Inventory manufactured or produced by the Borrower or any Subsidiary has been and continues to be manufactured and produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor.

     4.1.27    Accounts.

          With respect to all of Borrower's Accounts, (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, any Instruments and Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Agent for the benefit of itself and the Lenders); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the Borrower's books and records, with respect thereto are actually and absolutely owing to the Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Agent by the Borrower;
(e) to the best of the Borrower's knowledge (after due inquiry), all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Agent and the Lenders by this Agreement and Permitted Liens.

     4.1.28    Compliance with Eligibility Standards.

          Each Account of the Borrower and all Inventory included in the calculation of the Borrowing Base does, as of the time of the most recent Borrowing Base Report, meet and comply with all of the standards for Eligible Receivables and Eligible Inventory. With respect to all Eligible Receivables set forth in the most recent Borrowing Base Report (a) there are no facts, events or occurrences known to the Borrower which in any way materially impair the validity, collectability or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to the Borrower which are threatened or pending against any Account Debtor which could reasonably be expected to result in any material adverse change in the Borrowing Base.

     4.1.29    Chatwins Merger

          On or before the Closing Date, the Agent has received true and correct photocopies of the Chatwins Merger Agreement and each of the Chatwins Merger Documents, executed, delivered, and/or furnished on or before the Closing Date in connection with the Chatwins Merger. Neither the Chatwins Merger Agreement nor any of the Chatwins Merger Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Agent in writing on or before the Closing Date or except to the extent that Agent shall have given its prior written consent thereto after the Closing Date. On the Closing Date, the Chatwins Merger will be effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Chatwins Merger Agreement and in accordance with all applicable Laws.

     4.1.30    Oneida Merger

          On or before the Closing Date, the Agent has received true and correct photocopies of each of the Oneida Merger Documents, executed, delivered, and/or furnished on or before the Closing Date in connection with the Oneida Merger. None of the Oneida Merger Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Agent in writing on or before the Closing Date or except to the extent that Agent shall have given its prior written consent thereto after the Closing Date. On the Closing Date, the Oneida Merger will be effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Oneida Merger Documents and in accordance with all applicable Laws.

     4.1.31    King-Way Merger

          On or before the Closing Date, the Agent has received true and correct photocopies of the King-Way Merger Agreement and each of the King-Way Merger Documents, executed, delivered, and/or furnished on or before the Closing Date in connection with the King-Way Merger. Neither the King-Way Merger Agreement nor any of the King-Way Merger

Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Agent in writing on or before the Closing Date or except to the extent that Agent shall have given its prior written consent thereto after the Closing Date. On the Closing Date, the King-Way Merger will be effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the King-Way Merger Agreement and in accordance with all applicable Laws.

     4.1.32    Year 2000 Compliance.

          The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

Section 4.2    Survival; Updates of Representations and Warranties.

          All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loans or the issuance of each Letter of Credit.

                       ARTICLE 5    CONDITIONS PRECEDENT

Section 5.1    Conditions to the Initial Advance and Initial Letter of Credit.

          Except as set forth in the Post Closing Agreement, the making of the initial advance under the Revolving Loans and the Term Loans, and the issuance of any initial Letter of Credit, is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:

     5.1.1    Organizational Documents.

          The Agent shall have received from the Borrower:

          (a) a certificate of good standing/legal existence certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation/formation of the Borrower;

          (b) a certificate of qualification to do business for the Borrower certified by the Secretary of State or other Governmental Authority of each state in which the Borrower's business requires such qualification, except for those states where the failure to so qualify could not reasonably be expected to have Material Adverse Effect;

          (c) certificates dated as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower with respect to:

                 (i) true and complete copies of the Borrower's corporate charter and bylaws, and all amendments thereto;

                 (ii) true and complete copies of the resolutions of its Board of Directors authorizing (i) the execution, delivery and performance of the Financing Documents to which it is a party, (ii) the borrowings by the Borrower hereunder, and (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which it is a party; and

                 (iii) the incumbency, authority and signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which it is a party.


     5.1.2    Opinions of Counsel.

          The Agent shall have received (i) the favorable opinion of counsel for the Borrower, (ii) the favorable opinion of each of Borrower's Pennsylvania, North Carolina, Indiana, Wisconsin, Ohio, Oklahoma, Georgia, Illinois, Missouri, Texas, West Virginia and Utah local counsels, and (iii) either the favorable opinion, or the right to rely on a favorable opinion, of each counsel to any party that is giving an opinion in connection with any of the Mergers. Each of the foregoing opinions (or reliance documents) shall be addressed to the Agent and each Lender in form satisfactory to the Agent and each Lender and each of their respective counsel.

     5.1.3    Consents, Licenses, Approvals, Etc.

          The Agent shall have received, as certified by a Responsible Officer of the Borrower, copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and such consents, licenses and approvals shall be in full force and effect.


     5.1.4    Notes.

          The Agent shall have received for delivery to each of the Lenders the Notes, each conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested, if required, by a duly authorized representative of the Borrower.

     5.1.5    Financing Documents and Collateral.

          The Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered any Collateral consisting of original Chattel Paper, Instruments, Securities, opinions, title insurance, and other documents contemplated by ARTICLE 3 hereof.

     5.1.6    Other Financing Documents.

          In addition to the Financing Documents to be delivered by the Borrower, the Agent shall have received the Financing Documents duly executed and delivered by Persons other than the Borrower.

     5.1.7    Other Documents, Etc.

          The Agent shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Agent.

     5.1.8    Payment of Fees.

          The Agent and the Lenders shall have received payment of any Fees due on or before the Closing Date.

     5.1.9    Collateral Disclosure List.

          The Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) hereof duly executed by a Responsible Officer of the Borrower.

     5.1.10    Recordings and Filings.

          The Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Agent, for the benefit of the Lenders and the Agent, a perfected Lien in the Collateral in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

     5.1.11    Insurance Certificate.

          The Agent shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) of this Agreement.

     5.1.12    Landlord's Waivers.

          The Agent shall have received a landlord's waiver from each landlord of each and every business premise leased by the Borrower and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be substantially in the form attached hereto as Exhibit "G-2" and otherwise acceptable to the Agent and its counsel.

     5.1.13    Bailee Acknowledgments.

          The Agent shall have received an agreement acknowledging the Liens of the Agent, for the benefit of the Lenders and the Agent, from each bailee, warehouseman, consignee or similar third party which has possession of any of the Collateral, which agreements must be substantially in the form attached hereto as Exhibit "G-1" and otherwise acceptable to the Agent and its counsel.

     5.1.14    Field Examination; Appraisals.

          The Agent shall have completed a field examination of the Borrower's business, operations and income, the results of which field examination shall be in all respects acceptable to the Agent in its sole and absolute discretion and shall include reference discussions with key customers and vendors. The Agent shall have received an appraisal of the Borrower's machinery and equipment conducted by MEI Corporation, and an appraisal for each parcel of real property owned by the Borrower conducted by appraisers satisfactory to the Agent, which appraisals shall each be in such form and content as may be required by the Agent.

     5.1.15    Environmental Reports.

          The Agent shall have received a phase I environmental site assessment (together with such additional reports as the Agent shall require), conducted by an environmental firm acceptable to Agent, for each parcel of real property covered by the Mortgages, which assessments and reports shall be satisfactory to the Agent.

     5.1.16    Title Work.

          The Agent shall have received a title policy in ALTA form and otherwise satisfactory to the Agent, for each parcel of real property covered by the Mortgages.

     5.1.17    Surveys.

          The Agent shall have received a survey for each parcel of real property covered by the Mortgages, performed by a surveyor with qualifications acceptable to the Agent, certified to the Agent, and complying with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and Congress on Surveying and Mapping.

     5.1.18    Proforma Balance Sheet and Projections.

          The Agent shall have received and approved the Borrower's Proforma Balance Sheet and Proforma Financial Projections, which Proforma Balance Sheet and Proforma Financial Projections must be in form and content acceptable to the Agent.

     5.1.19    Material Adverse Change.

          No material adverse change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower since the date of the financial statements attached hereto as Schedule 5.1.19.

     5.1.20    Collateral Account, Lockbox, etc.

          The Borrower shall have established a Collateral Account, Lockbox, controlled disbursement account and all other accounts required under this Agreement.

     5.1.21    Minimum Required Availability at Closing.

          On the Closing Date, the aggregate outstanding principal amount of the Revolving Loan and the current stated amount of the Letters of Credit shall not exceed an amount equal to (i) the lesser of (A) the Borrowing Base minus the Reserve Amount or (B) the Revolving Credit Committed Amount, minus (ii) Three Million Five Hundred Thousand Dollars ($3,500,000), such amount to be determined after application of the Permitted Uses of the Revolving Loan required to be made on the Closing Date, the amount of the costs relating to the closing of this Agreement (including, without limitation, applicable Fees, recording costs, recording taxes, and the fees and expenses of the Borrower's and the Agent's professionals).

     5.1.22    Indenture.

          The Agent shall have received evidence satisfactory to the Agent, in its sole discretion, that the Loans and other transactions contemplated hereby (including without limitation the Mergers) will not violate the provisions of the Indenture, including without limitation that certain Fifth Supplemental Indenture, dated as of March 16, 2000, pursuant to which the holders of the Senior Notes have (i) eliminated from the Indenture and any related documents any prohibition or limitation on the Borrower's ability to pledge any of its assets to the Agent for the benefit of the Agent and the Lenders as security for the Obligations (including the Agent's Obligations, (ii) waived all defaults existing as of the Closing Date under the Indenture and any related documents,
(iii) consented to the Chatwins Merger, and (iv) waived any requirement that the Borrower offer to repurchase any more than $2,525,000 in principal amount of the Senior Notes in June 2000, such waivers or amendments to be satisfactory in form and substance to the Agent, in its sole discretion.

     5.1.23    Mergers.

          The Agent shall have received (a) evidence satisfactory to the Agent, in its sole discretion, that each of the Mergers has been or will be on the Closing Date consummated in accordance with all applicable Laws, and (b) copies of all of the Merger Documents, certified as true, correct and complete by a Responsible Officer of the Borrower.

     5.1.24    Completion of Schedules.

          The Agent shall have received and approved all Schedules to this Agreement fully completed.

Section 5.2    Conditions to all Extensions of Credit.

          The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:

     5.2.1    Borrowing Base; Other Conditions.

          The Borrower shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report) of this Agreement, there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrower shall have furnished to the Agent such reports, schedules, certificates, records and other papers as may be reasonably requested by the Agent and the Borrower shall have complied with the other terms and conditions for advances and Letters of Credit contained in ARTICLE 2.

     5.2.2    Default.

          There shall exist no Event of Default or Default hereunder, and none shall arise immediately before or immediately after the making of the advance or issuance of the Letter of Credit requested.

     5.2.3    Representations and Warranties.

          The representations and warranties of the Borrower contained among the provisions of this Agreement or in any report, statement, schedule, certificate, financial statement or other document furnished in connection with this Agreement or any of the other Financing Documents shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition of Borrower) shall also be deemed to cover financial statements furnished from time to time to the Agent pursuant to Section 6.1.1 (Financial Statements) of this Agreement and except to the extent such representations were made only as of a specific date.

     5.2.4    Legal Matters.

          All legal documents incident to each advance under the Loans and the issuance of each Letter of Credit shall be satisfactory to counsel for the Agent.

     5.2.5    Adverse Change.

          No change shall have occurred in the condition (financial or otherwise), operations or business of the Borrower and its Subsidiaries since the Closing Date which could reasonably be expected to constitute a Material Adverse Effect.

                    ARTICLE 6    COVENANTS OF THE BORROWER

Section 6.1    Affirmative Covenants.

          So long as any of the Obligations (or any of the Commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Agent and Lenders as follows:

     6.1.1    Financial Statements.

          (a) Annual Statements and Certificates. The Borrower shall furnish to the Agent and the Lenders as soon as available, but in no event more than ninety
(90) days after the close of each fiscal year of the Borrower, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Agent relating to the Borrower and its Subsidiaries, prepared in accordance with GAAP and examined and audited by independent certified public accountants of nationally recognized standing, which financial statement shall include a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statement of income, and consolidated statements of cash flows and changes in shareholders equity of the Borrower and its Subsidiaries for such fiscal year, (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and an unaudited consolidating statement of income for such fiscal year, and (iii) a Compliance Certificate, in substantially the form attached to this Agreement as Exhibit "F", containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth any schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Agent and (iii) a management letter in the form prepared by the Borrower's independent certified public accountants.

          (b) Annual Opinion of Accountant. The Borrower shall furnish to the Agent and Lenders as soon as available, but in no event more than one hundred twenty (120) days after the close of each fiscal year of the Borrower, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower and its Subsidiaries stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder relating to financial and accounting matters, and, if so, stating the facts with respect thereto.

          (c) Monthly Statements and Certificates. The Borrower shall furnish to the Agent and Lenders as soon as available, but in no event more than thirty
(30) days after the close of each fiscal month of the Borrower (or, with respect to any fiscal month end that is also a (i) fiscal quarter end (but not a fiscal year end), no more than forty-five (45) days after the close of such fiscal quarter, and (ii) fiscal year end, no more than ninety (90) days after the close of such fiscal year), consolidated and consolidating balance sheets and income statements of the Borrower and its Subsidiaries as of the close of and for such period, consolidated cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as Exhibit "F", containing a detailed computation of each financial covenant in this Agreement which is applicable for each month which is the end of a fiscal quarter of the Borrower and a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

          (d) Monthly Reports. The Borrower shall furnish to the Agent and Formula Lenders within twenty (20) days after the end of each fiscal month a report containing the following information:


                 (i) a detailed aging schedule of all Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Agent may from time to time request;

                 (ii) a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Agent may from time to time request;

                 (iii) a listing of all Inventory by component, category and location, in such detail, and accompanied by such supporting information as the Agent may from time to time request; and

                 (iv) such other information as the Agent may reasonably request.

          (e) Annual Budget and Projections. The Borrower shall furnish to the Agent and Lenders as soon as available, but in no event later than the thirtieth
(30th) day after the end of each fiscal year:

                 (i) a consolidated budget and pro forma financial statements (including balance sheets, cash flow statements and income statements) on a month-to-month basis for the following fiscal year, and

                 (ii) one (1) year projections.

          (f) Additional Reports and Information. The Borrower shall furnish to the Agent and Lenders promptly, such additional information, reports or statements as the Agent may from time to time reasonably request.

     6.1.2    Reports to SEC and to Stockholders.

          The Borrower shall furnish to the Agent (and the Agent shall promptly furnish same to the Lenders), promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders of the type customarily sent to shareholders of a public corporation, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

     6.1.3    Recordkeeping, Rights of Inspection, Field Examination, Etc.

          (a) The Borrower shall, and shall cause each of its Domestic Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

          (b) The Borrower shall, and shall cause each of its Domestic Subsidiaries to, permit authorized representatives of the Agent, accompanied by authorized representatives of the other Lenders, to visit and inspect the properties of the Borrower and such Domestic Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice (subject to the provisions set forth below), to review, audit, check and inspect the Borrower's other books of record at any time with or without notice (subject to the provisions set forth below), and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower and its Domestic Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and its Domestic Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Agent may reasonably request. The Agent and the Lenders shall give reasonable notice of visits and inspections; provided however, that the Borrower acknowledges and agrees that (i) no notice need be given if there exists an Event of Default or a Default or if information provided by or at the direction of the Borrower regarding the Collateral or the Borrower's financial condition has been intentionally misstated; and (ii) the Borrower shall not prevent any visit or inspection if the Agent, any Lender or a representative thereof advises (which advice may be oral) the Borrower that no notice is required because the inspection is being made pursuant to Section 6.1.3(b) of this Agreement. For the purpose of the foregoing, the Agent and Lenders shall have, and are hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrower's owned or leased property. The Agent intends to conduct field examinations on a quarterly basis.


          (c) The Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by the Borrower and/or any of its Subsidiaries at any time prior to the repayment in full of the Obligations to discuss freely with the Agent or any Lender any information they may have concerning the financial status and business operations of the Borrower and/or any Subsidiaries and to exhibit and deliver to the Agent and Lenders copies of the financial statements, trial balances, management letters, or other accounting records of any nature of the Borrower and/or any of its Subsidiaries in the accountant's or auditor's possession, provided that the Borrower shall have the right to participate in any meetings between the Agent and/or Lenders with the Borrower's accountants or auditors. Further, the Borrower hereby authorizes all Governmental Authorities to furnish to the Agent and Lenders copies of reports or examinations relating to the Borrower and/or any of its Subsidiaries, whether made by the Borrower or otherwise.


          (d) Any and all reasonable out-of-pocket costs and expenses incurred by, or on behalf of, the Agent in connection with the conduct of any of the foregoing (including, but not limited to, those costs and expenses of the Agent's agents, representatives, attorneys and accounting firms) shall be part of the Enforcement Costs and shall be payable to the Agent upon demand. The Borrower acknowledges and agrees that such expenses may include, but shall not be limited to, any and all reasonable out-of-pocket costs and expenses of the Agent's employees and agents in, and when, traveling to the Borrower's facilities.

     6.1.4    Legal Existence.

          The Borrower shall, subject to Section 6.2.1 (Merger, Acquisition or Sale of Assets.), maintain, and cause each of its Domestic Subsidiaries (other than Inactive Subsidiaries) to maintain, its legal existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction could reasonably be expected to have a Material Adverse Effect.

     6.1.5    Compliance with Laws.

          The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which could reasonably be expected to have a Material Adverse Effect.

     6.1.6    Preservation of Properties.

          The Borrower will, and will cause each of its Domestic Subsidiaries (other than Inactive Subsidiaries) to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the continuance of its business.

     6.1.7    Line of Business.

          The Borrower will continue to engage substantially only in (i) the business of manufacturing and marketing fabricated and machined industrial parts and products, (ii) the business of manufacturing any high volume precision plastic products and providing engineered plastics services, and (iii) business reasonably related thereto.

     6.1.8    Insurance.

          The Borrower will, and will cause each of its Domestic Subsidiaries (other than Inactive Subsidiaries) to, at all times maintain with "A" or better rated insurance companies (as rated by Best to the extent such rating system is in effect) such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. In the event an insurance company's rating at any time falls below "A", the Borrower will replace the insurance company at the next policy renewal date or within thirty (30) days after such rating falls below "A", whichever is later. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Domestic Subsidiaries (other than Inactive Subsidiaries) to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Agent shall reasonably determine from time to time based on the foregoing standard. The Borrower shall deliver to the Agent on the Closing Date (and thereafter on each date there is a change in the insurance coverage) (i) a certificate of a Responsible Officer of the Borrower containing a detailed list of the insurance then in effect, stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby, (ii) certificates of insurance on ACORD 27 form, naming the Agent as certificate holder, additional insured, mortgagee and loss payee, and
(iii) a Standard Insurance Endorsement Lender's Loss Payable Clause in substantially the form attached to this Agreement as Exhibit "I". Within thirty
(30) days after notice in writing from the Agent, the Borrower shall obtain such additional insurance as the Agent or Requisite Lenders may reasonably request to comply with the provisions of this Section 6.1.8.

     6.1.9    Taxes.

          Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto in accordance with GAAP, the Borrower will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Agent at such times as the Agent may require proof reasonably satisfactory to the Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by the Borrower from wages and salaries of employees and amounts contributed by the Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

     6.1.10    ERISA.

          The Borrower will, and will cause each of its Domestic Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which could reasonably be expected to result in a Material Adverse Effect, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any liability of the Borrower and/or any of its Subsidiaries and Affiliates to the PBGC, which could reasonably be expected to result in a Material Adverse Effect. Upon the Agent's request, the Borrower will promptly deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in Section 3(35) of ERISA.

     6.1.11    Notification of Events of Default and Adverse Developments.

          The Borrower shall promptly notify the Agent and the Lenders upon obtaining knowledge of the occurrence of:

                 (a) any Event of Default;

                 (b) any Default;

                 (c) any litigation instituted or threatened against the Borrower or any of its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of the Borrower or any Subsidiary where the claims against the Borrower or any Subsidiary exceed Two Hundred Fifty Thousand Dollars ($250,000) and are not covered by insurance;

                 (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or any Subsidiary;

                 (e) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against the Borrower or any Subsidiary which, if adversely decided, could reasonably be expected to have a Material Adverse Effect;

                 (f) the receipt by the Borrower or any Subsidiary of any notice, claim or demand from any Governmental Authority which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply in any material respect with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act, which could reasonably be expected to have a Material Adverse Effect; and

                 (g) any other development in the business or affairs of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

in each case describing in detail reasonably satisfactory to the Agent the nature thereof and the action the Borrower proposes to take with respect thereto.

     6.1.12    Hazardous Materials; Contamination.

          The Borrower agrees to:

                 (a) give notice to the Agent immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrower's line of business described in Section
     6.1.7 above), with a full description thereof;

                 (b) promptly comply in all material respects with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and, if requested by the Agent or any Lender, provide the Agent with satisfactory evidence of such compliance;

                 (c) provide the Agent, within ten (10) days after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by the Borrower or for which the Borrower is, or is claimed to be, responsible; and

                 (d) as part of the Obligations, defend, indemnify and hold harmless the Agent, each of the Lenders and each of their respective directors, officers, agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by the Borrower for which the Borrower is, or is claimed to be, responsible. The Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

     6.1.13    Disclosure of Significant Transactions.

          The Borrower shall deliver to the Agent a written notice describing in reasonable detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds Two Hundred Fifty Thousand Dollars ($250,000), said notices to be delivered to the Agent within ten (10) days of the occurrence of each such transaction.

     6.1.14  Financial Covenants.

          (a) Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio, tested as of the last day of each of the Borrower's fiscal quarters, for the Testing Period applicable to such date, of not less than the amount set forth opposite such date below:

Date                                              Fixed Charge Coverage Ratio
-------------------------------------------------------------------------------
June 30, 2000                                               1.15 to 1
-------------------------------------------------------------------------------
September 30, 2000                                          1.20 to 1
-------------------------------------------------------------------------------
December 31, 2000                                           1.25 to 1
-------------------------------------------------------------------------------
March 31, 2001, and each fiscal quarter end                 1.25 to 1
 thereafter
--------------------------------------------------------------------------------


                (b) Funded Debt to EBITDA. The Borrower will maintain, tested as the last day of each of the Borrower's fiscal quarters, for the Testing Period applicable to such date, a ratio of (i) Funded Debt to (ii) EBITDA of not greater than the amount set forth opposite such date below:


Date                                              Funded Debt to EBITDA Ratio
-------------------------------------------------------------------------------
December 31, 2000/1/                                        3.75 to 1
-------------------------------------------------------------------------------
March 31, 2001                                              3.75 to 1
-------------------------------------------------------------------------------
June 30, 2001                                               3.50 to 1
-------------------------------------------------------------------------------
September 30, 2001                                          3.25 to 1
-------------------------------------------------------------------------------
--------------------
/1/ For purposes of calculating the Borrower's Funded Debt to EBITDA Ratio for this date, EBITDA for the applicable Testing Period will be annualized.



December 31, 2001, and each fiscal quarter                  3.00 to 1
 end thereafter
-------------------------------------------------------------------------------



     6.1.15   Collection of Receivables.

          Until such time that the Agent shall have notified the Borrower of the revocation of such privilege following the occurrence of an Event of Default and subject to the terms and provisions of Section 2.1.8 (The Collateral Account) hereof, the Borrower and its Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Agent and the Lenders of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including
(a) the billing, posting and maintaining of complete records applicable thereto,
(b) the taking of such action with respect to the Receivables, as the Borrower and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtors rebates, refunds or adjustments, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Agent may, at its option, and shall, at the direction of the Requisite Lenders, at any time or from time to time following the occurrence and during the continuance of an Event of Default revoke the collection privilege given in this Agreement to the Borrower and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower. The Agent shall not have any duty to, and the Borrower hereby releases the Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral.

     6.1.16    Assignments of Receivables.

          The Borrower will following the occurrence and during the continuance of an Event of Default, upon request, execute and deliver to the Agent written assignments, in form and content acceptable to the Agent, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Agent for the benefit of the Lenders and the Agent, under this Agreement shall not be limited to in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Agent and/or the Lenders whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrower agrees that neither any assignment to the Agent or any Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Agent or any Lender any obligation or liability of the Borrower with respect to that which is assigned, and the Borrower hereby agrees to indemnify the Agent and each Lender and hold the Agent and each Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Agent or any Lenders by virtue of the assignment of and Lien on the Borrower's rights, title and interest in, to, and under the Collateral.

     6.1.17    Government Accounts.

          The Borrower will promptly notify the Agent if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and, as appropriate, execute any Instruments and take any steps reasonably required by the Agent in order that all moneys due and to become due under such contracts shall be assigned to the Agent, for the benefit of the Lenders and the Agent, and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

     6.1.18    Notice of Returned Goods, etc.

          The Borrower will promptly notify, and will cause the Subsidiaries to promptly notify, the Agent of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate $350,000 for such month.

     6.1.19    Inventory.

          With respect to the Inventory, the Borrower will: (a) as soon as possible upon demand by the Agent from time to time, prepare and deliver to the Agent designations of Inventory specifying the Borrower's cost of Inventory and such other matters and information relating to the Inventory as the Agent may reasonably request; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's cost therefor and the selling price thereof, all of which records shall be available to the officers, employees and agents of the Agent upon demand in accordance with the terms hereof for inspection and copying thereof; and (c) not store Inventory having an aggregate value (determined at the lesser of cost or market value) of any greater than Two Hundred Fifty Thousand Dollars ($250,000) at any one time with a bailee, warehouseman or similar Person without the Agent's prior written consent (unless such bailee, warehouseman or Person has executed and delivered a Bailee Waiver in favor of the Agent and/or such other instruments or documents as Agent may reasonably request), which consent shall not be unreasonably withheld and may be conditioned on prior to storage (i) the filing of appropriate financing statements in the jurisdiction in which such warehouse or other facility is located, (ii) delivery by the bailee, warehouseman or similar Person to the Agent of (A) warehouse receipts, in form acceptable to the Agent, in the name of the Agent evidencing the storage of Inventory and the interests of the Agent and the Lenders therein and (B) an acknowledgment of receipt of notice of the Liens of the Agent and/or the Lenders in the Borrower's Inventory, and (iii) other reasonable conditions.

     6.1.20    Defense of Title and Further Assurances.

          At its expense, the Borrower will defend the title to the Collateral (and any part thereof), and will promptly execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Agent may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Agent, for the benefit of the Lenders and the Agent, under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrower will from time to time do whatever the Agent may reasonably require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower will take any and all steps and observe such formalities as the Agent may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrower shall pay to the Agent on demand all taxes, reasonable costs and expenses incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of the Borrower are expected to become subject to the control of, or in the possession of, a party other than the Borrower or the Agent, the Borrower shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Agent and as may be necessary to evidence and/or perfect the security interest of the Agent, for the benefit of the Lenders and the Agent, in those proceeds. The Borrower agrees that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. The Borrower hereby irrevocably appoints the Agent as the Borrower's attorney-in-fact, with power of substitution, in the name of the Agent or in the name of the Borrower or otherwise, for the use and benefit of the Agent for itself and the Lenders, but at the cost and expense of the Borrower and without notice to the Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Agent may require to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Agent, for the benefit of the Lenders and the Agent, under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens.

     6.1.21    Equipment.

          The Borrower shall hold no Equipment on a sale on approval basis. The Borrower hereby declares its intent that, notwithstanding the means of attachment, no goods of the Borrower hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, until all of the Obligations have been paid in full and all of the Commitments and Letters of Credit have been terminated or have expired.

     6.1.22    Business Names; Locations.

          The Borrower will notify and cause each of its Domestic Subsidiaries (other than Inactive Subsidiaries) to notify the Agent (a) not less than thirty
(30) days prior to (i) any change in the name under which the Borrower or the applicable Domestic Subsidiary (other than Inactive Subsidiaries) conducts its business, or (ii) any change of the location of the chief executive office of the Borrower or any Domestic Subsidiary (other than Inactive Subsidiaries), and
(b) within ten (10) days after the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

     6.1.23    Subsequent Opinion of Counsel as to Recording Requirements.

          In the event that the Borrower shall transfer its chief executive office or the office where it keeps its records pertaining to the Collateral, upon the Agent's reasonable request, the Borrower will provide to the Agent a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower has complied to maintain the Lien and security interest in favor of the Agent, for the benefit of the Lenders and the Agent, in the Collateral.

     6.1.24    Use of Premises and Equipment.

          The Borrower agrees that until the Obligations are fully paid and all of the Commitments and the Letters of Credit have been terminated or have expired, the Agent (or its agents) (a) after the occurrence and during the continuance of an Event of Default, may use the Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) in connection with the Agent's right to inspect the Collateral and exercise rights and remedies during an Event of Default, shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through the Borrower's owned or leased property.

     6.1.25    Protection of Collateral.

          The Borrower agrees that the Agent may at any time following the occurrence and during the continuance of an Event of Default take such steps as the Agent deems necessary to protect the interest of the Agent and the Lenders in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Agent deems appropriate, may employ and maintain at the Borrower's premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Agent and the Lenders in the Collateral and may lease warehouse facilities to which the Agent may move all or any part of the Collateral to the extent commercially reasonable. At any time following the occurrence and during the continuance of an Event of Default, the Borrower agrees to cooperate fully with the Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may direct. All of the Agent's expenses of preserving the Collateral as contemplated under this Section 6.1.25, including any expenses relating to the compensation and bonding of a custodian, shall part of the Enforcement Costs.

     6.1.26    Retention of Investment Banking Firm.

          If the Borrower has not effected each of the Permitted Asset Dispositions (other than the disposition by the Borrower of the Hanna Real Property) by December 31, 2000, and any portion of the Term Loan B remains outstanding on such date, the Borrower shall, upon the Agent's written request, engage an investment banking firm acceptable to the Agent, in its reasonable discretion, by no later than January 31, 2001, to assist the Borrower in exploring strategies for effecting such Permitted Asset Dispositions.

Section 6.2    Negative Covenants.

          So long as any of the Obligations or the Commitments or Letter of Credit therefor shall be outstanding hereunder, the Borrower agrees with the Agent and the Lenders that without the prior written consent of the Requisite
Lenders:

          6.2.1    Merger, Acquisition or Sale of Assets.

          Neither the Borrower nor any of its Domestic Subsidiaries (other than Inactive Subsidiaries) will (a) alter or amend its capital structure, (b) authorize any additional class of equity shares, (c) issue any stock or equity of any class (except that the Borrower may issue common stock to holders of its preferred stock in exchange for such preferred stock), (d) enter into any merger or consolidation or amalgamation (other than (i) mergers of Subsidiaries with or into other Subsidiaries and (ii) the Mergers), (e) windup or dissolve itself (or suffer any liquidation or dissolution), (f) acquire all or substantially all of the assets or any Person (other than (i) the acquisition by the Borrower or a Subsidiary of the assets (but not the liabilities) of a Subsidiary, and (ii) in connection with the Mergers), or (g) make any Asset Disposition (other than (i) Asset Dispositions by Subsidiaries to the Borrower or to another Subsidiary, and
(ii) sales permitted by Section 6.2.8. Any consent of the Requisite Lenders to the disposition of any assets not specifically permitted hereby may be conditioned on a specified use of the proceeds of disposition.

     6.2.2    Subsidiaries.

          Neither the Borrower nor any of its Domestic Subsidiaries (other than Inactive Subsidiaries) will create or, except as permitted by Section 6.2.1, acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List on the Closing Date (if any).

     6.2.3    Purchase or Redemption of Securities, Dividend Restrictions.

          (a) The Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock, warrants or other securities now or hereafter outstanding, declare or pay any dividends thereon, apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose, provided, however, that notwithstanding the foregoing, the Borrower may redeem shares of its preferred stock by issuing shares of common stock therefor.


          (b) The Borrower will not prepay, purchase or redeem any Indebtedness for Borrowed Money other than:

                 (i)    the Obligations,

                 (ii) subject to the terms of the Stanwich Subordination Agreement, a principal payment in an amount not to exceed $325,000, on or before June 30, 2000, to Stanwich Financial Services Corp. under the promissory note that is the subject of the Stanwich Subordination Agreement, but only so long as (A) the Juliana Vineyards Permitted Asset Disposition has not, at the time of such payment, been effected,
          (B) Stanwich Financial Services Corp. commits in writing to transfer, and does in fact transfer, to the Borrower's Juliana Vineyards Subsidiary, in satisfaction of certain obligations owed by Stanwich Financial Services Corp. to Juliana Vineyards, an amount at least equal to the amount of such payment to enable Juliana Vineyards to obtain a crop loan, (C) no Event of Default exists or would, upon the making of such payment, occur, and (D) after giving effect to such payment, the Borrower has at least $1,000,000 of Revolving Credit Availability,

                 (iii) so long as, in each case, (A) Term Loan B is paid in full, (B) an Amortization Reduction Event has occurred, (C) no Event of Default exists or would upon the making of any such payment occur,
          (D) after giving effect to each such payment, the Borrower has at least $3,500,000 of Revolving Credit Availability, and (E) the aggregate amount of such payments under all of the instruments described in clauses (w), (x), (y) and (z) below, during any fiscal year of the Borrower, does not exceed an amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow for the immediately preceding fiscal year of the Borrower, the Borrower may make payments or prepayments of principal under any of (w) subject to the terms of the Stanwich Subordination Agreement, the promissory note that is the subject of the Stanwich Subordination Agreement, (x) subject to the terms of the Bradley Subordination Agreement, the promissory note that is the subject of the Bradley Subordination Agreement, (y) that certain Replacement Subordinated Promissory Note in the original principal amount of $1,017,112.50, executed by the Borrower in favor of Allan C. Bir, dated as of February 2, 1996 (as in effect on the date hereof, and without giving effect to any amendments thereto), and
          (z) that certain Installment Promissory Note in the original principal amount of $1,774,544, executed by DPL Acquisition Corp. in favor of Frank J. Guzikowski, dated as of November 18, 1996 and amended as of January 15, 1996, September 16, 1999, and March 7, 2000 (each as in effect on the date hereof, and without giving effect to any amendments thereto);


                 (iv) mandatory redemptions under the Indenture resulting from Asset Sale Offers (as defined in the Indenture) required to be made under the Indenture, but only so long as, at the time of such redemption, (A) Term Loan B is paid in full and an Amortization Reduction Event has occurred, and
          (B) no Event of Default exists or would, upon the making of any such redemption, occur;


                 (v) either of the following: (A) the payment on May 1, 2001, of up to $2,525,000 in principal amount of Senior Notes, but only so long as, at the time of such payment, no Event of Default exists or would thereupon occur, or (B) the purchase, prior to May 1, 2001, in the open market of up to $2,525,000 in principal amount of Senior Notes, but only if, at the time of such open market purchase, (I) Term Loan B is paid in full, (II) an Amortization Reduction Event has occurred,
          (III) no Event of Default exists or would upon the making of any such purchase occur, and (IV) after giving effect to such purchase, the Borrower has at least $3,500,000 of Revolving Credit Availability;

                 (vi) so long as, after giving effect to any such payment, no Event of Default then exists or would thereupon (or, with respect to financial covenants set forth in Section 6.1.14, upon the end of the next Testing Period) occur, as determined by the Agent, in its sole discretion, (a) on May 1, 2002, the sinking fund payment then due in an amount of up to $12,500,000, and (b) on May 1, 2003, the sinking fund payment then due in an amount of up to $12,500,000 minus any amount actually paid in respect of the Senior Notes pursuant to clause
          (v) above;

                 (vii) so long as no Event of Default then exists or would thereupon occur, regularly scheduled payments of principal and interest under those certain Orem City Utah Industrial Development Bond Series A Bonds due May, 2001 in the principal amount of $680,000; and

                 (viii)    the Permitted Indenture Refinancing.

          (c) The Borrower will not pay any interest on any of the Indebtedness described in clauses (w), (x), (y) or (z) of Section 6.2.3(b)(iii) unless at the time of making such interest payment, (i) no Event of Default exists or would upon the making of such payment occur, and (ii) with respect to the Indebtedness described in clauses (w) and (x) of such section, the payment is not prohibited by the Stanwich Subordination Agreement or the Bradley Subordination Agreement, as the case may be.

     6.2.4    Indebtedness.

          The Borrower will not create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Domestic Subsidiary to do so, except:

                 (a) the Obligations;

                 (b) Indebtedness for Borrowed Money secured by Permitted Liens;

                 (c) Indebtedness of the Borrower existing on the date hereof and either reflected on the financial statements furnished pursuant to
          Section 4.1.11 (Financial Condition of the Borrower) or set forth in
          Schedule 6.2.4 attached hereto and made a part hereof and extensions or renewals thereof, so long as the principal amount thereof is not increased;

                 (d) Subordinated Indebtedness;

                 (e) Secured Interest Rate/Currency Protection Agreements between the Borrower and the Agent or an Affiliate of the Agent, and/or (ii) unsecured Interest

          Rate/Currency Protection Agreements between the Borrower and any other financial institution reasonably acceptable to the Agent, providing for the transfer or mitigation of foreign exchange risks or interest rate risks either generally or under specific contingencies, provided, however, that the aggregate notional amount of Interest Rate/Currency Protections shall not at any time exceed $20,000,000;

                 (f) additional unsecured Indebtedness for Borrowed Money in the aggregate principal amount not to exceed at any time Two Hundred Thousand Dollars ($200,000);

                 (g) Indebtedness for Borrowed Money outstanding under the Indenture and the Senior Notes issued thereunder, and the Permitted Indenture Refinancing; and

                 (h) Indebtedness of any Subsidiary of the Borrower to any other Subsidiary of the Borrower.

     6.2.5    Investments, Loans and Other Transactions.

          The Borrower will not, and will not permit any of its Domestic Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any property or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person, acquisition of all or substantially all the assets of any Person, or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Liabilities or obligations of any Person, or
(c) make any loans or advances, or otherwise extend credit to any Person, except:

                 (i) any loan or advance to an officer or employee of the Borrower or any Subsidiary in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrower and its Subsidiaries (taken as a whole) outstanding at any time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

                 (ii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                 (iii) any investment in Cash Equivalents, which are pledged to the Agent for the benefit of itself and the Lenders as collateral and security for the Obligations;

                 (iv) trade credit extended to customers in the ordinary course of business;

                 (v) investments made after the Closing Date in Subsidiaries existing on the Closing Date consisting of loans or capital contributions to such Subsidiaries in an aggregate amount not to exceed Five Hundred Thousand Dollars $500,000;

                 (vi) to the extent permitted by the Indenture, other investments in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000); and

                 (vii) those investments more particularly set forth on Schedule
          6.2.5 attached hereto and made a part hereof.

     6.2.6    Stock of Subsidiaries

           The Borrower will not sell or otherwise dispose of any shares of capital stock of any Domestic Subsidiary (other than Inactive Subsidiaries) or permit any Domestic Subsidiary to issue any additional shares of its capital stock (other than Permitted Asset Dispositions) except to another Domestic Subsidiary or pro rata to its stockholders.

     6.2.7    Liens.

           The Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Domestic Subsidiary (other than Inactive Subsidiaries) so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document (other than the Financing Documents) for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Liens, except permitted purchase money Liens, to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements (other than in favor of the Agent) or the posting of any signs giving notice of consignments, and will not engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

     6.2.8    Disposition of Assets.

           The Borrower will not sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of its Assets (including without limitation the Collateral) other than the sale of past due accounts receivable in accordance with its credit collection policies as in effect on the date hereof, except, (a) prior to an Event of Default which is continuing, dispositions that are not Asset Dispositions, provided that after the occurrence and during the continuance of an Event of Default, the Borrower may continue to make dispositions that are not Asset Dispositions until the Agent has notified the Borrower otherwise (any such notice may be limited to certain assets or categories of assets), (b) the sale of unnecessary or obsolete Equipment, (c) sales of assets under the Services Agreement between the CP Industries division of the Borrower and NPS Acquisition Corp. as in effect on the Closing Date or as extended or renewed (with any amendments thereto that are approved by the Requisite Lenders), and (d) Permitted Asset Dispositions, provided that the Net Proceeds of any such Permitted Asset Dispositions shall be applied to the Loans in accordance with Section 2.7.10(b).

     6.2.9    Transactions with Affiliates

           Except as disclosed on Schedule 6.2.9 attached hereto and made a part hereof, and except as permitted by Section 6.2.14 (Compensation.), neither the Borrower nor any of its Subsidiaries will enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, partners, employees and other representatives of the Borrower and/or any Subsidiary and except for transactions in the ordinary course of business and upon fair and reasonable terms which are no less favorable than would be obtained in a comparable arms-length transaction with a Person who is not an Affiliate.

     6.2.10    Other Business.

           Neither the Borrower nor any of its Subsidiaries will engage directly or indirectly in any business other than its line of business as of the Closing Date and those permitted under Section 6.1.7.

     6.2.11    ERISA Compliance.

           Neither the Borrower nor any Commonly Controlled Entity shall: (a) engage in or permit any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan, which with respect to any of the events set forth in clauses (a) through (e) could reasonably be expected to cause a Material Adverse Effect.

     6.2.12    Prohibition on Hazardous Materials.

           Neither the Borrower nor any of its Subsidiaries shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries is responsible other than Hazardous Materials placed or stored on such property in compliance with applicable Laws in the ordinary course of the Borrower's or any of its Subsidiaries business.

     6.2.13    Method of Accounting; Fiscal Year.

           The Borrower agrees that:

           (a) it shall not change the method of accounting employed in the preparation of any financial statements furnished to the Agent and Lenders under the provisions of Section 6.1.1 (Financial Statements) of this Agreement, unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Agent and the Lenders may request to reconcile the changes with the Borrower's prior financial statements.

           (b) it will not change its fiscal year from a year ending on December 31.

     6.2.14    Compensation.

           Except as disclosed on Schedule 6.2.14 and as permitted by Section 6.2.9, neither the Borrower nor any Subsidiary will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders or partners of the Borrower or any Subsidiary, or any Affiliate of the Borrower or any Subsidiary, other than reasonable compensation for actual services rendered by stockholders or partners in their capacity as officers or employees, and except for, (i) reasonable director's fees, (ii) reasonable and customary indemnifications of officers, directors, partners, employees and consultants,
(iii) the reimbursement of reasonable travel and other out-of-pocket expenses reasonably incurred by the Borrower's directors in the performance of their duties, and (iv) a management fee payable by the Borrower to Stanwich Partners, Inc. in the amount of up to $300,000 during any fiscal year of the Borrower, but only if, at the time of making such payment and after giving effect thereto, no Event of Default has occurred or is continuing.

     6.2.15    Transfer of Collateral.

           Neither the Borrower nor any of its Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral unless the notice required by
Section 6.1.22 has been given and the Liens of the Agent have been perfected by filing in that location.

     6.2.16    Sale and Leaseback.

           Neither the Borrower nor any of its Domestic Subsidiaries (other than Inactive Subsidiaries) will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one (1) year thereafter rent or lease the assets so sold or transferred, except in connection with the disposition by the Borrower of the Hanna Real Property.

     6.2.17    Capital Expenditures.

           The Borrower will not make, directly or indirectly, Capital Expenditures which in the aggregate exceed (a) during the fiscal year of the Borrower ending December 31, 2000, Three Million Five Hundred Thousand Dollars ($3,500,000), (b) during the fiscal year of the Borrower ending December 31, 2001, (i) Four Million Five Hundred Thousand Dollars ($4,500,000), plus (ii) Three Million Five Hundred Thousand Dollars ($3,500,000), minus (iii) the lesser of (A) Three Million Five Hundred Thousand Dollars ($3,500,000) and (B) the amount of Capital Expenditures actually incurred in the immediately preceding fiscal year by the Borrower, and (c) during any fiscal year of the Borrower thereafter, an amount equal to (i) Four Million Five Hundred Thousand Dollars ($4,500,000) plus (ii) Four Million Five Hundred Thousand Dollars ($4,500,000), minus (iii) the lesser of (A) Four Million Five Hundred Thousand Dollars ($4,500,000) and (B) the amount of Capital Expenditures actually incurred in the immediately preceding fiscal year by the Borrower.

     6.2.18    Amendments to Indenture.

           The Borrower shall not amend, supplement or otherwise modify the Indenture or the Refinanced Indenture to do any of the following: (a) secure the obligations thereunder, (b) accelerate the dates for any principal or interest payments or redemptions or repurchases or mandatory offers to repurchase or redeem, (c) increase the rate of interest payable thereunder, or (d) amend or add any covenants or provisions the result of which is to make the Indenture more restrictive or adverse to Borrower or its Subsidiaries or the rights of the Agent and Lenders under this Agreement and other Financing Documents than those in the Indenture on the Closing Date (after giving effect to the amendments and waivers described in Section 5.1.22) and, with respect to the Refinanced Indenture, the date it was issued (including in either case, without limitation, the ability to incur indebtedness and grant Liens to secure indebtedness, financial performance, and events of default).

                 ARTICLE 7    DEFAULT AND RIGHTS AND REMEDIES

Section 7.1    Events of Default.

  The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

     7.1.1    Failure to Pay.

           The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

     7.1.2    Breach of Representations and Warranties.

           Any representation or warranty made by the Borrower or any of its Subsidiaries in this Agreement or in any report, statement, schedule, certificate, financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents or the Merger Documents, or the Obligations, shall prove to have been false or misleading when made or deemed made.

     7.1.3    Failure to Comply with Certain Covenants.

           The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in Sections 6.1.1 (Financial Statements), 6.1.3 (Recordkeeping, Rights of Inspection, Field Examination, Etc.), 6.1.8 (Insurance), 6.1.14 (Financial Covenants), 6.1.16 (Assignment of Receivables), 6.1.19 (Inventory) (other than clause (c) thereof), 6.1.20 (Defense of Title and Further Assurances), 6.1.22 (Business Names; Locations),
6.1.24 (Use of Premises and Equipment), 6.1.25 (Protection of Collateral), or
Section 6.2 (Negative Covenants).

     7.1.4    Failure to Comply with Other Covenants.

           The failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement other than those referred to in Sections 7.1.1, 7.1.2 or 7.1.3 above, which failure shall remain unremedied for a period of thirty (30) days after the Borrower discovers or should have discovered such failure.

     7.1.5    Default Under Other Financing Documents or Obligations.

           A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

     7.1.6    Receiver; Bankruptcy.

           The Borrower or any Domestic Subsidiary (other than Inactive Subsidiaries) of the Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any material portion of its property, or suffer any such receivership, trusteeship or proceeding to exist, or (g) by any act indicates its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority or any agency thereof enjoining or otherwise prohibiting the operation of a material portion of the

Borrower's or any of its Domestic Subsidiary's (other than Inactive Subsidiaries) business or the use or disposition of a material portion of the Borrower's or any of its Domestic Subsidiary's assets.

     7.1.7    Involuntary Bankruptcy, etc.

           (a) An order for relief shall be entered in any involuntary case brought against the Borrower or any Domestic Subsidiary (other than Inactive Subsidiaries) of the Borrower under the Bankruptcy Code, or (b) any such case shall be commenced against the Borrower or any Domestic Subsidiary (other than Inactive Subsidiaries) of the Borrower and shall not be dismissed with sixty
(60) days after the commencement thereof, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than the Borrower or any Domestic Subsidiary (other than Inactive Subsidiaries) of the Borrower (i) adjudicating the Borrower or any Domestic Subsidiary (other than Inactive Subsidiaries) of the Borrower bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of the Borrower or any Domestic Subsidiary (other than Inactive Subsidiaries) of the Borrower, or of a material portion of such Borrower's, Domestic Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of the Borrower's or any Domestic Subsidiary's business (other than Inactive Subsidiaries) or the use or disposition of a material portion of the Borrower's or any Domestic Subsidiary's assets (other than Inactive Subsidiaries).

     7.1.8    Judgment.

           Unless adequately insured in the reasonable opinion of the Agent, the entry of a final judgment for the payment of money involving in the aggregate more than Five Hundred Thousand Dollars ($500,000) against the Borrower or any Domestic Subsidiary of the Borrower (other than an Inactive Subsidiary), and the failure by the Borrower or such Domestic Subsidiary (other than an Inactive Subsidiary) to discharge the same, or cause it to be discharged, within thirty
(30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

     7.1.9    Execution; Attachment.

           Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

     7.1.10    Default Under Indenture.

           Any Event of Default (as defined in the Indenture or the Refinanced Indenture) under the Indenture or the Senior Notes issued pursuant thereto, or, in the event of a Permitted Indenture Refinancing, the Refinanced Indenture shall have occurred and shall not have been waived or otherwise cured in accordance with the requirements of the Indenture or the Refinanced Indenture, as the case may be.

     7.1.11    Default Under Other Borrowings.

           Default shall be made with respect to any Indebtedness for Borrowed Money of the Borrower or any Domestic Subsidiary of the Borrower (other than the Loans and the Indebtedness for Borrowed Money under the Indenture) in excess of One Million Dollars ($1,000,000) in the aggregate if the effect of such default is to accelerate the maturity of such

Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

     7.1.12    Challenge to Agreements.

           The Borrower or any Subsidiary of the Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

     7.1.13    Material Adverse Change.

           An event which has a Material Adverse Effect has occurred.

     7.1.14    Change in Control.

           Any Change of Control shall occur.

     7.1.15    Liquidation, Termination, Dissolution, etc..

           The Borrower shall liquidate, dissolve or terminate its existence without the prior written consent of the Requisite Lenders.

     7.1.16    Criminal Proceedings.

           There shall have been instituted against the Borrower any criminal proceedings for which forfeiture of any asset is a potential penalty.

Section 7.2    Remedies.

           Upon the occurrence and, thereafter, at any time during the continuance of any Event of Default, the Agent may, in the exercise of its sole and absolute discretion from time to time, and shall, at the direction of the Requisite Lenders, at any time thereafter, exercise any one or more of the following rights, powers or remedies:

     7.2.1    Acceleration.

           The Agent may, and shall, at the direction of the Requisite Lenders, declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrower hereby waives.

     7.2.2    Further Advances.

           The Agent may, and shall, at the direction of the Requisite Lenders, from time to time without notice to the Borrower suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default specified in Sections 7.1.6 (Receiver; Bankruptcy) or 7.1.7 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitments, the Letter of Credit Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

     7.2.3    Uniform Commercial Code.

           The Agent shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Agent, the Borrower shall assemble the Collateral and make it available to the Agent, at a place designated by the Agent. The Agent or its agents may without notice from time to time enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it. At the Agent's direction, the Borrower shall cease to process, prepare for sale, sell or otherwise dispose of the Collateral.

           Any written notice of the sale, disposition or other intended action by the Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at its respective address set forth in Section
9.1 of this Agreement, or such other address of the Borrower which may from time to time be shown on the Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrower. The Agent may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Agent to give any notice not required by applicable Laws or not required by the specific terms of this Agreement.

           If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

           The Borrower recognizes that the Agent may be unable to effect a public sale of all or a part of the Collateral consisting of Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Agent may, therefore, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of Securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Agent that they are purchasing such Securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Agent may request from time to time and as may be necessary to offer and/or sell the Securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of Securities so sold.

     7.2.4    Specific Rights With Regard to Collateral.

           In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may (but shall be under no obligation to), without notice to the Borrower, and Borrower hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution, in the name of the Agent and/or any or all of the

Lenders and/or in the name of the Borrower or otherwise, for the use and benefit of the Agent and the Lenders, but at the cost and expense of the Borrower and without notice to the Borrower:

           (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Agent, with the Agent taking control of the cash and non-cash proceeds thereof;

           (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

           (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

           (d) copy, transcribe, or remove from any place of business of the Borrower or any of its Subsidiaries all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Agent or the Lenders, make such use of the Borrower's or any Subsidiary's place(s) of business as may be necessary to administer, control and collect the Collateral;

           (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

           (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

           (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

           (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

           (i) endorse or sign the name of the Borrower upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

           (j) notify the Post Office authorities to change the address for the delivery of mail to the Borrower to such address or Post Office Box as the Agent may designate and receive and open all mail addressed to the Borrower; and

           (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

     7.2.5    Application of Proceeds; Certain Intercreditor Provisions.

           (a) Any proceeds of sale or other disposition of the Collateral under any Financing Document and any distribution or payment in respect of any assets of the Borrower and its Subsidiaries in connection with any proceeding described in Section 7.1.6 or Section 7.1.7 of this Agreement will be applied by the Agent as follows: (a) first, to the payment of any and all Obligations owing to the Agent (other than Interest Rate/Currency Protection Agreements between the Borrower and the Agent or an Affiliate of the Agent), (b) second, to any and all Administrative Costs and Enforcement Costs, (c) third, any balance of such proceeds (up to the aggregate amount of Obligations owing to the Formula Lenders) will be remitted to the Formula Lenders in like currency and funds received ratably in accordance with the Formula Lenders' respective Pro Rata Shares of such balance, for application by each Formula Lender to its Obligations in such order and manner as such Formula Lender shall determine, in its sole and absolute discretion, (d) fourth, any balance of such proceeds remaining after such remission to the Formula Lenders will be remitted to the Agent in like currency and funds received for application to the payment of Interest Rate/Currency Protection Agreements between the Borrower and the Agent or an Affiliate of the Agent, and (e) fifth, any balance of such proceeds remaining after such remission to the Formula Lenders will be remitted to the Term Loan B Lenders in like currency and funds received ratably in accordance with the Term Loan B Lenders' respective Pro Rata Shares of such balance. Each Term Loan B Lender shall apply any such proceeds received from the Agent to its Obligations in such order and manner as such Term Loan B Lender shall determine in its sole and absolute discretion. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower shall remain liable to the Agent and the Lenders for any deficiency.

           (b) Notwithstanding any other provision of this Agreement or any of the Financing Documents, in the event of either (i) the failure of the Borrower to pay the principal of and interest, fees and premium, if any, on any of the Obligations owing to the Agent or any of the Formula Lenders when due or upon the maturity thereof (including the maturity of individual installment principal payments and mandatory prepayments due under this Agreement or the other Financing Documents) or (ii) an acceleration of the maturity of the principal of any of the Obligations owing to the Agent or any of the Formula Lenders in accordance with the terms thereof (which acceleration has not been rescinded or annulled), such Obligations owing to the Agent and the Formula Lenders shall first be paid in full in cash or cash equivalents (or provision for such payment in cash or cash equivalents shall be made in a manner satisfactory to the Agent and the Formula Lenders) before any payment or distribution (in cash, properties or securities, by set-off or otherwise) is made on account of or applied to the Obligations owing to the Term Loan B Lenders. If any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by any Term Loan B Lender in contravention of Section 7.2.5(a) or the foregoing sentence, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the Agent for application to the payment of the Obligations owing to the Agent and the Formula Lenders, to the extent necessary to pay all such Obligations in full in cash or cash equivalents. In the event of the failure of any Term Loan B Lender to endorse or assign any such payment or distribution, the Agent is hereby irrevocably authorized to endorse or assign the same.

     7.2.6    Performance by Agent.

           If the Borrower shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Agent without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose and the Borrower hereby irrevocably appoints the Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Agent, in the name of any or all of the Lenders, or in the name of the Borrower or otherwise, for the use and benefit of the Agent and the Lenders, but at the cost and expense of the Borrower and without notice to the Borrower. All sums so paid or advanced by the Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the

Enforcement Costs, shall be paid by the Borrower to the Agent on demand, and shall constitute and become a part of the Agent's Obligations.

     7.2.7    Other Remedies.

           The Agent may from time to time proceed to protect or enforce the rights of the Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Agent and each of the Lenders severally are authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders.


                            ARTICLE 8    THE AGENT

Section 8.1    Appointment.

           Each Lender hereby designates and appoints BANA as its agent under this Agreement and the Financing Documents, and each Lender hereby irrevocably authorizes the Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Financing Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE 8. The provisions of this ARTICLE 8 are solely for the benefit of the Agent and the Lenders and neither the Borrower nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrower or any Person. The Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

Section 8.2    Nature of Duties.

     8.2.1    In General.

           The Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Financing Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of the Borrower, and, except as expressly provided herein, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the applicable percentage of the Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

     8.2.2    Express Authorization.

           The Agent is hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other Lenders:

           (a) to receive on behalf of each of the Lenders any payment or collection on account of the Obligations and to distribute to each Lender its Pro Rata Share of all such payments and collections so received as provided in this Agreement;

           (b) to receive all documents and items to be furnished to the Lenders under the Financing Documents (nothing contained herein shall relieve the Borrower of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

           (c) to act or refrain from acting in this Agreement and in the other Financing Documents with respect to those matters so designated for the Agent;

           (d) to act as nominee for and on behalf of the Lenders in and under this Agreement and the other Financing Documents;

           (e) to arrange for the means whereby the funds of the Lenders are to be made available to the Borrower;

           (f) to distribute promptly to the Lenders, if required by the terms of this Agreement, all written information, requests, notices, Loan Notices, payments, Prepayments, documents and other items received from the Borrower or other Person;

           (g) to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of the Lenders subject to the requirement that certain of the Lenders' consent be obtained in certain instances as provided in Section 9.2 (Amendments; Waivers.);

           (h) to deliver to the Borrower and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

           (i) to exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents or applicable Laws;

           (j) to execute any of the Security Documents and any other documents on behalf of the Lenders as the secured party for the benefit of the Agent and the Lenders; and

           (k) to take such other actions as may be requested by the Lenders, the Requisite Lenders or any Lender, as provided in this Agreement.

Section 8.3    Rights, Exculpation, Etc.

           Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Financing Documents, or in connection herewith or therewith, except that the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that the Agent shall be liable with respect to its own gross negligence or willful misconduct. In the absence of gross negligence, the Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Financing Documents or the transactions contemplated thereby, or for the financial condition of any Person. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Financing Documents or the financial condition of any Person, or the existence or possible existence of any Default or Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Agent shall have no obligation to take any action if it, in good faith believes that such action exposes the Agent to any liability, unless the Agent (in its sole determination) has been adequately indemnified by the Lenders with respect thereto.

Section 8.4    Reliance.

           The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Financing Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes. The Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Agent in its sole discretion.

Section 8.5    Indemnification.

           To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender, severally, agrees to reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any action taken or omitted by the Agent under this Agreement or any of the Financing Documents, in proportion to each Lender's Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 8.6    BANA Individually.

           With respect to its Commitments and the Loans made by it, and the Notes issued to it, BANA shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include BANA in its individual capacity as a Lender or one of the Requisite Lenders. BANA and its Affiliates may lend money to, accept deposits from and generally engage in any kind of banking, trust or other business with the Borrower, any Affiliate of any Borrower, or any other Person or any of their officers, directors and employees as if BANA were not acting as the Agent pursuant hereto, and the Agent may each accept fees and other consideration from the Borrower, any Affiliate of the Borrower or any of their officers, directors and employees (in addition to arrangements fees heretofore agreed to between the Borrower and the Agent as applicable) for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

Section 8.7    Successor Agent.

     8.7.1    Affiliate Successor.

           Notwithstanding any other provision of this Agreement, if BANA assigns all of its Loans to an Affiliate of BANA, such Affiliate shall automatically become the successor Agent hereunder upon the effective date of such assignment.

     8.7.2    Resignation.

           The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to
Section 8.7.3 (Appointment of Successor) or as otherwise provided below.

     8.7.3    Appointment of Successor.

           Upon any such notice of resignation pursuant to Section 8.7.2 (Resignation), the Requisite Lenders shall appoint a successor to the Agent, which successor shall be, so long as no Default or Event of Default shall have occurred and be continuing, subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If a successor to the Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent retiring, with the consent of the Borrower (not to be unreasonably withheld or delayed, and in any event not required if a Default or Event of Default shall have occurred and is continuing), shall then appoint a successor Agent who shall serve as the Agent until such time, as the Requisite Lenders appoint a successor to the Agent as provided above.

     8.7.4    Successor Agent.

           Upon the acceptance of any appointment as the Agent under the Financing Documents by a successor Agent, such successor to the Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent retiring, and the Agent retiring shall be discharged from its duties and obligations under the Financing Documents. After any Agent's resignation as the Agent under the Financing Documents, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.

Section 8.8    Collateral Matters.

     8.8.1    Release of Collateral.

           The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the Financing Documents:

           (a) upon termination of the Commitments and payment and satisfaction of all Obligations;

           (b) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry);

           (c) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower to be, renewed or extended; or

           (d) constituting property covered by Permitted Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders.

          Additionally, the Agent shall upon Borrower's written request release each of the Pledge Agreements--CPS Stock and the Pledge Agreement--CPS Debt Securities if, at the time of such request, (i) Term Loan B is paid in full,
(ii) an Amortization Reduction Event has occurred, (iii) no Event of Default then exists, and (iv) the Borrower has Revolving Credit Availability of at least $3,500,000.

          In addition to the foregoing, during any fiscal year of the Borrower, so long as no Event of Default has occurred and is continuing, (x) the Agent may release Collateral having a book value of not more than $1,000,000, (y) the Agent, with the consent of Requisite Lenders, may release Collateral having a book value of not more than 10% of the book value of all Collateral and (z) the Agent, with the consent of all of the Lenders, may release any or all of the Collateral.

     8.8.2    Confirmation of Authority; Execution of Releases.

           Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders as set forth in
Section 8.8.1 (Release of Collateral), each Lender agrees to confirm in writing, upon request by the Borrower, the authority to release any property covered by this Agreement or the Financing Documents conferred upon the Agent under Section
8.8.1 (Release of Collateral). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the requisite percentage of the Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Financing Documents, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon such Collateral; provided, however, that (a) the Agent shall not be required to
            --------  -------
execute any such
document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (b) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Person, in respect of), all interests retained by any Person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Financing Documents.

     8.8.3    Absence of Duty.

           The Agent shall have no obligation whatsoever to any Lender, the Borrower or any other Person to assure that the property covered by this Agreement or the Financing Documents exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent for the benefit of the Lenders and the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 8.8.3 or in any of the Financing Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Financing Documents or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interest in property covered by this Agreement or the Financing Documents as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any of the other the Lenders.

Section 8.9    Agency for Perfection.

           Each Lender hereby appoints the Agent and each other Lender as agent for the purpose of perfecting the Lenders' Liens in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

Section 8.10    Exercise of Remedies.

           Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Financing Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

Section 8.11    Consents.

     8.11.1    When Deemed to Have Been Given.

           In the event the Agent requests the consent of a Lender and does not receive a written denial thereof, or a written notice from a Lender that due course consideration of the request requires additional time, in each case, within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

     8.11.2    Denial of Consent.

           In the event the Agent requests the consent of a Lender, such consent is necessary to approve the action in question and such consent is denied, then BANA may, at its option, require such Lender to assign its interest in the Loans and the Commitments to BANA for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest, fees and costs and expenses due such Lender under the Financing Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that BANA elects to require any Lender to assign its interest to BANA, BANA will so notify such Lender in writing within thirty (30) days following such Lender's denial, and such Lender will assign its interest to BANA no later than five (5) days following receipt of such notice.

Section 8.12    Dissemination of Information.

           The Agent will provide the Lenders with any information received by the Agent from the Borrower which is required to be provided to the Agent or to the Lenders hereunder; provided, however, that the Agent shall not be liable to any one or more the Lenders for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

Section 8.13    Discretionary Advances.

           The Agent may, in its sole discretion, make, for the account of the Formula Lenders on a pro rata basis, advances under the Revolving Loan of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in excess of the Borrowing Base (but not in excess of the limitation set forth in aggregate Revolving Credit Commitments) for an aggregate period of not more than 30 days in any twelve (12) month period without the prior written consent of the Requisite Lenders.


                          ARTICLE 9    MISCELLANEOUS

Section 9.1    Notices.

           All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or three (3) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

          the Borrower:    Reunion Industries, Inc.
                           300 Weyman Plaza
                           Suite 340
                           Pittsburgh, Pennsylvania 15236
                           Attention: Kimball J. Bradley

          With copies to:  Richards & O'Neil, LLP
                           885 Third Avenue
                           New York, New York 10022-4802
                           Attention:  Ken Chin, Esq.

          Agent:           Bank of America, National Association
                           231 South LaSalle Street
                           16th Floor
                           Chicago, Illinois  60697
                           Attention: Account Manager

          Copy to:       Calfee, Halter & Griswold LLP
                         1400 McDonald Investment Center
                         800 Superior Avenue
                         Cleveland, Ohio 44114
                         Attention:  Thomas A. Cicarella, Esq.
                         Phone No.  216/622-8200
                         FAX No.  216/241-0816

          Copy to:       Bank of America, National Association
                         10124 Old Grove Road
                         San Diego, California  92131
                         Attention:  Legal Department
                         Phone No.  619/549-7510
                         FAX No.  619/549-7518

          Lenders:       To each Lender at the address
                         specified on the signature pages hereto
                         or as otherwise specified in writing
                         by parties becoming Lenders after
                         the date hereof.

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

Section 9.2    Amendments; Waivers.

     9.2.1    In General.

          Except as otherwise set forth in any Section of this Agreement, this Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent, the Requisite Lenders and the Borrower, and, to the extent provided in Section
9.2.2 (Circumstances Where Consent of Certain Lenders is Required), by an agreement in writing signed by the Agent, all of the Lenders and the Borrower. Except as otherwise set forth in any Section of this Agreement, no waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Requisite Lenders. No course of dealing between the Borrower and the Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing, and subject to the provisions of Section 9.2.2 (Circumstances Where Consent of Certain Lenders is Required):

           (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Agent and Lenders may specify in any such instrument;

           (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto;

           (c) No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance;

           (d) No failure or delay by the Lenders to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lenders from exercising any such right, power or remedy at any time or times; and

           (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

     9.2.2    Circumstances Where Consent of Certain Lenders is Required.

           (a) Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Formula Lenders to:

                 (i) extend the maturity (or otherwise modify the amortization schedule, or the schedule for mandatory prepayments) of the principal of, or interest on, any Note or of any of the other Obligations;

                 (ii) reduce the principal amount of any Note (other than a Term Loan B Note) or of any of the other Obligations (other than those Obligations owing to a Term Loan B Lender), the rate of interest thereon or the Fees due to the Formula Lenders, except as expressly permitted therein;

                 (iii) modify the definition of "Requisite Lenders" or "Majority Lenders";

                 (iv) modify Section 7.2.5 (Application of Proceeds; Certain Intercreditor Provisions.) or the terms of any Subordination Agreement; or

                 (v) modify the definition of "Borrowing Base," "Eligible Inventory" or "Eligible Receivables."

           (b) Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Term Loan B Lenders to:

                 (i) extend the maturity of the principal of, or interest on, any Term Loan B Note or of any of the other Obligations owing to Term Loan B Lenders; or

                 (ii) reduce the principal amount of any Term Loan B Note or of any of the other Obligations owing to a Term Loan B Lender, the rate of interest thereon or the Fees due to the Term Loan B Lenders, except as expressly permitted therein.

           (c) Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

                 (i) change the method of calculation utilized in connection with the computation of interest and Fees;

                 (ii) change the manner of application by the Agent of payments made by the Borrower, or any other payments required hereunder or under the other Financing Documents;

                 (iii) modify this Section, Section 8.8.1 (Release of Collateral), or Section 8.12 (Dissemination of Information);

                 (iv) release or agree to subordinate any material portion of any Collateral or Obligations under the Financing Documents (except to the extent provided herein or therein); or

                 (v) modify any provision of this Agreement that specifies the percentage of a Lender's Commitments required to amend, modify, change or waive such provision.

          Additionally, no change may be made to the amount of a Lender's Commitment or to the Lender's percentage of all Commitments without the prior written consent of that Lender.

Section 9.3    Cumulative Remedies.

          The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent and the Requisite Lenders shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Agent may:

           (a) proceed against the Borrower with or without proceeding against any other Person (including, without limitation, any guarantor) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

           (b) proceed against the Borrower with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

           (c) without reducing or impairing the obligation of the Borrower and without notice, release or compromise with any guarantor or other Person liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations under the Financing Documents or otherwise; and

           (d) without reducing or impairing the obligations of the Borrower and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement,
(iii) waive any provision of this Agreement or the other Financing Documents,
(iv) exercise or fail to exercise rights of setoff or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

Section 9.4    Severability.

          In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

           (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

           (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

           (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Agent, all of the Obligations of the Borrower to the Agent and the Lenders shall become immediately due and payable; and

           (d) if the affected provision or part thereof operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.


Section 9.5    Assignments by Lenders.

          Any Lender may, with the prior written consent of the Agent (which consent shall not be unreasonably withheld), but without notice to or consent of the Borrower, assign to any Person (each an "Assignee" and collectively, the "Assignees") all or a portion of such Lender's Commitments; provided that, (i) any Lender may, without the consent of the Agent, assign to any Affiliate of such Lender all or a portion of such Lender's Commitments, and (ii) after giving effect to any assignment, unless the assigning Lender has assigned all of its Commitments, such Lender must continue to hold a Pro Rata Share of the Commitments at least equal to (a) in the case of Formula Lenders, Five Million Dollars ($5,000,000), and (b) in the case of Term Loan B Lenders, One Million Dollars ($1,000,000). Any Lender which elects to make such an assignment shall pay to the Agent, for the exclusive benefit of the Agent, an administrative fee for processing each such assignment in the amount of Five Thousand Dollars ($5,000.00). Such Lender and its Assignee shall notify the Agent and the Borrower in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Agent and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 9.5, the Borrower shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

          In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

          Any Assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 2.8.8 (Tax Withholding Clause) relating to Federal income tax withholding.

Section 9.6    Participations by Lenders

          Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents.

Section 9.7    Successors and Assigns.

          This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective heirs, personal representatives, successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders.

Section 9.8    Continuing Agreements.

          All covenants, agreements, representations and warranties made by the Borrower in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans, the issuance of Letters of Credit and the execution and delivery of the Notes, shall be binding upon the Borrower regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Agent's reasonable request as a condition of the release of any one or more of the Security Documents, the Borrower and other Persons obligated with respect to the Obligations shall provide the Agent with such acknowledgments and agreements as the Agent may reasonably require to the effect that there exist no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Agent, any or all of the Lenders, and/or any of its or their agents and others, or to the extent there are, the same are waived and released.

Section 9.9    Enforcement Costs.

          The Borrower agrees to pay to the Agent, for the accounts of the Agent and the Lenders (if applicable), on demand all Enforcement Costs, together with interest thereon from the date of demand until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable on demand. Without implying any limitation on the foregoing, the Borrower agrees, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

Section 9.10    Applicable Law; Jurisdiction.

     9.10.1    Applicable Law.

          As a material inducement to the Agent and the Lenders to enter into this Agreement, the Borrower, the Agent, and the Lenders acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrower, one or more of the Financing Documents may be executed elsewhere. The parties acknowledge, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

     9.10.2    Jurisdiction.

          THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER AND MAY BE ENFORCED IN ANY COURT IN WHICH THE BORROWER IS SUBJECT TO JURISDICTION, BY A SUIT UPON SUCH JUDGMENT, PROVIDED THAT SERVICE OF PROCESS IS EFFECTED UPON THE BORROWER IN ONE OF THE MANNERS SPECIFIED IN THIS SECTION OR AS OTHERWISE PERMITTED BY APPLICABLE LAWS.

     9.10.3    Consent to Service of Process

          The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 9.1 hereof. The Borrower irrevocably agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrower. Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

Section 9.11    Duplicate Originals and Counterparts.

          This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

Section 9.12    Headings.

          The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 9.13     No Agency.

          Nothing herein contained shall be construed to constitute the Borrower as the agent of the Agent or any of the Lenders for any purpose whatsoever or to permit the Borrower to pledge any of the credit of the Agent or any of the Lenders. Neither the Agent nor any of the Lenders shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof other than through the Agent's or any Lender's gross negligence or willful misconduct (as determined by a court of competent jurisdiction after exhaustion of all appeals). Neither the Agent nor any of the Lenders shall, by anything herein or in any of the Financing Documents or otherwise, assume the Borrower's obligations under any contract or agreement assigned to the Agent and/or the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

Section 9.14    Date of Payment.

          Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

Section 9.15    Entire Agreement.

          This Agreement and the other Financing Documents are intended by the Agent, the Lenders and the Borrower to be a complete, exclusive and final expression of the agreements contained herein. Neither the Agent, the Lenders nor the Borrower shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

Section 9.16    Waiver of Trial by Jury.

          THE BORROWER, THE AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE AGENT AND/OR ANY OR ALL OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL.

          This waiver is knowingly, willingly and voluntarily made by the Borrower, the Agent and the Lenders, and the Borrower, the Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower, the Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

Section 9.17    Liability of the Agent and the Lenders.

          The Borrower hereby agrees that neither the Agent nor any of the Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent and/or any of the Lenders in making examinations, or investigations, or otherwise in perfecting, maintaining, or protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

          By inspecting the Collateral or any other properties of the Borrower or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower or to be given to the Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Agent and/or the Lenders.

Section 9.18    Indemnification.

          The Borrower agrees to reimburse and indemnify the Agent, each issuer of a Letter of Credit and each Lender, and each of their respective Affiliates, directors, officers, employees, agents and advisors for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such Person (each such Person being called an "Indemnitee") in any way relating to or arising out of this Agreement or any of the Financing Documents or any action taken or omitted by any Indemnitee under this Agreement or any of the Financing Documents, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from any such Indemnitee's gross negligence or willful misconduct. The obligations of the Borrower under this
Section 9.18 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.19    Waiver of Consequential Damages.

          To the extent permitted by applicable law, neither the Borrower nor any of its Subsidiaries may assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Financing Document or the use of the proceeds of any Loan or Letter of Credit.

Section 9.20    Syndication.

          In the event that the Credit Facilities (other than the Term Loan B Facility) cannot be successfully syndicated under the terms set forth in this Agreement and in the other Financing Documents (a successful syndication being one in which Bank of America, National Association is able to achieve its targeted hold of $35,000,000 and hold not more than 48% of the dollar amount of the Total Formula Loan Commitments), the Borrower agrees that the Agent and the Formula Lenders shall be entitled, subject to Section 9.2 and in consultation with the Borrower, to change the pricing, structure and other terms of the Credit Facilities (but not the total amount thereof) if the Agent determines such changes are necessary to ensure a successful syndication, provided that (a) the total amount of the Credit Facilities remains unchanged and (b) that such changes will not cause the Borrower to violate the Indenture and any amendments, waivers or consents thereunder.

WITNESS:                      REUNION INDUSTRIES, INC.

----------------------

----------------------

                              By:
                                 ------------------------------------

                              Its:
                                  -----------------------------------

STATE OF OHIO           )
                        )  ss:
COUNTY OF CUYAHOGA      )


  The foregoing instrument was acknowledged before me this ____ day of March, 2000, by ____________________ of Reunion Industries, Inc., a Delaware corporation, on behalf of the company.



                                 _____________________________
                                 Notary Public




               THE SIGNATURES OF THE AGENT AND THE LENDERS FOLLOW
               --------------------------------------------------

WITNESS:                      BANK OF AMERICA, NATIONAL ASSOCIATION,
                              as Agent
------------------------

------------------------      By:
                                 -----------------------------------

                              Its:
                                  ----------------------------------

WITNESS:                      BANK OF AMERICA, NATIONAL ASSOCIATION,
                              as a Lender

-------------------------

-------------------------     By:
                                 -----------------------------------

                              Its:
                                  ----------------------------------


                       BANK OF AMERICA, NATIONAL ASSOCIATION
          -------------------------------------------------------------------
             Credit Facility            Committed Amount       Pro Rata Share
          -------------------------------------------------------------------
          Revolving Credit Facility        $24,570,000             63%
          -------------------------------------------------------------------
          Term Loan A                      $16,254,000             63%
          -------------------------------------------------------------------
          Term Loan B                      $ 2,500,000             50%
          -------------------------------------------------------------------
          Capital Expenditure Line         $ 1,701,000             63%
          -------------------------------------------------------------------


Address:  Bank of America, National Association
          231 South LaSalle Street
          16th Floor
          Chicago, Illinois  60697
          Attention: Account Manager

WITNESS:                      CONGRESS FINANCIAL CORPORATION,
                              as a Lender

-------------------------

-------------------------     By:
                                 -------------------------------

                              Its:
                                  ------------------------------


           --------------------------------------------------------------------
              Credit Facility               Committed Amount     Pro Rata Share
           --------------------------------------------------------------------
           Revolving Credit Facility           $14,430,000            37%
           --------------------------------------------------------------------
           Term Loan A                         $ 9,546,000            37%
           --------------------------------------------------------------------
           Capital Expenditure Line            $   999,000            37%
           --------------------------------------------------------------------


Address:   Congress Financial Corporation
           1133 Avenue of the Americas
           New York, New York  10036
           Attention:  Mark Fagnani, Vice President

WITNESS:                      CONTRARIAN FUNDS, LLC,
                              as a Lender

--------------------------

--------------------------    By:  CONTRARIAN CAPITAL ADVISORS,
                                   LLC, as manager


                              By:
                                 ---------------------------------

                              Its:
                                  --------------------------------



          ---------------------------------------------------------------
            Credit Facility         Committed Amount       Pro Rata Share
          ---------------------------------------------------------------
          Term Loan B                   $1,778,500              35.57%
          ---------------------------------------------------------------



Address:  Contrarian Funds, LLC
          411 West Putnam Avenue
          Suite 225
          Greenwich, Connecticut 06830
          Attention:  David E. Jackson, Managing Member

WITNESS:                      CONTRARIAN CAPITAL ADVISORS, LLC,
                              as agent for certain entities, as a Lender

-----------------------

-----------------------       By:
                                 ----------------------------------

                              Its:
                                  ---------------------------------



         ----------------------------------------------------------------
           Credit Facility          Committed Amount       Pro Rata Share
         ----------------------------------------------------------------
         Term Loan B                     $721,500              14.43%
         ----------------------------------------------------------------



Address:   Contrarian Capital Advisors, LLC
           411 West Putnam Avenue
           Suite 225
           Greenwich, Connecticut 06830
           Attention:  David E. Jackson, Managing Member